UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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EXXON MOBIL CORPORATION
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Notice of 2024 Annual Meeting and Proxy Statement

April 11, 2024

Dear Shareholder:

We invite you to attend the annual meeting of shareholders on Wednesday, May 29, 2024, beginning promptly at 9:30 a.m. Central Time. The annual meeting of shareholders will be a virtual meeting. This format will help provide for a safe experience for our shareholders, employees, and other members of the community, and provide broader access and participation in the meeting versus an in-person meeting. Shareholders will be able to attend, vote, and submit questions during the annual meeting from any remote location that has Internet connectivity. We believe this approach provides for equitable participation and enhances accessibility to the meeting. Online access will be available approximately 15 minutes prior to the annual meeting start time at www.virtualshareholdermeeting.com/XOM2024. Please see page 5 for detailed instructions for attending and participating in the annual meeting.

At the meeting, you will hear a report on our business and vote on the following items:

•	Election of directors;

•	Ratification of PricewaterhouseCoopers LLP as independent auditors;

•	Advisory vote to approve executive compensation;

•	Four shareholder proposals contained in this proxy statement; and

•	Other matters if properly raised.

Only shareholders of record on April 3, 2024, or their valid proxy holders may vote at the meeting. We are first mailing these proxy materials to shareholders of record on or about April 11, 2024.

This booklet includes the formal notice of the meeting and proxy statement. The proxy statement tells you about the agenda, procedures, and rules of conduct for the meeting. It also describes how the Board operates, gives information about our director candidates, and provides information about the other items of business to be conducted at the meeting.

Financial information is provided separately in the 2023 Annual Report that accompanies or precedes the proxy materials or is made available online to all shareholders.

Your vote is important. Even if you own only a few shares, we want your voice to be represented at the meeting. You can vote your shares by Internet, toll-free telephone call, or proxy card. A preliminary summary of 2024 Proxy Voting Results will be available at exxonmobil.com after the annual meeting of shareholders and will be filed on a Form 8-K within four business days of the meeting.

Sincerely,

Craig S. Morford Secretary	Darren W. Woods Chairman of the Board

Darren W. Woods Chairman of the Board, Chief Executive Officer, Exxon Mobil Corporation

Dear Fellow Shareholders:

I am pleased to invite you to the 2024 Exxon Mobil Corporation virtual annual shareholder meeting on May 29, 2024.

As I reflect on the past year, I have tremendous pride in what our people accomplished – and great confidence that they will continue to deliver leading performance in the years ahead building on the progress we’ve made to improve our earnings power through a robust, long-term strategy, ambitious plans, and execution excellence.

In 2023, we sustained our industry-leading personnel safety performance1 and delivered outstanding financial and operational performance with industry-leading earnings, shareholder distributions, and three- and five-year total shareholder return. Since 2019, we’ve grown earnings at a compound annual growth rate (CAGR) of more than 40% and cash flow at a CAGR of more than 15% – both well ahead of our nearest peer.2 We brought three large projects on-line in Guyana, Beaumont, and Baytown, and we are advancing an array of large-scale projects toward startup in 2025 that none of our competitors can match. That includes starting up Yellowtail, the fourth production development in Guyana, as well as a world class chemical plant in Guangdong, China to supply the growing local market.

Society has two essential asks of our industry today: increase the supply of energy and products essential to modern life and reduce greenhouse gas emissions. That’s our “and” equation. At this year’s meeting, we’ll share how we continue to make progress to address both challenges to help meet society’s evolving needs.

This includes our work to strengthen our already advantaged portfolio – as seen in the Permian Basin and Guyana, where we grew year-over-year production by 18%, and in our Product Solutions business, where expansions in our Beaumont refinery and Baytown chemical complex have grown capacity significantly.

Value-accretive acquisitions also play a critical role. Denbury positions us to accelerate our lower-emission carbon capture and storage offerings and drive strong returns in our Low Carbon Solutions business. Pioneer Natural Resources, once closed, will further transform our already advantaged Upstream portfolio and lower emissions by accelerating Pioneer’s net-zero plans by 15 years.

Our plans include more than $20 billion in lower-emission investments through 2027. About half of that investment is focused on reducing our own emissions intensity, and half on reducing emissions for third parties. The portfolio of opportunities we see in carbon capture and storage, hydrogen, biofuels, and lithium production could reduce third-party emissions by more than 50 million metric tons per year by 2030 while generating attractive returns.3

On behalf of the Board and our entire Company, I want to thank you for your support as we work to grow long-term shareholder value.

I look forward to sharing more with you at our annual shareholder meeting.

Joseph L. Hooley Board of Directors, Lead Director, Exxon Mobil Corporation

Dear Fellow Shareholders:

During my two years as Independent Lead Director, I have worked with the other ExxonMobil directors to provide oversight of the Company’s efforts to implement its strategy. As demonstrated by our operating and financial results, the commitment and hard work of our people is paying off. ExxonMobil continues to be a leader in its established businesses and in developing exciting, new emission-reduction businesses. The Board remains focused on helping the Company build on its success and grow long-term value as we meet the evolving needs of society.

In recent years, we have added a number of new members to our Board with relevant and diverse skills. Since our last annual shareholder meeting, one additional highly qualified director joined the Board, and we expect to add two more once we complete the acquisition of Pioneer Natural Resources.

In deciding on new Board members, we look to complement and build on existing skills and experiences to strengthen the Board in providing effective oversight to help the Company’s management grow shareholder value. Each new director participates in comprehensive onboarding sessions with senior leaders covering a wide range of topics, including the Company’s strategies, objectives for major business lines and functional organizations, practices and policies, ethics, risk framework, the Global Outlook, technology, and capital allocation, as well as applicable legal and regulatory requirements.

The Board has a strong mix of experience with unique perspectives and valuable expertise to advise management in positioning ExxonMobil for continued success. Collectively and individually, our Board has vast knowledge and insights into critically important areas, including energy, climate science, technology, safety, geopolitics, risk management, public policy, security, and capital allocation, among others.

It is a privilege to work with such a talented group.

The Company’s leading results in 2023 continue to demonstrate the effectiveness of the strategy endorsed by the Board. Our Company must continue to invest in projects with: advantaged cost of supply, world-scale production of performance products, and emissions reductions for hard-to-decarbonize industries. Continued excellence in execution will be key in meeting our ambitious plan objectives.

ExxonMobil has set a high bar for 2024. I share Darren’s pride in what the Company and its people have accomplished. Thank you for the confidence you’ve placed in us and for your investment in this great Company.

[1]

Our workforce Lost-Time Incident Rate for 2020-2023 was 0.02 per 200,000 work hours, based on ExxonMobil 2020, 2021, 2022, and 2023 full-year performance data as of January 17, 2024. Performance data may include rounding. Workforce includes employees and contractors. Incidents include injuries and illnesses. Industry benchmark: The International Association of Oil & Gas Producers (IOGP) safety performance indicators and the American Fuel & Petrochemical Manufacturers (AFPM) Report of Occupational Injuries and Illnesses are the Upstream and Downstream industry benchmarks, respectively. IOGP safety performance indicators data converted from incidents per 1,000,000 work hours to incidents per 200,000 work hours. Performance data may include rounding. ExxonMobil analysis of data published by AFPM and IOGP. 2023 industry data not available at this time.

[2]

Industry-leading earnings CAGR calculated on the basis of earnings ex. identified items for ExxonMobil and adjusted net income sourced from Bloomberg for the industry peer group. Cash flow from operations used for industry-leading cash flow from operations CAGR is as reported in the statement of cash flows for the respective companies. Industry peer group includes BP, Chevron, Shell, and TotalEnergies.

[3]	See our website at investor.exxonmobil.com/news-events/corporate-plan-update

PROXY SUMMARY

ITEM 1 – Election of Directors

The Board recommends you vote FOR each of the nominees described in the following pages.

The Board of Directors has nominated the director candidates in this proxy statement, all of whom currently serve as ExxonMobil directors. All director nominees have stated they are willing to serve, if elected.

Personal information about each nominee and their extensive qualifications begins on Page 10.

ExxonMobil Board of Directors Nominees

Today, society has two essential asks of our industry: reliably provide affordable energy and products critical to modern life and reduce greenhouse gas emissions. ExxonMobil continues to deliver on both as it helps society solve the “and” equation. The Company is positioned to play a leading role in the energy transition, with a strategy built on its unique combination of global scale, technology, integrated businesses, functional excellence, and world-class people. This strategy has built globally competitive businesses that lead the industry in absolute earnings and cash flow, while retaining investment flexibility across an advantaged portfolio of evolving opportunities to grow long-term shareholder value.

The Board of Directors oversees ExxonMobil’s strategy and planning process. Each director brings a distinctive mix of skills, expertise, and experience that strengthens Board deliberations and decision making. Important Board competencies include experience in capital-intensive and cyclical industries, the energy transition, climate science, public policy, and technological research and development. The Board refreshment process is led by the Nominating and Governance Committee, which incorporates the perspectives of investors and external experts in its search for highly qualified candidates with diverse, relevant backgrounds.

The Board has endorsed the Company’s plans through 2027. In the Upstream business, the Company will continue to actively manage its production portfolio with a focus on high-return, low-cost-of-supply assets, combined with structural cost savings and volume growth. In Product Solutions, the Company is focused on making the most of its leading portfolio by maintaining strong operating performance (including best in class safety), growing high-value products, reconfiguring integrated assets to meet demand, and by optimizing our value chains. The Company is also pursuing more than $20 billion in lower-emission investments, with approximately half focused on reducing the Company’s own emissions and half focused on providing solutions to lower the emissions of third parties.

The Board unanimously recommends you vote FOR each ExxonMobil director candidate.

Your vote makes a difference. To express appreciation for your participation,

ExxonMobil will make a $1 charitable donation to Khan Academy® for every retail shareholder account that votes before or at the Annual Shareholder Meeting on

May 29, 2024. See page 4 for more information.

2024 Proxy Statement	1

Board Tenure

ExxonMobil added eight new independent directors since January 2021 – more than 60% of the total current Board. Average tenure for current non-employee directors is 3.6 years.

>60%
of current directors have joined the Board since January 2021

Director Diversity

Diversity of thought, expertise, and experience is critical to good governance. Unique perspectives and experiences add value in working together as a collective body to represent the interests of all shareholders.

Director Independence

Independent directors comprise the majority of our Board, bringing expertise in a wide range of topics, including climate science, industrial operations, oil and gas development, sustainability, and investor perspectives, to their oversight of ExxonMobil’s strategy and plans.

>90%
of current directors are independent based on NYSE and our additional standards

Additional Information

Director oversight	Page 22
Director qualifications	Page 24
Director tenure	Page 31

2	2024 Proxy Statement

Strategy delivered industry-leading results in 2023

Earnings $36 billion	Shareholder distributions >$32 billion	Cash flow from operations $55 billion

Upstream production >18% growth from Guyana and Permian, expanding low-cost-of-supply production	Refining capacity 250 kbd expansion at refinery in Beaumont, Texas, contributed to record throughput[1]	Performance chemical capacity 750 kta expansion in Baytown, Texas, growing volume and improving product mix

Strategic Priorities

ExxonMobil uses its industry-leading competitive advantages to provide innovative solutions that meet society’s evolving needs, advance broader stakeholder objectives, and provide long-term shareholder value. To do this consistently over the long term, we must focus on five key priorities.

Leading performance	Industry-leading performance in shareholder returns, earnings and cash flow growth, safety, reliability, emissions intensity, and cost and capital efficiency.

Essential partner	Creating win-win solutions for our customers, partners, and broader stakeholders.

Advantaged portfolio	Developing and deploying a portfolio of lower-emission assets and products that outperform competition and grow value across a range of price environments.

Innovative solutions	Providing new products, approaches, and technologies to improve competitiveness and accelerate large-scale deployments.

Meaningful development	Maintaining an organization with world-class talent by attracting the best people and providing unrivaled opportunities for personal and professional growth.

Investing to increase supply and reduce emissions

ExxonMobil continues to invest to help solve both sides of the “and” equation, with investments of $23 billion to $25 billion expected in 2024 to grow its portfolio of advantaged, low-cost-of-supply assets, further shift product mix to higher-value, higher-margin performance products, and reduce emissions.

In addition to the approximately $5 billion all-stock Denbury acquisition, ExxonMobil is pursuing more than $20 billion in lower-emission investments from 2022 through 2027. About 50% of these investments are targeted at reducing emissions from operated assets, with the balance going toward reducing the emissions of others.

ITEM 2 – Ratification of Independent Auditors The Board recommends you vote FOR this proposal.

The ExxonMobil Audit Committee has appointed PricewaterhouseCoopers LLP (PwC) to audit ExxonMobil’s financial statements for 2024.	Page 43 Additional information about the Audit Committee’s appointment of PwC and PwC’s fees for 2022 and 2023
You are asked to ratify that appointment.

ITEM 3 – Advisory Vote to Approve Executive Compensation The Board recommends you vote FOR this proposal.

ExxonMobil asks you to vote on a non-binding resolution to approve the compensation of the Named Executive Officers.	Page 46 Additional information about ExxonMobil’s compensation program

ITEMS 4 through 7 – Shareholder Proposals The Board recommends you vote AGAINST each of these proposals.

You will have the opportunity to vote on shareholder proposals submitted to ExxonMobil.	Page 79 The text of these proposals, the proponents’ statements in support, and ExxonMobil’s responses

[1]	Highest annual global refinery throughput (2000-2023) since Exxon and Mobil Merger in 1999, based on current refinery circuit.

2024 Proxy Statement	3

GENERAL INFORMATION

Who May Vote

Shareholders of ExxonMobil, as recorded in our stock register on April 3, 2024, may vote at the meeting according to the instructions below.

How to Vote

Your vote is important. We recommend you vote by proxy even if you plan to participate in the virtual meeting. You may vote at the annual meeting according to the instructions below or by proxy.

In Appreciation for Your Vote

ExxonMobil will make a $1 charitable donation to Khan Academy® in appreciation of every retail shareholder account that votes prior to or at the meeting.

Khan Academy is a nonprofit organization working to provide a free, world-class education for anyone, anywhere. Khan Academy, Inc. offers practice exercises, instructional videos, and a personalized learning dashboard that empower learners of all ages to study at their own pace in and outside of the classroom. Their offerings help students succeed in math, science, computing, economics, and more, including test preparation (SAT, LSAT, and more). All Khan Academy content is available for free at www.khanacademy.org. Khan Academy also empowers teachers by providing classroom insights and detailed student profiles that help identify gaps in student learning and provide tailored instruction. Millions of students from all over the world, each with their own unique story, learn at their own pace on Khan Academy every single day.

How Proxies Work

ExxonMobil’s Board of Directors is asking for your proxy. Giving us your proxy means you authorize us to vote your shares at the meeting in the manner you direct on the proxy card from the Board of Directors.

If your shares are held in your name, you can vote by proxy in one of three convenient ways:

Online Follow the instructions at envisionreports.com/xom. You will need to have your proxy card or Notice of Internet Availability (Notice) in hand.	Telephone Call toll-free 1-800-652-8683 or 1-781-575-2300 (outside the United States, Canada, and Puerto Rico), and follow the instructions. You will need to have your proxy card or Notice in hand.

Mail

Complete, sign, date, and return your

proxy card in the enclosed

envelope. If you receive a Notice and

would like to vote by mail, please

follow the instructions in the Notice

to obtain paper proxy materials.

If you give us your signed proxy but do not specify how to vote, we will vote your shares as follows:

•	For the election of all director candidates nominated by the ExxonMobil Board;

•	For ratification of the appointment of independent auditors;

•	For approval of the compensation of the Named Executive Officers; and

•	As recommended by the Board with respect to shareholder proposals.

If you hold shares through someone else, such as a brokerage firm, bank, or intermediary, you will receive materials from that firm asking how you want to vote. Check the voting form used by that firm as most offer online or telephone voting in addition to mail.

4	2024 Proxy Statement

Attendance at the Annual Meeting

You have received this proxy statement because you are a shareholder as of the record date. Attendance at the annual meeting through the website www.virtualshareholdermeeting.com/XOM2024 or any adjournment or postponement thereof will be limited to shareholders of the Company as of the close of business on the record date and to guests. You will not be able to attend the annual meeting in person at a physical location. Separate instructions for how to attend the annual meeting as a shareholder and have the ability to vote and/or submit a comment or question during the annual meeting are provided below for Registered Shareholders (those who hold shares through our transfer agent, Computershare, or participate in the Savings Plan) and Beneficial Shareholders (generally, those who hold shares through a bank or brokerage account).

Registered Shareholders must pre-register by 4:00 p.m. Central Time on May 22, 2024.

For Registered Shareholders who hold shares through our transfer agent, Computershare, or participate in the Savings Plan, you must request a 16-digit virtual meeting access (VMA) control number no later than 4:00 p.m. Central Time on Wednesday, May 22, 2024.

To request a VMA control number, please email Computershare at legalproxy@computershare.com with “VMA Request” in the subject line. Include your full name exactly as it appears on your account and include a copy of your proxy card or Notice. Alternatively, if you received your voting instructions via email, you may forward or attach that email. The 15-digit voter control number on your proxy card, Notice, or email allows you to vote your shares prior to and during the meeting but does not provide access to the virtual meeting as a shareholder. You will receive an email response from Computershare within seven days of your request. The email response will include your VMA control number and instructions to attend the virtual meeting. Please check that you have received a response in advance of the meeting, as it may be possible that the email may be in your email spam or junk folder.

Beneficial Shareholders

For Beneficial Shareholders who hold their shares through an intermediary, such as a bank or brokerage firm, the 16-digit control number can be found on the Notice of Internet Availability (Notice), voting instruction form, or other instructions you receive from your bank, brokerage firm, or other intermediary. Beneficial Shareholders can use their 16-digit control number to log in to attend the meeting, submit questions, and vote during the meeting. Beneficial Shareholders who did not receive a 16-digit control number from their bank or brokerage firm who wish to attend the meeting should follow the instructions from their bank or brokerage firm, including any requirement to obtain a legal proxy. Most brokerage firms or banks allow a shareholder to obtain a legal proxy either online or by mail.

Attending as a Guest

Shareholders who do not pre-register for the virtual annual meeting (as specified above) or who do not have their 16-digit control number may still attend the meeting virtually as a guest by accessing the annual meeting website, www.virtualshareholdermeeting.com/XOM2024, beginning 15 minutes prior to the annual meeting’s scheduled start time and following the instructions provided to attend as a guest.

Guests at the virtual annual meeting will be able to listen to the meeting but will not be able to vote nor submit a comment or question during the annual meeting.

Submitting Questions and Voting at the Annual Meeting

Other than shareholders who attend as guests, all shareholders may submit questions and vote at the annual meeting by following the instructions that will be available on the annual meeting website. Even if you plan to attend the annual meeting, the Company recommends that you vote your shares in advance, so that your vote will be counted if you later decide not to attend the annual meeting. Please note the additional information below for Registered Shareholders on voting during the annual meeting.

Registered Shareholders can continue to vote their shares during the annual meeting by following the instructions that will be available on the annual meeting website and using the 15-digit voter control number displayed on your proxy card, Notice, or meeting materials email for the annual meeting. The 15-digit voter control number will not provide you access to the virtual annual meeting. For instructions on attending the annual meeting, please reference the section above titled “Attendance at the Annual Meeting.”

2024 Proxy Statement	5

Submitting a Question Prior to the Annual Meeting

Shareholders may submit a comment or question prior to the annual meeting, beginning on May 1, 2024, by visiting

exxonmobil.com/investor and following the instructions on the website.

Questions received prior to or during the annual meeting will be answered as allotted time permits. In order to address as many topics as time permits, similar questions may be combined. In light of the number of business items on this year’s agenda and the need to conclude the annual meeting within a reasonable period of time, we cannot ensure that every shareholder who wishes to have a question or comment addressed during the annual meeting will be able to do so.

Virtual Meeting Technical Assistance

If you encounter technical difficulties accessing the virtual annual meeting, the meeting login page will include technical support line contact information. Technical support will be available beginning at 9:15 a.m. Central Time on May 29, 2024, and will remain available until the annual meeting has ended.

Important Notice Regarding the Availability of Proxy Materials for the Shareholders Meeting to be held on

May 29, 2024:

The 2024 Proxy Statement and 2023 Annual Report are available at www.edocumentview.com/xom.

Notice and Access

We distribute proxy materials to many shareholders via the Internet under the Securities and Exchange Commission’s (SEC) “Notice and Access” rules, thereby capturing cost and environmental benefits. On or about April 11, 2024, we mailed a Notice of Internet Availability of Proxy Materials (Notice) that contains information about our 2024 annual meeting of shareholders and instructions on how to view all proxy materials on the Internet. Also included are instructions on how to vote and how to request a paper or email copy of the proxy materials.

Electronic Delivery of Proxy Statement and Annual Report Documents

For shareholders receiving proxy materials by mail, you can elect to receive an email in the future that will provide electronic links to these documents. Opting to receive your proxy materials online will save the Company the cost of producing and mailing documents to you and will also give you an electronic link to vote your proxy.

•

Registered Shareholders: You may enroll in the electronic proxy delivery service at any time by going to computershare.com/exxonmobil. You may also revoke an electronic delivery election at this site at any time.

•

Beneficial Shareholders: If you hold your shares in a brokerage firm or bank account, you may also have the opportunity to receive copies of the proxy materials electronically. Please check the information provided in the proxy materials mailed to you by your bank, brokerage firm, or intermediary regarding the availability of this service.

Voting Shares in the ExxonMobil Savings Plan

The Trustee of the ExxonMobil Savings Plan will vote Plan shares as participants direct. If participants do not give instructions, the Trustee will vote shares as it thinks best. The proxy card serves to give voting instructions to the Trustee.

Revoking a Proxy for Registered Shareholders

You may revoke your proxy before it is voted at the meeting by:

•	Submitting a new proxy with a later date via a proxy card, online, by telephone, or by mail;

•	Notifying ExxonMobil’s Secretary in writing before the meeting; or

•	Voting during the meeting.

Confidential Voting

Independent inspectors count the votes. Your individual vote is kept confidential from us unless otherwise required by law or special circumstances exist. For example, a copy of your proxy card is sent to us if you write comments on the card.

6	2024 Proxy Statement

Quorum

In order to carry on the business of the meeting, we must have a quorum. This means at least a majority of the outstanding shares eligible to vote must be represented at the meeting, either by proxy or in person. Treasury shares, which are shares owned by ExxonMobil itself, are not voted and do not count for this purpose.

Votes Required

•

Election of Directors Proposal: Under ExxonMobil’s by-laws, in a non-contested election, a director nominee must receive a majority of votes cast in order to be elected to the Board of Directors. In a contested election (in which the number of nominees exceeds the number of directors to be elected), the plurality vote standard under New Jersey law applies. Under plurality voting, the director nominee with the most votes for a particular seat is elected for that seat. Abstentions and broker non-votes are not counted for purposes of the election of directors. A broker non-vote occurs when a bank, broker, or other holder of record that is holding shares for a beneficial owner does not vote on a particular proposal because the record holder does not have discretionary voting power and has not received instructions from the beneficial owner. If you own shares through a brokerage firm, bank, or intermediary, you must give the brokerage firm, bank, or intermediary instructions to vote your shares in the election of directors. You provide those instructions to your brokerage firm, bank, or intermediary by voting according to the directions on your proxy card or Notice by mail, online, or telephone. If you do not give your brokerage firm, bank, or intermediary instructions on voting your shares, then your shares will not be voted for this proposal.

Our Corporate Governance Guidelines, which can be found in the Corporate Governance section of our website at exxonmobil.com/governance, state that all directors will stand for election at the annual meeting of shareholders. However, as described below under Item 1. Election of Directors, in the event the Pioneer Natural Resources merger transaction closes on or before May 29, 2024, the directors appointed to the Board in connection with that transaction will not stand for election at the 2024 annual meeting. In a non-contested election of directors, any director nominee who receives a greater number of votes AGAINST his or her election than votes FOR such election shall tender his or her resignation. Within 90 days after certification of the election results, the Board of Directors will decide, through a process managed by the Nominating and Governance Committee and excluding the nominee in question, whether to accept the resignation. Absent a compelling reason for the director to remain on the Board, the Board shall accept the resignation. The Board will promptly disclose its decision and, if applicable, the reasons for rejecting the tendered resignation on Form 8-K filed with the Securities and Exchange Commission.

•

Other Proposals: Approval of the ratification of the appointment of independent auditors, the advisory vote to approve executive compensation, and the shareholder proposals require the favorable vote of a majority of votes cast. Only votes FOR or AGAINST these proposals count.

Abstentions count for quorum purposes but not for voting. Broker non-votes count as votes FOR the ratification of the appointment of independent auditors but do not count for voting on any of the other proposals.

Conduct of the Meeting

The Chairman has broad responsibility and legal authority to conduct the annual meeting in an orderly and timely manner. This authority includes establishing rules for shareholders who wish to address the virtual meeting. Only shareholders or their valid proxy holders may address the meeting. A copy of these rules will be available at the virtual meeting. The Chairman may also exercise discretion in recognizing shareholders’ comments or questions and in determining the extent of discussion on each item of business. In light of the number of business items on this year’s agenda and the need to conclude the meeting within a reasonable period of time, we cannot ensure that every shareholder who wishes to have a question or comment addressed during the meeting will be able to do so.

2024 Proxy Statement	7

Dialogue can also be facilitated with interested parties outside the meeting, and for this purpose, we have provided a method on our website at exxonmobil.com/directors for raising issues and contacting the non-employee directors in writing either by mail or electronically. The Chairman may also rely on applicable law regarding disruptions or disorderly conduct to ensure that the meeting is conducted in a manner that is fair to all shareholders. Shareholders who wish to make comments during the meeting should do so in writing. Shareholders may send their comments prior to the meeting in writing to the Secretary as set forth below.

Contact Information

If you have questions or need more information about the annual meeting, write to Mr. Craig S. Morford, Secretary, Exxon Mobil Corporation, 22777 Springwoods Village Parkway, Spring, TX 77389. Alternatively, send an email to shareholderrelations@exxonmobil.com.

For information about shares registered in your name or your Computershare Investment Plan account, call ExxonMobil Shareholder Services at 1-800-252-1800 or 1-781-575-2058 (outside the United States, Canada, and Puerto Rico), or access your account via the website at computershare.com/exxonmobil. We also invite you to visit ExxonMobil’s website, where investor information can be found at exxonmobil.com/investor. Shareholders may submit a comment or question in advance of the annual meeting beginning on May 1, 2024, by following the instructions on the website. Website materials are not part of this proxy solicitation.

8	2024 Proxy Statement

BOARD OF DIRECTORS

Item 1 – Election of Directors

Our Board of Directors has general oversight responsibility for ExxonMobil’s affairs pursuant to New Jersey’s General Corporation Law and ExxonMobil’s Restated Certificate of Incorporation and by-laws. In exercising its fiduciary duties, the Board represents and acts on behalf of ExxonMobil’s shareholders and is committed to strong corporate governance, as reflected through its policies and practices. The Board of Directors has nominated the director candidates named on the following pages. All of our nominees currently serve as ExxonMobil directors.

All director nominees have stated they are willing to serve if elected and have consented to be named in this proxy statement. If a nominee becomes unavailable before the election, your proxy authorizes the people named as proxies to vote for a replacement nominee if the Board names one. In any event, the Board size at the time of the meeting will equal the number of nominees nominated by the Board, and there will be no vacancy at the time of the meeting.

As previously disclosed, on October 10, 2023, the Corporation entered into an Agreement and Plan of Merger (Merger Agreement) among the Corporation, a wholly owned subsidiary of the Corporation (Merger Sub), and Pioneer Natural Resources Company (Pioneer), under which, upon the terms and subject to the conditions specified in the Merger Agreement, Merger Sub will merge with and into Pioneer (Merger) and Pioneer will become a wholly owned subsidiary of ExxonMobil. Pioneer shareholders approved the Merger on February 7, 2024. Closing of the Merger remains subject to expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the satisfaction or waiver of other closing conditions specified in the Merger Agreement.

The Merger Agreement provides that immediately following the effective time of the Merger, Mr. Scott D. Sheffield, Pioneer’s current Special Advisor to the Chief Executive Officer, and one director of Pioneer selected by Pioneer and reasonably acceptable to ExxonMobil, shall be appointed to ExxonMobil’s Board of Directors. In the event the effective time of the Merger occurs prior to ExxonMobil’s 2024 annual meeting of shareholders, ExxonMobil’s Board will use its authority to fill vacancies to appoint Mr. Sheffield and the additional Pioneer director as ExxonMobil directors at that time. Mr. Sheffield and the additional Pioneer director will not be included with ExxonMobil’s nominees for election by shareholders at the annual meeting but will be re-appointed by the Board immediately thereafter for a full term. The appointment of Mr. Sheffield and such other director will be subject to satisfaction of criteria under applicable law, New York Stock Exchange (NYSE) rules and guidelines, and criteria established by ExxonMobil generally applicable for membership on its Board.

2024 Proxy Statement	9

The Board unanimously recommends you vote FOR each of the following candidates:

Michael J. Angelakis
Independent director Director since 2021 Age 59 Committees: Audit; Executive; Finance (Chair)

Expertise provided to the Board:

Mr. Angelakis’ financial experience, highlighted by his executive leadership position (CFO) transforming Comcast while navigating the financial crisis of 2008, helps the Board to better understand financial risk and opportunities facing ExxonMobil. In addition to his extensive business career, Mr. Angelakis’ experience as Chairman of the Federal Reserve Bank of Philadelphia and Chairman and CEO of Atairos Group provides vital perspectives to the challenges ExxonMobil faces related to policy and financial risk.

Qualifications:

Atairos Group

•   Chairman & CEO (2015 to present)

Comcast Corporation

•   Vice Chairman & CFO (2011 to 2015)

•   Executive Vice President & CFO (2007 to 2011)

Providence Equity Partners

•   Managing Director and member of the Management and Investment Committees (1999 to 2007)

Current public company directorships:

Bowlero Corporation (December 2021 to present; Chair of the Nominating and Corporate Governance Committee)

Clarivate Plc (December 2021 to present; member of the Nominating and Governance Committee)

TriNet Group, Inc. (February 2017 to present; member of the Nominating and Corporate Governance and Compensation committees)

Previous public company directorships in last five years:

Groupon, Inc. (April 2016 to May 2021)

Hewlett Packard Enterprise Company (November 2015 to April 2020)

Other board experience:

Duke Energy Corporation (2015 to 2017)

Chairman of the Federal Reserve Bank of Philadelphia (2016 to 2018) and Deputy Chairman and board member (2012 to 2016)

Mr. Angelakis’ perspectives on the Finance Committee:

“Fundamentally, the cash that’s generated by the Company belongs to the shareholders. It’s their capital. The Board as a body, and the Finance Committee specifically, looks to help ensure that ExxonMobil has the right strategy to deploy that capital to deliver leading performance and strong returns to build long-term shareholder value. We focus on long-term sustainability of the operating performance and cash generation of the businesses, as well as the flexibility of the balance sheet and how we work through commodity cycles.”

Attributes and Skills:
Financial expertise and portfolio management
Public policy / regulatory experience
Risk management / investment stewardship experience
Public company board governance experience
Operation experience in capital-intensive industry
Global business experience

10	2024 Proxy Statement

Angela F. Braly
Independent director Director since 2016 Age 62 Committees: Compensation (Chair); Environment, Safety and Public Policy

Expertise provided to the Board:

Ms. Braly’s experience successfully leading WellPoint through the regulatory changes stemming from the Affordable Care Act helps the Board to better understand the risks and opportunities in industries that are challenged by government-led transformation. Her continued work in public policy and governance experience on the Board of Procter & Gamble, a 100,000+ employee company, further helps the Board navigate public policy issues that arise at a global public company.

Qualifications:

WellPoint, Inc. (formerly known as Anthem, Inc. and now known as Elevance Health, Inc.)

•   Chair (2010 to 2012)

•   President, CEO (2007 to 2012)

•   Executive Vice President, General Counsel, and Chief Public Affairs Officer (2005 to 2007)

Blue Cross Blue Shield of Missouri

•   CEO (2003 to 2005)

Current public company directorships:

Brookfield Asset Management Inc. (now Brookfield Corporation) (May 2015 to present; Audit Committee member)

The Procter & Gamble Company (December 2009 to present; Chair of the Governance & Public Responsibility Committee and Audit Committee member)

Previous public company directorships in last five years:

Lowe’s Companies, Inc. (November 2013 to July 2021)

Business and public policy affiliations:

Blue Cross Blue Shield Association (former Director); Business Council (former member); Business Roundtable (former member); Harvard Advisory Council on Health Care Policy (former member); Indiana Economic Development Corporation (former Director); and The Policy Circle (Co-Founder, Director, and Secretary)

Ms. Braly’s perspectives on the Compensation Committee:

“When you visit the employees working in the field, it’s inspiring to see the amount of responsibility they take for the success of the business and the care for the environment and communities. The Company’s philosophy is all about rewarding that performance, driving that accountability, and promoting retention because we’re investing in them as individuals for long careers.”

Attributes and Skills:
Public policy / regulatory experience
Public company board governance experience
Current / former CEO of large public company
Financial expertise and portfolio management
Risk management / investment stewardship experience

2024 Proxy Statement	11

Gregory J. Goff
Independent director Director since 2021 Age 67 Committees: Audit (Chair); Executive; Finance

Expertise provided to the Board:

Mr. Goff brings significant industry experience in the areas of exploration and production, marketing and logistics, refining, trading, and lower carbon solutions, including renewable fuels, from his leadership roles at ConocoPhillips and Andeavor. This deep understanding of operational processes at scale helps the Board refine its long-term strategies while providing effective oversight of management. Mr. Goff’s extensive transaction experience, in addition to his unique understanding of the regulatory risks related to the industry, provides a vital perspective to the ExxonMobil Board.

Qualifications:

Marathon Petroleum Corporation

•   Executive Vice Chairman (2018 to 2019)

Andeavor

•   Chair (2014 to 2018)

•   President & CEO (2010 to 2018)

ConocoPhillips

•   Over his 30-year career at ConocoPhillips, Mr. Goff held multiple roles in the areas of Exploration and Production, Downstream, and served as Senior Vice President of Commercial from 2008 to 2010.

Current public company directorships:

Avient Corporation (October 2011 to present; Chair of the Environmental, Health and Safety Committee, Governance Committee member)

Previous public company directorships in last five years:

Marathon Petroleum Corporation (October 2018 to December 2019)

MPLX LP (October 2018 to December 2019)

Enbridge Inc. (February 2020 to June 2021)

Other board experience:

Andeavor (2010 to 2018)

Andeavor Logistics LP (2011 to 2018)

American Fuel & Petrochemical Manufacturers (Chair 2015 to 2017)

Other affiliations:

Center for Growth and Opportunity (Director, Ecuador); NSHSS Foundation (Director, Education)

Mr. Goff’s perspectives on the Audit Committee:

“When it comes to the Company’s overall risk management approach and structure, cybersecurity, financial and accounting matters, and internal controls are all important. Our Audit Committee works closely with ExxonMobil’s management and its independent auditors to not only understand the interrelated risks ExxonMobil faces, but also to ensure the Company reduces and appropriately manages them.”

Attributes and Skills:
Leadership experience in large-scale energy / commodity business
Public company board governance experience
Current / former CEO of large public company
Global business experience
Public policy / regulatory experience
Low carbon solutions technology and safety experience
Financial expertise and portfolio management
Operation experience in capital-intensive industry
Risk management / investment stewardship experience

12	2024 Proxy Statement

John D. Harris II
Independent director Director since 2023 Age 62 Committees: Audit; Compensation

Expertise provided to the Board:

Mr. Harris brings to the Board a global perspective, as well as strategic, functional, and operational skills with a focus on customer success. He is a committed innovator and leader with a deep understanding of business transformation. Mr. Harris’ CEO and functional experience includes competencies in talent management, culture development, and strategic planning.

Qualifications:

Raytheon Technologies Corporation (1983 to 2020)

•   CEO, Raytheon International, Inc. (2013 to 2020)

•   Mr. Harris held various leadership positions, including serving as General Manager of Raytheon’s Intelligence, Information and Services business; President of Raytheon Technical Services Company; Vice President of Operations and Contracts for Raytheon’s Electronic Systems business; Vice President of Contracts for Raytheon’s government and defense businesses; Vice President of Contracts and Supply Chain for Raytheon Company; and Vice President of Business Development for Raytheon Company.

Current public company directorships:

Flex Ltd. (November 2020 to present; Compensation & People Committee member)

Cisco Systems, Inc. (June 2021 to present; member of Audit and Compensation & Management Development Committees)

Kyndryl Holdings, Inc. (September 2021 to present; Nominating & Corporate Governance Committee member)

Previous public company directorships in last five years:

None

Other affiliations:

Redwood Library and Athenaeum (Board member); McLaren Racing (Advisory Team member)

Attributes and Skills:
Public policy / regulatory experience
Global business experience
Operation experience in capital-intensive industry
Relevant scientific / technology experience
Risk management / investment stewardship experience
Financial expertise and portfolio management

2024 Proxy Statement	13

Kaisa H. Hietala
Independent director Director since 2021 Age 53 Committees: Audit; Finance

Expertise provided to the Board:

Ms. Hietala brings a breadth of industry experience, having led the transformation of an oil and gas company into one of the world’s largest producers of renewable diesel. In addition to her vast industry experience, Ms. Hietala’s academic background in geophysics helps the Board to better understand both the risks and opportunities ExxonMobil faces in its low carbon solutions technologies.

Qualifications:

Neste Corporation

•   Executive Vice President of Renewable Products and member of the Executive Committee (2014 to 2019)

•   Over her 20-year career at Neste Corporation, Ms. Hietala served in various roles, from exploration and production and crude trading to leading the strategic review that resulted in the Renewable Products segment.

Current public company directorships:

Rio Tinto Group (March 2023 to present; member of the Nominations Committee and Sustainability Committee)

Smurfit Kappa Group Plc (October 2020 to present; Senior Independent Director as of 2022; Chair of the Sustainability Committee)

Previous public company directorships in last five years:

Kemira Oyj (March 2016 to March 2021)

Other board experience:

Chair of Tracegrow Oy (2019 to present)

Sustainability and academic affiliations:

New Sustainability Oy (partner); Supervisory Board of Oulu University (member); Susformation Oy (Founder); and Sustainability Hub Advisory Board of Aalto University (former member)

Attributes and Skills:
Global business experience
Relevant scientific / technology experience
Risk management / investment stewardship experience
Low carbon solutions technology and safety experience
Operation experience in capital-intensive industry
Leadership experience in large-scale energy / commodity business
Financial expertise and portfolio management
Public company board governance experience

14	2024 Proxy Statement

Joseph L. Hooley
Lead Independent director Director since 2020 Age 67 Committees: Compensation; Executive; Nominating and Governance (Chair)

Expertise provided to the Board:

Mr. Hooley has extensive experience with institutional investors, having overseen the servicing of over $35 trillion of assets as well as the stewardship of over $4 trillion in capital as Chair and CEO at State Street. Mr. Hooley successfully transformed State Street in multiple ways, including driving a technological transformation, globalization of the business and investment portfolio, and navigating the post-financial crisis of 2008. Mr. Hooley’s unique background helps the Board better understand investors’ perspectives on risk and ensures those perspectives are incorporated into Board discussions with management on important strategic decisions.

Qualifications:

State Street

•   Chair (2011 to 2019)

•   CEO (2010 to 2018)

•   President & COO (2008 to 2014)

•   Executive Vice President and Head of Investor Services Division (2002 to 2008)

•   Vice Chairman and Global Business Experience Head of Investment Servicing and Investment Research and Trading (2006)

Boston Financial Data Services

•   President & CEO (1990 to 2000)

National Financial Data Services

•   President & CEO (1988 to 1990)

Current public company directorships:

Aptiv PLC (January 2020 to present; Chair of the Compensation and Human Resources Committee; Audit Committee member)

Previous public company directorships in last five years:

State Street Corporation (October 2009 to December 2019)

Other board experience:

Liberty Mutual Insurance (2019 to present)

Mr. Hooley’s perspectives on the Nominating and Governance Committee:

“We’ve added a considerable number of new directors in the past few years. These are proven leaders with diverse skills, experiences, and backgrounds that have complemented the Board’s capabilities. The Board’s mix of deep experience in areas relevant to ExxonMobil businesses ensures we are well-positioned to help guide the Company into an even more successful future.”

Attributes and Skills:
Current / former CEO of large public company
Public company board governance experience
Financial expertise and portfolio management
Risk management / investment stewardship experience
Global business experience

2024 Proxy Statement	15

Steven A. Kandarian
Independent director Director since 2018 Age 72 Committees: Compensation; Executive; Nominating and Governance

Expertise provided to the Board:

Mr. Kandarian’s 14 years of senior executive leadership experience at MetLife, where he led a significant transformation following the implementation of Dodd-Frank, brings a viewpoint vital to the Board when developing the long-term strategic plan and overseeing capital allocation across the portfolio. His former positions as CEO and CIO of a global large-cap insurance business, in addition to his previous work as a Federal regulator, provide the Board with critical insights related to geopolitical risks, government engagement, and risk management.

Qualifications:

MetLife, Inc.

•   President & CEO (2011 to 2019)

•   Chair (2012 to 2019)

•   Chief Investment Officer (2005 to 2011)

Pension Benefit Guaranty Corporation

•   Executive Director (2001 to 2004)

Current public company directorships:

Jackson Financial Inc. (February 2021 to present; Non-executive Chair; Chair of the Nominating & Governance Committee, Compensation Committee member)

Previous public company directorships in last five years:

AECOM (March 2019 to February 2021; Lead Independent Director; Chair of the Compensation Committee; member of the Audit Committee)

MetLife (May 2011 to April 2019)

Other board experience:

Director of Neuberger Berman (2015 to present)

Business and cultural affiliations:

The University of California, Berkeley, School of Law and Ceres ESG certification (recipient); Business Council (member); Business Roundtable (former member); Financial Services Forum (former member); Partnership for New York City (former Director); Institute of International Finance (former Director and Chair, Insurance Regulatory Committee); and the Lincoln Center for the Performing Arts (former Director)

Scientific and research affiliations:

Damon Runyon Cancer Research Foundation (Director)

Attributes and Skills:
Risk management / investment stewardship experience
Financial expertise and portfolio management
Current / former CEO of large public company
Public company board governance experience
Global business experience
Public policy / regulatory experience

16	2024 Proxy Statement

Alexander A. Karsner
Independent director Director since 2021 Age 57 Committees: Environment, Safety and Public Policy; Nominating and Governance

Expertise provided to the Board:

Mr. Karsner’s energy policy and diplomacy experience, in addition to his background in commercializing breakthrough energy technologies, provides the Board with important perspectives on geopolitical risks and investment opportunities for profitably managing the energy transition. Mr. Karsner’s public service as U.S. Assistant Secretary of Energy, a senior regulatory official, and a principal U.S. negotiator to the UN Framework Convention on Climate Change, contributes an in-depth understanding of U.S. and international energy policy. His energy sector experience, including energy infrastructure development in emerging markets, helps the Board better understand public- and private-sector considerations when executing strategy.

Qualifications:

X (formerly Google X) Alphabet’s Moonshot Factory

•   Senior Strategist (2013 to present)

Emerson Collective

•   Managing Partner (2016 to 2019)

Hudson Private Equity

•   Senior Advisor (2009 to 2014)

Vantage Point Venture Capital

•   Senior Advisor, Venture Partner (2009 to 2014)

Department of Energy

•   U.S. Assistant Secretary (2006 to 2008)

Current public company directorships:

Applied Materials, Inc. (September 2008 to present; member of the Corporate Governance & Nominating and Human Resources & Compensation Committees)

Previous public company directorships in last five years:

Broadscale Acquisition Corp. (February 2021 to January 2023)

Business and public policy experience:

Council on Foreign Relations Working Group on Energy Transition (co-chair), and U.S.-India and U.S.-China Track II diplomatic climate bi-laterals; National Petroleum Council (former member); Energy Futures Initiative; Trilateral Commission (member); Gas Technology Institute (former Director); Argonne National Laboratory (former Director)

Sustainability, scientific, and academic affiliations:

Rice University Institute for Material Science (Director); Conservation International (Director); Elemental Labs (Founder, Chairman); National Marine Sanctuary Foundation (Trustee Emeritus); Aspen Institute Clean Energy Forum (Founder); American Academy of Arts & Sciences Accelerating Climate Action Commission (member); Stanford University Precourt Institute for Energy (member, Board of Advisors); Hoover Institution Shultz-Stephenson Energy Task Force (member); Stanford Natural Capital Project (Advisory Board); MIT Media Lab (Advisory Board)

Attributes and Skills:
Risk management / investment stewardship experience
Public policy / regulatory experience
Relevant scientific / technology experience
Low carbon solutions technology and safety experience
Financial expertise and portfolio management
Global business experience

2024 Proxy Statement	17

Lawrence W. Kellner
Independent director Director since 2023 Age 65 Committees: Environment, Safety and Public Policy; Nominating and Governance

Expertise provided to the Board:

Mr. Kellner brings extensive experience in a highly regulated and capital-intensive industry, having served as CEO, COO, and Chair of Continental Airlines. Mr. Kellner’s deep operational understanding and executive leadership help the Board understand how best to develop a long-term strategy for a capital-intensive industry.

Qualifications:

Emerald Creek Group, LLC

•   President (2010 to present)

Continental Airlines, Inc.

•   Chairman & CEO (2004 to 2009)

•   President & COO (2003 to 2004)

•   President (2001 to 2003)

Current public company directorships:

The Boeing Company (October 2011 to present; Independent Chair December 2019 to present; member of the Aerospace Safety and Governance & Public Policy Committees)

Previous public company directorships in last five years:

Marriott International, Inc. (July 2002 to May 2022; Lead Independent Director from 2013 to 2022)

Sabre Corporation (August 2013 to April 2020; Chair of the Board from August 2013 to January 2020)

Attributes and Skills:
Current / former CEO of large public company
Public company board governance experience
Risk management / investment stewardship experience
Public policy / regulatory experience
Global business experience
Operation experience in capital-intensive industry
Financial expertise and portfolio management
Low carbon solutions technology and safety experience

18	2024 Proxy Statement

Dina Powell McCormick
Independent director Director since 2024 Age 50 Committees: Environment, Safety and Public Policy; Nominating and Governance

Expertise provided to the Board:

Ms. Powell McCormick brings a rare level of geopolitical, national security, and economic expertise. Her knowledge in these areas and experience leading Goldman Sachs’ sustainability efforts help the Board provide oversight of the Company’s global strategy and plans. Her investment experience, service in diplomatic and national security roles, and proven ability to navigate cultural and societal challenges, provides a vital understanding of an ever-changing global marketplace.

Qualifications:

BDT & MSD Partners (2023 to present)

•   Vice Chairman, President & Global Head of Client Services (2023 to present)

The Goldman Sachs Group Inc. (2007 to 2023)

•   Global Head of Sustainability and Inclusive Growth (2018 to 2023)

•   President, Goldman Sachs Foundation and Global Head of Corporate Engagement (2010 to 2017)

•   Managing Director (2007 to 2010)

Executive Office of the President (2003 to 2005; 2017 to 2018)

•   Deputy National Security Advisor and Assistant to the President (2017 to 2018)

•   Assistant to the President, Presidential Personnel (2003 to 2005)

•   Deputy Assistant to the President, Presidential Personnel (2001 to 2003)

Current public company directorships:

None

Previous public company directorships in last five years:

None

Other affiliations:

Robin Hood Foundation (Chair); National Geographic Society Board (Trustee); Lincoln Center for the Performing Arts (Trustee); Mount Sinai Health System (Trustee); Atlantic Council (Board member); U.S. Department of State (Assistant Secretary of State, Educational and Cultural Affairs); Republican National Committee (Director, Congressional Affairs); U.S. House of Representatives (Staff Member)

Attributes and Skills:
Risk management / investment stewardship experience
Public policy / regulatory experience
Global business experience
Financial expertise and portfolio management
Low carbon solutions technology and safety experience

2024 Proxy Statement	19

Jeffrey W. Ubben
Independent director Director since 2021 Age 62 Committees: Environment, Safety and Public Policy; Finance

Expertise provided to the Board:

Having served on over 20 public company boards, Mr. Ubben brings a long history of successfully challenging and working alongside boards and management teams to grow value for shareholders. His expertise in return-driven, environmental, and socially active investing, including his unique knowledge and experience investing in the energy transition, helps the Board make better strategic and investing decisions around low carbon solutions, including carbon capture and hydrogen technologies.

Qualifications:

Inclusive Capital Partners, L.P.

•   Founder, Portfolio Manager, and Managing Partner (2020 to present)

•   Inclusive Capital Partners is focused on increasing shareholder value and promoting sound environmental, social, and governance practices

ValueAct Capital Management, L.P.

•   Founder & CEO (2000 to 2020)

•   CIO (2000 to 2017)

Blum Capital Partners, L.P.

•   Managing Partner (1995 to 2000)

Fidelity Investments

•   Served in various positions including Portfolio Manager and Research Analyst (1987 to 1995)

Current public company directorships:

None

Previous public company directorships in last five years:

Vistry Group Plc (March 2023 to January 2024)

Enviva Inc. (June 2020 to November 2023)

Fertiglobe Plc (November 2021 to March 2023)

AppHarvest, Inc. (May 2019 to March 2022)

Nikola Corporation (September 2019 to February 2022; Chair of the Nominating and Corporate Governance Committee)

The AES Corporation (January 2018 to March 2021)

Other affiliations:

World Wildlife Fund (Board member); E.O. Wilson Biodiversity Foundation (Board member); The Redford Center (Board member); and Duke University (Board member); Bayer Sustainability Council (Council Member)

Attributes and Skills:
Financial expertise and portfolio management
Risk management / investment stewardship experience
Relevant scientific / technology experience
Low carbon solutions technology and safety experience
Public company board governance experience

20	2024 Proxy Statement

Darren W. Woods
Chairman of the Board, Chief Executive Officer Director since 2016 Age 59 Committees: Executive (Chair); Finance

Expertise provided to the Board:

Mr. Woods brings more than 30 years of global industry experience managing highly sophisticated, safety-critical operations and has held a number of senior leadership roles in multiple international business units prior to being promoted to CEO. His in-depth understanding of Company operations; knowledge of global business, markets, and strategy; and experience leading transformational change, helps the Board to better understand and navigate the complex issues associated with transforming a multi-dimensional, capital intensive commodity business through a thoughtful, long-term energy transition.

Qualifications:

ExxonMobil (1992 to present)

•   Chairman & CEO (2017 to present)

•   President (2016 to present)

•   Senior Vice President (2014 to 2015)

•   Vice President, and President, ExxonMobil Refining & Supply Company (2012 to 2014)

Current public company directorships:

None

Previous public company directorships in last five years:

None

Business affiliations:

Business Roundtable (member); American Petroleum Institute (former Chair); Business Council (member); Center for Strategic and International Studies (Trustee); Oil and Gas Climate Initiative; and National Petroleum Council (former Chair)

Mr. Woods’ perspectives on the ExxonMobil Board:

“To successfully meet today’s challenges, leaders need to be level-headed and clear-eyed, with a perspective based on data and objective analysis. And they need to talk straight. Today, society has two essential asks of our industry: provide the energy and products the world needs to support modern living standards and reduce greenhouse gas emissions. These are not mutually exclusive objectives. As Chairman and CEO, I’m focused on doing both – solving the ‘and’ equation to meet society’s evolving needs while building long-term shareholder value.”

Attributes and Skills:
Current / former CEO of large public company
Global business experience
Leadership experience in large-scale energy / commodity business
Operation experience in capital-intensive industry
Public company board governance experience
Public policy / regulatory experience
Low carbon solutions technology and safety experience
Financial expertise and portfolio management
Risk management / investment stewardship experience

2024 Proxy Statement	21

CORPORATE GOVERNANCE

Overview

The Board of Directors and its committees perform a number of functions for ExxonMobil and its shareholders, including:

•	Overseeing the management of the Company on your behalf, including oversight of risk management;

•	Reviewing ExxonMobil’s long-term strategic plans;

•	Exercising direct decision-making authority in key areas, such as declaring dividends;

•	Selecting the Chief Executive Officer (CEO) and reviewing the CEO’s performance;

•	Reviewing development and succession plans for ExxonMobil’s top executives; and

•	Gathering insights and sharing perspectives from shareholders during engagements and other communications.

The Board has adopted Corporate Governance Guidelines that govern the structure and functioning of the Board and set out the Board’s position on a number of governance issues. A copy of our current Corporate Governance Guidelines is posted on our website at exxonmobil.com/governanceguidelines.

Risk Oversight

The full Board of Directors provides oversight of key risks to ExxonMobil’s business. The Board throughout the year participates in reviews with management on the Company’s business, including identified risk factors. As a whole, the Board reviews litigation and other legal matters; political contributions, budget, and policy; lobbying costs; developments in climate science and policy; the Global Outlook, which projects world energy supply and demand to 2050; the Advancing Climate Solutions Report; stewardship of business performance; and long-term strategic plans. The Board receives updates and reviews from both internal ExxonMobil and external experts on issues of importance to the Company.

The Board, including the Environment, Safety and Public Policy Committee, periodically visits an ExxonMobil operations site. These visits enable the directors to observe and provide input on safety, operating practices, environmental performance, technology, products, industry and corporate standards, and community engagement.

The Board oversees a broad spectrum of interrelated risks with assistance from its committees. This integrated risk management approach facilitates recognition and oversight of important risk interdependencies.

Audit Committee oversees risks associated with financial and accounting matters, including compliance with legal and regulatory requirements and the Company’s financial reporting and internal control systems. At least annually, the Audit Committee also reviews ExxonMobil’s overall risk management approach and structure, including cybersecurity risks and preparedness.

Nominating and Governance Committee oversees Board structure and matters of corporate governance, including Board evaluation and director refreshment. It also coordinates identification of external experts to address the Board and sets the criteria for shareholder engagement with directors.

Compensation Committee reviews executive compensation, which is designed to promote accountability to maximize shareholder value over the long term while effectively managing longer-term risks, including those related to the energy transition. The Committee also assesses each element of the compensation program to ensure that these do not create any material adverse risks to the Company and do not encourage executives to take risks that may not be aligned with shareholders’ long-term interests.

Environment, Safety and Public Policy Committee oversees operational risks such as those relating to employee and community safety, health, environmental performance, including actions taken to address climate-related risks, and security matters. The Committee also reviews and provides advice on objectives, policies, and programs related to lobbying activities and political and other contributions.

Finance Committee reviews the Company’s capital structure/capital allocation and its financial policies, practices, and strategies.

22	2024 Proxy Statement

Each Board committee has the authority in its sole discretion to retain and oversee the work of such outside advisors as it deems appropriate and to approve the fees and expenses of such advisors. The Board receives regular updates from the committees and believes this structure is best suited for overseeing risk.

Board Leadership Structure

The Board believes that the decision as to who should serve as Chairman and/or CEO is the proper responsibility of the Board. The Board retains authority to amend the by-laws to separate the positions of Chairman and CEO at any time and regularly considers the pros and cons of such separation or combination. At the present time, the Board believes the interests of all shareholders are best served through a leadership model with a combined Chairman/CEO position and an independent Lead Director selected by and from the independent directors.

The current CEO possesses an in-depth knowledge of the Company; its integrated, multinational operations; the evolving energy industry supply and demand fundamentals; and the array of challenges and opportunities presented by the energy transition. This knowledge was gained through more than 30 years of successful experience in progressively more senior positions, including domestic and international responsibilities.

The Board believes that these experiences and other insights put the CEO in the best position to provide broad leadership for the Board as it considers strategy and exercises its fiduciary responsibilities to shareholders. Further, the Board has demonstrated its commitment and ability to provide independent oversight of management.

The Board is comprised solely of independent directors other than the CEO, and 100% of the Audit, Compensation, Nominating and Governance, and Environment, Safety and Public Policy Committee members are independent. Each independent director has access to the CEO and other Company executives and employees, and is empowered to call meetings of the independent directors and request agenda topics to be added or addressed in more detail at meetings of the full Board or an appropriate Board committee.

The Board believes the Lead Director provides effective independent Board leadership. Joseph L. Hooley serves as Lead Director and is expected to remain in the position through the annual meeting of shareholders.

The Lead Director’s authority, under the Corporate Governance Guidelines, includes:	The Lead Director also serves as Chair of the Nominating and Governance Committee with authority that includes:

•   Calling, chairing, and setting the agenda for executive sessions of the non-employee directors;

•   Providing feedback to the Chairman;

•   Chairing meetings of the Board in the
absence of the Chairman;

•   Reviewing and approving the schedule and agenda for all Board meetings and reviewing associated materials distributed to the
directors, in consultation with the Chairman;

•   Advising the Chairman on the quality,
quantity, and timeliness of information flow;

•   Reviewing committee meeting schedules;

•   Engaging with shareholders, as appropriate; and

•   Leading the annual performance evaluation
of the Board.

•   Establishing the criteria for director engagement with shareholders;

•   Providing comments and suggestions to the Board on Board committee structure, operations, member qualification, and member appointment;

•   Overseeing independent director succession planning, remuneration, requests for additions to board memberships, and resignations;

•   Establishing and maintaining procedures for interested parties to communicate with non-employee directors;

•   Considering Board governance practices and procedures, including any changes to governance guidelines; and

•   Providing oversight of the performance and effectiveness of the evaluation process for the Board and its committees.

In addition, the Lead Director, working together with the Compensation Committee, oversees the annual evaluation of the CEO, the communication of resulting feedback to the CEO, and the review of CEO succession plans.

2024 Proxy Statement	23

Board and Committee Self-Evaluations

Each year, the Board and each of the Board committees conduct a comprehensive evaluation of their performance and effectiveness and solicit feedback for enhancement and improvement. The Lead Director, as Chair of the Nominating and Governance Committee, oversees the Board evaluation process and will periodically engage outside counsel to bring a third-party perspective to the process.

As part of the Board’s robust assessment, the Lead Director or outside counsel, as applicable, will ask each director for suggestions to improve Board and Board committee effectiveness and feedback on a range of issues, including Board leadership, culture, purpose, and strategy; Board composition and structure; individual director performance; quality of deliberations and communication with management; and oversight of risk management. The Board reviews and discusses the feedback during an evaluation session facilitated by the Lead Director, providing an opportunity for directors to identify areas for improvement.

Director Time Commitments

Service on the ExxonMobil Board requires a substantial time commitment. It is expected that our directors will serve on the boards of other companies only to the extent that, in the judgment of the ExxonMobil Board, such services do not detract from the director’s ability to devote the necessary time and attention to ExxonMobil. The Nominating and Governance Committee reviews all directors’ service on the boards of other companies at least annually. To avoid potential conflicts of interest, directors may not accept a seat on any additional company board without first reviewing the matter with the Nominating and Governance Committee.

Director Qualifications

ExxonMobil’s Corporate Governance Guidelines outline the qualifications sought when considering non-employee director candidates. The Corporate Governance Guidelines state in part:

“ExxonMobil recognizes the strength and effectiveness of the Board reflects the balance, experience, and diversity of the individual directors; their commitment; and importantly, the ability of directors to work effectively as a group in carrying out their responsibilities. ExxonMobil seeks candidates with diverse backgrounds who possess knowledge and skills in areas of importance to the Corporation.”

Within the scope of the Corporate Governance Guidelines, we seek director candidates with a diversity of experiences and backgrounds, including gender and race/ethnic diversity, with a focus on the key director competencies described in more detail in the “Competencies” matrix below.

Additional considerations for director candidates include: a substantial majority of the Board must meet independence standards as described in the Corporate Governance Guidelines; all candidates must be free from any relationship with management or the Corporation that would interfere with the exercise of independent judgment; candidates should be committed to representing the interests of all shareholders and not any particular constituency; and the Board must include members who satisfy legal and stock exchange requirements for certain Board committees.

All directors are expected to adhere to the Company’s policies and procedures, including the Conflict of Interest Policy and Ethics Policy. See the Code of Ethics and Business Conduct section below for additional information.

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The Board is comprised of directors with an effective mix of backgrounds, knowledge, and skills that the Board considers relevant and beneficial in fulfilling its oversight role. The chart below provides a summary of the competencies of the current ExxonMobil Board and explains why these are important.

ExxonMobil Board competencies and Director qualifications

Current / former CEO of large public company
An understanding of the complexities inherent in running a large public company provides a unique perspective that helps the Board independently oversee the Company’s management, long-term strategic planning, shareholder value creation, human capital management, risk oversight, governance, and shareholder engagement.

Public company board governance experience
Current or prior service as a Chair, Lead Director, Committee Chair, or other significant leadership position on the board of other public companies provides governance experience essential to ensure that the Board continues to maintain the right balance of skills and attributes needed to address the Company’s current and evolving risks and opportunities and to ensure that the Board is focusing on appropriate matters and functioning as an effective and cohesive independent oversight body.

Global business experience
Leadership experience in a multinational business that operates across diverse and evolving political conditions, economic systems, and cultures provides valuable perspectives for oversight of the risks and opportunities within the Company’s extensive global business and operations.

Risk management / investment stewardship experience
Experience managing a broad array of enterprise risks and stewarding investor capital through varied and challenging market conditions, business cycles, and business transitions provides critical expertise to better develop and oversee execution of the

Company’s long-term strategies.

Financial expertise and portfolio management
Expertise in finance, accounting, financial reporting, and portfolio management is essential to the Board’s oversight of the Company’s capital allocation, risk management strategies, and internal financial controls and procedures.

Public policy / regulatory experience
Deep understanding of public policy and regulatory matters relevant to the Company’s businesses and global reach assists the Board in developing its long-term strategies by incorporating current and potential changes in public policy and regulation.

Leadership experience in large-scale energy / commodity business
Understanding the unique challenges of large-scale energy or other cyclical or commodity businesses provides critical insight for assessing Company strategies, challenges, and opportunities in operations, risks, and business transitions.

Operation experience in capital-intensive industry
Leadership experience in a business with capital-intensive industrial operations, involving complex engineering and long-lived assets, provides critical insight for assessing the risks and opportunities that face the Company in its long-term capital deployment decisions and for overseeing its financial and operational performance.

Relevant scientific / technology experience
Experience applying science and technology, including climate science, to large-scale challenges and investments in new and emerging technologies relevant to the Company’s businesses and scale provides sound guidance as the Company navigates the complex challenges of helping society meet the world’s energy needs and reduce carbon emissions.

Low carbon solutions technology and safety experience
Experience in environmental and safety operations, including lower carbon technologies, strengthens the Board’s oversight of the Company’s current and future business operations and promotes long-term sustainability.

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Director & key qualifications

Michael J. Angelakis

Mr. Angelakis’ financial experience, highlighted by his executive leadership position (CFO) transforming Comcast while navigating the financial crisis of 2008, helps the Board to better understand financial risk and opportunities facing ExxonMobil. In addition to his extensive business career, Mr. Angelakis’ experience as Chairman of the Federal Reserve Bank of Philadelphia and Chairman and CEO of Atairos Group provides vital perspectives to the challenges ExxonMobil faces related to policy and financial risk.

Susan K. Avery (not standing for re-election)

Dr. Avery brings extensive experience as an atmospheric scientist and engineer. Her work at the University of Colorado Boulder and Woods Hole Oceanographic Institution puts her at the leading edge of climate research, including the evolving field of earth system science. This unique perspective helps the Board better understand the technological opportunities available in low carbon solutions as well as providing effective oversight to the climate-related risks facing ExxonMobil.

Angela F. Braly

Ms. Braly’s experience successfully leading WellPoint through the regulatory changes stemming from the Affordable Care Act helps the Board to better understand the risks and opportunities in industries that are challenged by government-led transformation. Her continued work in public policy and governance experience on the board of Procter & Gamble, a 100,000+ employee company, further helps the Board navigate public policy issues that arise at a global public company.

Gregory J. Goff

Mr. Goff brings significant industry experience in the areas of exploration and production, marketing and logistics, refining, trading, and lower carbon solutions, including renewable fuels, from his leadership roles at ConocoPhillips and Andeavor. This deep understanding of operational processes at scale helps the Board refine its long-term strategies while providing effective oversight of management. Mr. Goff’s extensive transaction experience, in addition to his unique understanding of the regulatory risks related to the industry, provides a vital perspective to the ExxonMobil Board.

John D. Harris II

Mr. Harris brings to the Board a global perspective, as well as strategic, functional, and operational skills with a focus on customer success. He is a committed innovator and leader with a deep understanding of business transformation. Mr. Harris’ CEO and functional experience includes competencies in talent management, culture development, and strategic planning.

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Director & key qualifications

Kaisa H. Hietala

Ms. Hietala brings a breadth of industry experience, having led the transformation of an oil and gas company into one of the world’s largest producers of renewable diesel. In addition to her vast industry experience, Ms. Hietala’s academic background in geophysics helps the Board to better understand both the risks and opportunities ExxonMobil faces in its low carbon solutions technologies.

Joseph L. Hooley

Mr. Hooley has extensive experience with institutional investors, having overseen the servicing of over $35 trillion of assets as well as the stewardship of over $4 trillion in capital as Chair and CEO at State Street. Mr. Hooley successfully transformed State Street in multiple ways, including driving a technological transformation, globalization of the business and investment portfolio, and navigating the post-financial crisis of 2008. Mr. Hooley’s unique background helps the Board better understand investors’ perspectives on risk and ensures those perspectives are incorporated into Board discussions with management on important strategic decisions.

Steven A. Kandarian

Mr. Kandarian’s 14 years of senior executive leadership experience at MetLife, where he led a significant transformation following the implementation of Dodd-Frank, brings a viewpoint vital to the Board when developing the long-term strategic plan and overseeing capital allocation across the portfolio. His former positions as CEO and CIO of a global large-cap insurance business, in addition to his previous work as a Federal regulator, provide the Board with critical insights related to geopolitical risks, government engagement, and risk management.

Alexander A. Karsner

Mr. Karsner’s energy policy and diplomacy experience, in addition to his background in commercializing breakthrough energy technologies, provides the Board with important perspectives on geopolitical risks and investment opportunities for profitably managing the energy transition. Mr. Karsner’s public service as U.S. Assistant Secretary of Energy, a senior regulatory official, and a principal U.S. negotiator to the UN Framework Convention on Climate Change, contributes an in-depth understanding of U.S. and international energy policy. His energy sector experience, including energy infrastructure development in emerging markets, helps the Board better understand public- and private-sector considerations when executing its strategy.

2024 Proxy Statement	27

Director & key qualifications

Lawrence W. Kellner

Mr. Kellner brings extensive experience in a highly regulated and capital-intensive industry, having served as CEO, COO, and Chair of Continental Airlines. Mr. Kellner’s deep operational understanding and executive leadership helps the Board understand how best to develop a long-term strategy for a capital-intensive industry.

Dina Powell McCormick

Ms. Powell McCormick brings a rare level of geopolitical, national security, and economic expertise. Her knowledge in these areas and experience leading Goldman Sachs’ sustainability efforts help the Board provide oversight of the Company’s global strategy and plans. Her investment experience, service in diplomatic and national security roles, and proven ability to navigate cultural and societal challenges, provides a vital understanding of an ever-changing global marketplace.

Jeffrey W. Ubben

Having served on over 20 public company boards, Mr. Ubben brings a long history of successfully challenging and working alongside boards and management teams to grow value for shareholders. His expertise in return-driven, environmental, and socially active investing, including his unique knowledge and experience investing in the energy transition, helps the Board make better strategic and investing decisions around low carbon solutions, including carbon capture and hydrogen technologies.

Darren W. Woods

Mr. Woods brings more than 30 years of global industry experience managing highly sophisticated, safety-critical operations and has held a number of senior leadership roles in multiple international business units prior to being promoted to CEO. His in-depth understanding of Company operations; knowledge of global business, markets, and strategy; and experience leading transformational change, help the Board to better understand and navigate the complex issues associated with transforming a multi-dimensional, capital-intensive commodity business through a thoughtful, long-term energy transition.

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Diversity of experiences and backgrounds, including gender and race/ethnicity, is also an important consideration for Board members. The charts below reflect the diversity of the current Board.

Strong Board Gender, Racial/Ethnic, and Age Diversity

Director Independence

ExxonMobil’s Corporate Governance Guidelines require that a substantial majority of the Board consists of independent directors. In general, these guidelines require that an independent director must have no material relationship with ExxonMobil, directly or indirectly, except as a director. The Board determines independence on the basis of the standards specified by the New York Stock Exchange (NYSE), the additional standards referenced in our

Corporate Governance Guidelines, and other facts and circumstances the Board considers relevant.

Under ExxonMobil’s Corporate Governance Guidelines, a director will not be independent if a reportable “related person transaction” exists with respect to that director or a member of the director’s family for the current or most recently completed fiscal year. See the Guidelines for Review of Related Person Transactions posted on the Corporate Governance section of our website and described in more detail under Related Person Transactions and Procedures below.

The Board has reviewed relevant relationships between ExxonMobil and each non-employee director and director nominee to determine compliance with the NYSE standards and ExxonMobil’s additional standards. The Board has evaluated whether there are any other facts or circumstances that might impair a director’s independence. Based on that review, the Board has determined that all ExxonMobil non-employee directors are independent. The Board has also determined that each member of the Audit, Nominating and Governance, Compensation, and Environment, Safety and Public Policy Committees (see table on page 36) is independent based on both applicable NYSE standards and the Company’s independence standards for each of these committees. The Company’s standards for each committee are included in their respective charters and posted on our website at exxonmobil.com/governance.

In recommending that each director and nominee be found independent, the Nominating and Governance Committee identified no transactions, relationships, or arrangements that required consideration under the NYSE and ExxonMobil independence standards described above.

Director Nomination Process and Board Succession

As noted in the committee information that follows, the Nominating and Governance Committee is responsible for identifying and evaluating director candidates. The description below sets forth the process through which the Committee identifies potential nominees to the Board and evaluates their qualifications.

Candidate Recommendations

The Nominating and Governance Committee seeks new candidates in several ways:

•	Engagement of an executive search firm. The firm brings forward potential director candidates for the Committee to consider and helps research candidates identified by the Committee.

2024 Proxy Statement	29

•

Recommendations made by the non-employee directors. These recommendations are developed based on the directors’ own knowledge and experience in a variety of fields and on the research conducted by ExxonMobil staff at the Committee’s direction.

•	Recommendations made by employee directors, shareholders, and others.

All recommendations, regardless of the source, are evaluated on the same basis against the criteria contained in the Corporate Governance Guidelines. The Committee has also instructed its executive search firm to include diversity as part of the candidate search criteria.

Shareholders may send recommendations for director candidates to the Corporate Secretary at the address given under Contact Information on page 8. A submission recommending a candidate should include:

•	Sufficient biographical information to enable the Committee to evaluate the candidate in light of provisions of the Corporate Governance Guidelines on non-employee director qualifications;

•	Information concerning any relationship between the candidate and the recommending shareholder; and

•	Material indicating the willingness of the candidate to serve if nominated and elected.

The procedures by which shareholders may recommend nominees have not changed materially since last year’s proxy statement.

Assessment and Nomination

Once potential nominees are identified, the Nominating and Governance Committee assesses each candidate’s overall qualifications for nomination to the Board relative to an assessment of the Company’s future direction. In evaluating prospective directors, the Committee considers various factors including:

•	ExxonMobil’s Corporate Governance Guidelines, including provisions on non-employee director qualifications;

•	ExxonMobil’s strategy, risk profile, and current Board composition;

•	Independence, perspectives, objectivity, reasoning, and judgment of the candidate; and

•	Board diversity.

ExxonMobil seeks to have a diverse Board representing a range of backgrounds, knowledge, and skills relevant to the Company’s business and the needs of the Board, and as part of the search process, considers highly qualified candidates, including women and minorities. The Committee does not use quotas but considers diversity along with the other requirements of the Corporate Governance Guidelines provisions on non-employee director qualifications when evaluating potential new directors. The resulting diversity of experience, skills, gender, and race/ethnicity on the ExxonMobil Board serves as a testament to this robust process.

If the Nominating and Governance Committee determines to advance a candidate in the nomination process, the Committee puts the candidate forward for consideration by the full Board.

Since our last annual meeting of shareholders, the Committee continued its director succession planning, using the process described above and taking into account, among other factors, shareholders’ interest in Board refreshment and specifically in adding directors with oil and natural gas industry, energy and business transition, capital allocation, and finance expertise. Ms. Dina Powell McCormick was recommended by our executive search firm and joined the Board in January 2024.

Director Re-Nomination

The Nominating and Governance Committee also oversees the re-nomination process. In considering whether to re-nominate a director for re-election, the Committee reviews each director, considering such factors as:

•	Attendance and participation at Board and committee meetings;

•	Skills, experience, and personal attributes;

•	Continued contribution to the Board’s effectiveness;

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•	Results from the annual Board and committee self-assessments;

•	Shareholder feedback, including the support received at our annual meeting of shareholders; and

•	Independence.

Board Tenure

The Board does not impose tenure limits on its directors, other than a mandatory retirement age of 75 and the requirement to stand for election annually. Given the complexity and breadth of our business and its long-term investment horizons, the Board considers longevity of service and experience of great value. The Board also believes that its director compensation approach, which limits the vesting of restricted shares until retirement, closely aligns directors with the interests of long-term investors.

All ExxonMobil directors stand for election at the annual meeting. Non-employee directors cannot stand for election after they have reached age 75, unless the Board makes an exception on a case-by-case basis.

Restricted shares received by non-employee directors are subject to forfeiture if the non-employee director leaves the Board early, i.e., before the retirement age of 75. Employee directors resign from the Board when they are no longer employed by ExxonMobil.

As of April 1, 2024, the average tenure of ExxonMobil’s non-employee directors is 3.6 years, below the average of Standard & Poor’s (S&P) 500 companies of 7.8 years (per 2023 Spencer Stuart Board Index). More than 60% of current ExxonMobil directors have joined the Board since January 2021.

2023 Shareholder Vote Response

At last year’s annual shareholder meeting, our shareholders voted with the Board’s recommendations on all shareholder proposals. Throughout the following year, Board members, senior management, and subject-matter experts engaged with a wide range of our shareholders to understand their perspectives and how ExxonMobil can better provide decision-useful information on key issues.

There is a wide range of perspectives across our more than 5 million shareholders. However, as a group, they expressed interest about certain topics. With input and oversight from our Board, we responded by updating our Advancing Climate Solutions Report (ACS) and Sustainability Report (SR) guided by investor input. We have hosted several investor webcasts and engaged directly with investors on the expanded content, which garnered positive feedback.

Our ongoing response to investor perspectives is an important aspect of the continuous improvement of our governance. With the oversight and participation of our Board, we will continue an active outreach program to gather and respond to feedback.

The full ACS is available on our website at exxonmobil.com/acsprogressreport.

The full SR is available on our website at exxonmobil.com/sustainabilityreport.

2024 Proxy Statement	31

Topic	How we responded in our 2024 disclosure
Methane emission measurement and mitigation

•  Our ACS now provides more detail regarding our efforts to detect, measure, and mitigate methane emissions. For example, we added:

¡  Details about methane detection technologies, including capabilities and deployment in our operations;

¡  Methane emissions by source and region; and

¡  Expanded information about our work and collaborations on detection, measurement, and quantification.

•  Additionally, ExxonMobil agreed to join the United Nation’s Oil & Gas Methane Partnership (OGMP 2.0). We look forward to working with OGMP 2.0 staff and other companies on making real, tangible progress toward methane emission reductions.

Greenhouse gas (GHG) emission-reduction plans and progress through 2022

•  Guided by investor interest to better understand how we are driving down our emissions, we disclose the major factors contributing to our achievement of a greater than 10% reduction in GHG emissions intensity from operated assets between 2016 and 2022. Our new waterfall chart illustrates that methane and flaring intensity reductions were the greatest contributors to reducing emissions intensity over this period. Divestments did not meaningfully contribute to our intensity reductions.

•  The ACS also provides data illustrating the potential GHG emissions abatement options for our operations in support of our 2030 GHG emission-reduction plans – including options specific to our Permian Basin operations.

Low Carbon Solutions (LCS) business and the opportunities to lead the energy transition, including our plans for carbon capture and storage (CCS) and lithium

•  Our ACS details our progress in building a profitable CCS business, including agreements to collectively capture up to 5 million metric tons of CO2 per year from customers in hard-to-decarbonize industries – the equivalent of replacing nearly 2 million gasoline-powered cars with electric vehicles.

•  The ACS also describes our leading U.S. Gulf Coast CO2 infrastructure after our acquisition of Denbury, Inc., with 1,300 miles of CO2 pipelines – the largest owned and operated network in the United States.

•  In addition, the ACS provides information about our plans to produce lithium carbonate; our LCS business can use our existing skills in subsurface exploration, drilling, refining, and chemicals to bring meaningful scale to direct deep-brine lithium extraction technology. This initiative will provide battery manufacturers with a more reliable, lower-carbon lithium supply option with fewer environmental impacts than traditional hard rock mining.

•  We share “what’s next” for LCS, including a wide range of opportunities that include helping the maritime industry meet its goals, testing innovative fuel blends with Toyota, co-processing, fats-to-fuel processes, and new jet fuel technology.

Advanced recycling of plastics

•  Our SR details how we are working to improve plastics life cycle circularity by (1) expanding our advanced recycling capability to broaden the range of plastics that can be recycled, (2) developing plastic solutions that enable our customers to make products that society can more easily recycle, and (3) supporting improvements in plastic waste recovery, gathering, and sorting.

•  Our publication addresses our sales of certified-circular plastics, including the certification of our advanced recycling facilities and process via an independent, third-party certification system called International Sustainability and Carbon Certification PLUS.

•  According to a 2022 carbon footprint assessment by Sphera, every ton of plastic processed using our advanced recycling technology results in at least 19% lower greenhouse gas emissions compared to processing the same amount of crude-based feedstocks. See exxonmobilchemical.com/en/exxonmobil-chemical/sustainability/advanced-recycling-technology/carbon.

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Topic	How we responded in our 2024 disclosure

Training our workforce to lead in an energy transition

•  “Meaningful development” for our workforce is one of ExxonMobil’s five strategic priorities. As explained in our SR and Investing in People report, we are committed to the development of a diverse and engaged organization in which every employee has opportunities for personal and professional growth.

•  In the “Supporting a just transition” expanded section of the SR, we provide information about our approach, key collaborations, and case studies illustrating how, even in potentially aggressive decarbonization pathways, we expect to continue to provide meaningful employment opportunities and support investment and indirect economic growth within the communities where we operate.

•  As described in our disclosures, our career-oriented, individually tailored development approach is unique and results in many employees moving to new roles about every three years. In 2023, approximately 12,000 employees took a new job role, providing an opportunity to grow and develop new skills and capabilities; for many employees, this also included an opportunity to work in another region or part of our business.

Water conservation

•  Our SR describes how in 2023 we worked with outside experts to begin an in-depth analysis of key operating sites in areas of potential water stress. This work informs our ongoing efforts to develop comprehensive water roadmaps to reduce freshwater intake for select major operated facilities, including those in areas of water stress.

•  We also include in this disclosure a Spotlight on the Permian Basin and how we are working to safeguard the availability and quality of the water sources in the area. For example, in 2022, we sourced more than 130 million barrels of water from recycled Permian-produced water, comprising 64% of our water needs for production activities while the remaining water needed came from brackish sources.

•  We also describe some of our strategic collaborations, as well as site-specific strategies for our projects in Baytown, Texas, and in Singapore, and how we are increasingly using recycled produced water at our Fayetteville and Marcellus shale gas operations.

ExxonMobil’s consistent responsiveness to investor perspectives

*

See our website at corporate.exxonmobil.com/news/news-releases for May 23, 2018, release of 2020 emission reduction plans; December 14, 2020, release of 2025 emission reduction plans; December 1, 2021, release of 2030 emission reduction plans; December 6, 2021, release of net zero by 2030 emissions plan for Permian Basin unconventional operations; and January 18, 2022, release of Scope 1 and Scope 2 net-zero ambition for operated assets by 2050.

2024 Proxy Statement	33

Shareholder Engagement in 2023

The Board and management believe ongoing engagement with our shareholders is vitally important and understand the importance of understanding shareholders’ perspectives, keeping shareholders informed about the business, and addressing investors’ areas of interest. The Board and management welcome and value input from all shareholders.

 Engaged with:

•   Institutional Investors

•   Retail Shareholders

•   Pension Funds

•   Religious Organizations

•   Non-governmental Organizations

•   Proxy Advisory Firms

•   Environmental, Social, and Governance (ESG) Rating Firms

•   Industry Thought Leaders

 Engaged through:

•   Individual and Group Investor Meetings

•   Corporate Plan Update

•   Quarterly Earnings Calls

•   Investor Conferences

•   Spotlight Events

•   Annual Shareholder Meeting

•   Shareholder Webcasts

•   Stakeholder Outreach

Engagements include: • Non-employee Directors • Chairman / CEO / Management Committee • Senior Management • Subject Matter Experts • Other Employees
Sustainability Engagements: 50% Increase since 2019

Engaged with Shareholders Representing:	Information Shared through:
1.8 billion shares ~ 46% of total outstanding shares and ~ 70% of institutional shareholdings	• SEC Filings • Press Releases • Annual Report • Company Website • Investing in People report	• Advancing Climate Solutions Report • Sustainability Report • Lobbying Report • Climate Lobbying Report

Insights into the Boardroom

The ExxonMobil Board is actively engaged in and committed to overseeing the Company’s efforts to grow long-term investor value, meet the evolving needs of society, and play a leading role in a thoughtful energy transition.

This role includes oversight and guidance on the Company’s plan through 2027. The plan is expected to more than double earnings potential by 2027 versus 2019. ExxonMobil also expects to invest $22 billion to $27 billion in capital annually to help increase the supply of energy and products to meet global demand, while also reducing structural costs by $15 billion by year-end 2027 versus 2019. See Exhibit A for information on future earnings and cash flow potential and structural cost savings. We are pursuing more than $20 billion in lower-emission investments from 2022 through 2027. These investments are aimed at reducing the Company’s own greenhouse gas emissions and growing its Low Carbon Solutions business, which is focused on value-accretive opportunities in carbon capture and storage, hydrogen, biofuels, and lithium. We also plan to increase the pace of share repurchases after the acquisition of Pioneer Natural Resources to $20 billion annually, assuming reasonable market conditions – on top of a competitive, sustainable, growing quarterly dividend.

The Board regularly reviews important issues through a process that involves briefings with subject matter experts from inside and outside the Company. Topics include technology, operating strategies, business and corporate planning, current events, climate change, research and development, succession planning for senior-level positions and organization health, investor engagements, and Company performance. The Board and its committees use these insights to inform their oversight of a broad range of interrelated risks and opportunities.

For example, cybersecurity risk is overseen by the Audit Committee as part of its responsibilities for the Company’s risk management approach and structure. In its annual cybersecurity review, information technology management provides the Committee or the Board, as appropriate, updates on the Corporation’s cybersecurity strategy, initiatives, key security metrics, penetration testing results, business response plans, and the evolving threat landscape. See our Form 10-K for more information on the Company’s cybersecurity program.

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The Company’s talent strategy is another example of Board oversight – covering the full range of opportunities and risks related to human capital management. This includes the Company’s efforts to attract, retain, and develop a productive, capable, and diverse workforce that is reflective of the global community in which ExxonMobil operates – always with a focus on workforce health and safety. See the Investing in People report for more information.

The effectiveness of the Board’s guidance reflects the diversity of strengths and experience of the individual directors, as well as the directors’ commitment and ability to work as a group in carrying out their responsibilities. The Board added one new director in January 2024 and expects to welcome two additional directors upon closing the Pioneer Natural Resources merger. Each director candidate is subject to our normal screening and evaluation process to ensure the candidate has experience and demonstrated expertise in managing large, relatively complex organizations and is able to provide a valuable perspective in dealing with complex situations with worldwide scope.

Each new director participates in comprehensive onboarding sessions with senior leaders designed to accelerate the learning curve. Sessions span about 20 hours and cover a wide range of topics, including the Company’s strategies, objectives for major business lines, and functional organizations, practices and policies, ethics, risk framework, the Global Outlook, technology, and capital allocation, as well as applicable legal and regulatory requirements. Additionally, the Board regularly visits ExxonMobil sites to meet with employees and experience our facilities and operations up close.

The Board is evaluated annually through a process overseen by the Lead Director. Each director is asked for suggestions to improve Board and committee effectiveness and to provide their views on a range of issues, including leadership, culture, purpose, and strategy; Board composition and structure; individual director performance; quality of deliberations and communication with management; and oversight of risk management. The Lead Director then facilitates an evaluation session, providing an opportunity to review feedback and identify areas for improvement.

The Nominating and Governance Committee has established and oversees procedures for shareholders and other interested persons to send written or electronic communications to individual directors, including the Lead Director, Board committees, or the non-employee directors as a group.

•   Written Communications: Written correspondence should be addressed to the director or directors at the address given under Contact Information on page 8.

•   Electronic Communications: You may send a message to individual non-employee directors, Board committees, or the non-employee directors as a group by using the form provided for that purpose on our website at exxonmobil.com/directors.

All communications are recorded by an ExxonMobil Assistant Secretary or designated staff member and forwarded to the appropriate director or directors or otherwise handled as the Committee has directed.

Code of Ethics and Business Conduct

The Board maintains policies and procedures (referred to in this proxy statement as the Code) that represent both the code of ethics for the principal executive officer, principal financial officer, and principal accounting officer under SEC rules, and the code of business conduct and ethics for directors, officers, and employees under NYSE listing standards. The Code applies to all directors, officers, and employees and is at the core of the Company’s foundational policies. The Code includes a Conflicts of Interest Policy under which directors, officers, and employees are expected to avoid any actual or apparent conflict between their own personal interests and the interests of the Corporation. The Code also includes an Ethics Policy under which directors, officers, and employees are expected to observe the highest ethical standards of integrity in the conduct of the Company’s business. Each year, directors, officers, and employees are required to certify that they have read the Code and remain in compliance with its requirements. The Code is posted on the ExxonMobil website at exxonmobil.com/code. The Code is also included as an exhibit to our Annual Report on Form 10-K. Any amendment of the Code will be posted promptly on ExxonMobil’s website.

The Corporation maintains procedures for administering and reviewing potential issues under the Code, including procedures that allow employees to make complaints without identifying themselves unless otherwise required by law. The Corporation also conducts periodic mandatory business practice training sessions.

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The Nominating and Governance Committee will initially review any suspected violation of the Code involving an executive officer or director and will report its findings to the Board. The Board does not envision that any waiver of the Code will be granted. Should such a waiver occur, it will be promptly disclosed on ExxonMobil’s website.

Board Meetings and Annual Meeting Attendance

The Board met 11 times in 2023. ExxonMobil’s incumbent directors, on average, attended approximately 98% of Board and committee meetings during 2023. No director attended fewer than 75% of such meetings. ExxonMobil’s non-employee directors held six executive sessions in 2023, chaired by the independent Lead Director. As specified in our Corporate Governance Guidelines, it is ExxonMobil’s policy that directors should make every effort to attend the annual meeting of shareholders. All directors attended the 2023 annual meeting of shareholders on May 31, 2023.

Board Committees

The Board appoints committees to help carry out its duties. Board committees work on key issues in greater detail than would be possible at full Board meetings. Only non-employee directors may serve on the Audit, Compensation, Nominating and Governance, and Environment, Safety and Public Policy Committees. Each committee has a written charter. The charters are posted on the Corporate Governance section of our website at exxonmobil.com/governance.

The tables below show the current membership and the number of meetings each committee held in 2023.

Director	Audit	Compensation	Nominating and Governance	Finance	Environment, Safety and Public Policy	Executive(1)
M.J. Angelakis	•					•
S.K. Avery			•
A.F. Braly					•
G.J. Goff				•		•
J.D. Harris II	•	•
K.H. Hietala	•			•
J.L. Hooley		•				•
S.A. Kandarian		•	•			•
A.A. Karsner			•		•
L.W. Kellner			•		•
D. Powell McCormick			•		•
J.W. Ubben				•	•
D.W. Woods				•

= Chair • = Member    (1) Other directors serve as alternate members on a rotational basis

Meetings in 2023:

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Nominating and Governance Committee

The Nominating and Governance Committee, chaired by the independent Lead Director, serves as ExxonMobil’s nominating and corporate governance committee. Its responsibilities include:

•	Recommendations on director candidates and reviewing requests for participation on other boards;

•	Maintaining procedures for director engagement with shareholders;

•	Providing comments and suggestions to the Board on committee structure and committee assignments;

•	Reviewing corporate governance practices, including the Corporate Governance Guidelines;

•	Reviewing any issue involving an executive officer or director under the Code; and

•	Administering ExxonMobil’s Related Person Transaction Guidelines.

The Committee also administers provisions of the Corporate Governance Guidelines that require a director to tender a resignation when there is a substantial change in the director’s circumstances. The Committee reviews the relevant facts to determine whether the director’s continued service would be appropriate and makes a recommendation to the Board.

Another responsibility of the Committee is to review and make recommendations to the Board regarding the compensation of the non-employee directors. The Committee uses an independent consultant, Pearl Meyer & Partners, LLC (Pearl Meyer), to provide information on current developments and practices in director compensation. Pearl Meyer is the same consultant retained by the Compensation Committee to advise on executive compensation but performs no other work for ExxonMobil.

The Corporate Governance Guidelines describe the qualifications the Committee looks for in director candidates. These Corporate Governance Guidelines, as well as the Committee’s charter, are posted on the Corporate Governance section of our website.

Audit Committee

The Audit Committee oversees accounting and internal control matters. Its responsibilities include oversight of:

•	Management’s conduct of the Corporation’s financial reporting process;

•	The integrity of the financial statements and other financial information provided by the Corporation to the SEC and the public;

•	The Corporation’s system of internal accounting and financial controls;

•	The Corporation’s compliance with legal and regulatory requirements;

•	The performance of the Corporation’s internal audit function;

•	The independent auditors’ qualifications, performance, and independence; and

•	The annual independent audit of the Corporation’s financial statements.

The Committee has direct authority and responsibility to appoint (subject to shareholder ratification), compensate, retain, and oversee the independent auditors.

The Committee also prepares the report that SEC rules require be included in the Corporation’s annual proxy statement. The report begins on page 43.

The Audit Committee has adopted specific policies and procedures for pre-approving fees paid to the independent auditors. Under the Audit Committee’s approach, an annual program of work is approved each October for the following categories of services: Audit, Audit-Related, and Tax. Additional engagements may be brought forward from time to time for pre-approval by the Audit Committee. Pre-approvals apply to engagements within a category of service and cannot be transferred between categories. If fees might otherwise exceed pre-approved amounts for any category of permissible services, the incremental amounts must be reviewed and pre-approved prior to commitment. The complete text of the Audit Committee’s pre-approval policies and procedures, as well as the Committee’s charter, is posted on the Corporate Governance section of ExxonMobil’s website.

The Board has determined that all members of the Committee are financially literate within the meaning of the NYSE standards, and a majority are “audit committee financial experts” as defined in the SEC rules, including Mr. Goff as the Audit Committee Chair.

2024 Proxy Statement	37

Compensation Committee

The Compensation Committee is comprised exclusively of non-employee, independent directors, and oversees compensation, based on individual performance, for ExxonMobil’s senior executives (including salary, bonus, and performance share awards), as well as succession planning for key executive positions. The Committee’s charter is available on the Corporate Governance section of our website.

The Committee took the following actions:

•	Reviewed with the Board and approved the corporate goals and objectives;

•	Reviewed the Corporation’s business results and progress toward strategic objectives during the year with ExxonMobil’s CEO and other senior executives;

•	Reviewed the individual performance and contributions of the CEO and other senior executives;

•	Discussed the Company’s executive compensation program design with its independent consultant;

•	Considered feedback from shareholder engagements and the results of the 2023 advisory vote on executive compensation;

•

Deliberated pay decisions based on an assessment of progress toward strategic objectives, business results, individual performance, and the results of annual benchmarking, taking into account experience in position;

•	Established the aggregate annual ceiling for the 2023 long-term incentive award program and bonus program;

•

Assessed each element of the Company’s compensation program and practices, and confirmed that these do not create any material adverse risks for the Company. The key design features of the compensation program that discourage executives from taking inappropriate risk are described in detail in this proxy statement (see pages 49, 66, and 67);

•	Reviewed with the Board progress on executive development and succession planning for senior-level positions and organizational health with input from the CEO; and

•	Reviewed with the Board the Company’s efforts in investing in globally diverse talent.

The Committee does not delegate its responsibilities with respect to ExxonMobil’s executive officers and other senior executives. For other employees, the Committee delegates authority to determine individual salaries and incentive awards to a committee consisting of the Chairman and Management Committee. That committee’s actions are subject to a salary budget and aggregate annual ceilings on incentive awards established by the Compensation Committee.

For more information on the compensation decisions made by the Committee for 2023, refer to the Compensation Discussion and Analysis beginning on page 47.

The Compensation Committee’s report is available on page 46.

The Compensation Committee utilizes the expertise of an external independent consultant, Pearl Meyer. At the direction of the Committee, Pearl Meyer:

•	Attends Committee meetings;

•	Informs the Committee regarding general trends in executive compensation across industries;

•	Prepares the analysis of comparator company compensation used by the Committee; and

•	Participates in the Committee’s deliberations regarding compensation for Named Executive Officers.

In addition, at the direction of the Chair of the Nominating and Governance Committee, Pearl Meyer provides an annual survey of non-employee director compensation for use by that Committee.

The Compensation Committee is solely and directly responsible for the appointment, compensation, and oversight of the consultant. The Committee considers factors that could affect Pearl Meyer’s independence, including that the consultant provides no services for ExxonMobil other than its engagement by the Committee and the Nominating and Governance Committee as described above. Based on this review, the Committee has determined the consultant’s work for the Committee to be free from conflicts of interest.

38	2024 Proxy Statement

In 2023, the Compensation Committee conducted a market assessment of Compensation Consultants and voted unanimously to retain Pearl Meyer as the independent Compensation Consultant.

Finance Committee

The Finance Committee reviews ExxonMobil’s financial policies, practices, and strategies including issues related to its financial outlook, capital allocation plan, and capital structure; shareholder distribution policies and practices; insurance and pension investment programs; and significant investments, acquisitions, and divestitures. The Committee’s charter is available on the Corporate Governance section of our website.

Environment, Safety and Public Policy Committee

The Environment, Safety and Public Policy Committee assists the Board in overseeing the Corporation’s positions and practices regarding safety, security, health, and the environment (including but not limited to climate, emissions, and sustainability) and other public policy issues relevant to the Corporation. The Committee hears reports on safety and environmental activities and along with the full Board periodically visits operating sites to observe and comment on current operating practices. In addition, the Committee provides oversight on the Corporation’s overall contributions strategies, objectives, and policies through an annual review of contributions, including the Corporation’s contributions to the ExxonMobil Foundation. The Foundation and the Corporation engage in a range of philanthropic activities that advance education, with a focus on math and science in the United States; promote women as catalysts for economic development; combat malaria; and support other cultural and public service initiatives. The Committee’s charter is available on the Corporate Governance section of our website.

Executive Committee

The Executive Committee has broad power to act on behalf of the Board. In practice, the Committee meets only when it is impractical to call a meeting of the full Board.

DIRECTOR COMPENSATION

Director compensation elements are designed to:

•	Ensure alignment with long-term investor interests;

•

Ensure the Company can attract and retain outstanding director candidates who meet the selection criteria outlined in the Corporate Governance Guidelines, which can be found on the Corporate Governance section of our website;

•	Recognize the substantial time commitment necessary to oversee the affairs of the Corporation; and

•	Support the independence of thought and action expected of directors.

Non-employee director compensation levels are reviewed by the Nominating and Governance Committee each year, and resulting recommendations are presented to the full Board for approval. The Committee uses an independent consultant, Pearl Meyer, to provide information on current developments and practices in director compensation. Pearl Meyer is the same consultant retained by the Compensation Committee to advise on executive compensation but performs no other work for ExxonMobil.

ExxonMobil employees receive no additional pay for serving as directors.

Non-employee directors receive compensation consisting of cash and equity in the form of restricted stock. Non-employee directors are also reimbursed for reasonable expenses incurred to attend Board meetings or other functions relating to their responsibilities as a director of Exxon Mobil Corporation.

The annual cash retainer for non-employee directors is $110,000 per year. The Chairs of the Audit and Compensation Committees receive an additional $10,000 per year. The Lead Director receives an additional $50,000 per year.

A significant portion of director compensation is granted in the form of restricted stock that is not adjusted to offset changes in share price, resulting in directors seeing a one-for-one change in compensation through share price; this aligns director interests with the interests of our long-term investors. The annual restricted stock award grant for incumbent non-employee directors is 2,500 shares. A new non-employee director receives a one-time grant of 8,000 shares of restricted stock upon first being elected to the Board.

2024 Proxy Statement	39

While on the Board, the non-employee director receives the same cash dividends on restricted shares as a holder of regular common stock, but the shares, including those received when first elected to the Board, remain unvested and, thus, cannot be sold or pledged. All restricted shares are subject to forfeiture if the non-employee director leaves the Board early, i.e., before the retirement age of 75, as specified for non-employee directors.

Current and former non-employee directors of Exxon Mobil Corporation are eligible to participate in the ExxonMobil Foundation’s Educational Matching Gift Programs under the same terms as the Corporation’s U.S. employees.

Non-Employee Director Compensation for 2023

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(a)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	Other Compensation ($)(b)	Total ($)

M.J. Angelakis	110,000	269,400	0	0	0	237	379,637

S.K. Avery	110,000	269,400	0	0	0	237	379,637

A.F. Braly	120,000	269,400	0	0	0	237	389,637

U.M. Burns(c)	50,110	269,400	0	0	0	100	319,610

G.J. Goff	115,824	269,400	0	0	0	237	385,461

J.D. Harris II	110,000	862,080	0	0	0	237	972,317

K.H. Hietala	110,000	269,400	0	0	0	237	379,637

J.L. Hooley	160,000	269,400	0	0	0	237	429,637

S.A. Kandarian	110,000	269,400	0	0	0	237	379,637

A.A. Karsner	110,000	269,400	0	0	0	237	379,637

L.W. Kellner	110,000	862,080	0	0	0	237	972,317

J.W. Ubben	110,000	269,400	0	0	0	237	379,637

(a)

In accordance with SEC rules, the valuation of stock awards in this table represents fair value on the date of grant. Dividends on stock awards are not shown in the table because those amounts are factored into the grant date fair value.

Each director in office at that time received an annual grant of 2,500 restricted shares in January 2023. The valuation of these awards is based on a market price of $107.76 on the date of grant. Mr. Harris and Mr. Kellner each received a one-time grant of 8,000 restricted shares in January 2023 upon joining the Board. The valuation of this grant is based on a market price of $107.76 on the date of grant.

At year-end 2023, the aggregate number of restricted shares held by each director was as follows:

Name	Restricted Shares

M.J. Angelakis	13,000

S.K. Avery	23,000

A.F. Braly	25,500

G.J. Goff	13,000

J.D. Harris II	8,000

K.H. Hietala	13,000

J.L. Hooley	15,500

S.A. Kandarian	20,500

A.A. Karsner	13,000

L.W. Kellner	8,000

J.W. Ubben	13,000

(b)

The amount shown for each director is the cost of travel accident insurance covering death, dismemberment, or loss of sight, speech, or hearing under a policy purchased by the Corporation with a maximum benefit of $500,000 per individual.

(c)	Ms. Burns left the Board on May 31, 2023.

40	2024 Proxy Statement

The non-employee directors do not receive any additional payments or benefits as a result of leaving the Board or death except as described above. The non-employee directors are not entitled to any payments or benefits resulting from a change in control of the Corporation.

CERTAIN BENEFICIAL OWNERS

Based on our review of ownership reports filed with the SEC, the firms listed below are the only beneficial owners of more than 5% of ExxonMobil’s outstanding common stock as of December 31, 2023.

Name and Address of Beneficial Owner	Aggregate Beneficial Ownership in Shares(1)	Percent of Outstanding Shares(1)
The Vanguard Group(2) 100 Vanguard Blvd. Malvern, PA 19355	388,515,989	9.7%
BlackRock, Inc.(3) 50 Hudson Yards New York, NY 10001	272,498,849	6.9%
State Street Corporation(4) 1 Congress Street, Suite 1 Boston, MA 02114	215,578,610	5.4%

(1)

The Company is permitted to rely on the information set forth in these filings and has no reason to believe that the information is incomplete or inaccurate or that the beneficial owner should have filed an amended report and did not.

(2)

Based solely on a Schedule 13G/A filed with the Securities and Exchange Commission on February 13, 2024, The Vanguard Group reported it had shared voting power with respect to 4,913,984 shares, sole dispositive power with respect to 371,428,609 shares, and shared dispositive power with respect to 17,087,380 shares as of December 29, 2023.

(3)

Based solely on a Schedule 13G/A filed with the Securities and Exchange Commission on January 26, 2024, BlackRock, Inc. reported that it had sole voting power with respect to 254,681,764 shares, and sole dispositive power with respect to 272,498,849 shares as of December 31, 2023.

(4)

Based solely on a Schedule 13G/A filed with the Securities and Exchange Commission on January 29, 2024, State Street Corporation reported that it had shared voting power with respect to 155,443,285 shares, and shared dispositive power with respect to 215,438,841 shares as of December 31, 2023.

DIRECTOR AND EXECUTIVE OFFICER STOCK OWNERSHIP

These tables show the number of ExxonMobil common shares each executive named in the Summary Compensation Table on page 48 and each non-employee director or director nominee owned on February 29, 2024. In these tables, ownership means the right to direct the voting or the sale of shares, even if those rights are shared with someone else. None of these individuals owns more than 0.007% of the outstanding shares.

Named Executive Officer	Shares Owned(1)	Shares Covered by Exercisable Options

D.W. Woods	256,320(2)	0

K.A. Mikells	10,050(3)	0

N.A. Chapman	174,815(4)	0

J.P. Williams, Jr.	169,332	0

K.T. McKee	88,068(5)	0

(1)	Does not include unvested restricted stock units, which do not carry voting rights prior to the issuance of shares on settlement of the awards.
(2)	Includes 757 shares held by spouse.
(3)	Includes 8,350 shares owned together with spouse through family trusts and related entities.
(4)	Includes 83,110 shares jointly owned with spouse.
(5)	Includes 8,425 shares held by spouse.

2024 Proxy Statement	41

Non-Employee Director	Shares Owned

M.J. Angelakis	56,292	(1)

S.K. Avery	25,500

A.F. Braly	30,075	(2)

G.J. Goff	25,962	(3)

J.D. Harris II	10,750	(4)

K.H. Hietala	15,500

J.L. Hooley	18,000

S.A. Kandarian	23,000

A.A. Karsner	32,500

L.W. Kellner	10,500

D. Powell McCormick	8,000	(5)

J.W. Ubben	15,500

(1)	Includes 20,000 shares jointly owned with spouse. Also includes 20,792 shares in a charitable family trust for which Mr. Angelakis serves as co-trustee.
(2)	Includes 1,175 shares owned by spouse and 900 shares held in trusts for family members for which Ms. Braly serves as co-trustee.
(3)	Includes 10,041 shares jointly owned with spouse. Also includes 421 shares held in trusts for family members for which Mr. Goff serves as co-trustee.
(4)	Includes 250 shares jointly owned with spouse.
(5)	Ms. Dina Powell McCormick joined the Board in January 2024 and received a one-time grant of 8,000 shares on that date.

On February 29, 2024, ExxonMobil’s incumbent directors and executive officers (23 people) together owned 1,232,855 shares of ExxonMobil stock and zero shares covered by exercisable options, representing approximately 0.03% of the outstanding shares.

Related Person Transactions and Procedures

In accordance with SEC rules, ExxonMobil maintains Guidelines for Review of Related Person Transactions (Related Person Transaction Guidelines). These guidelines are available on the Corporate Governance section of our website.

All executive officers, directors, and director nominees are required to identify, to the best of their knowledge after reasonable inquiry, business and financial affiliations involving themselves or their immediate family members that could reasonably be expected to give rise to a reportable related person transaction. Covered persons must also advise the Secretary of the Corporation promptly of any change in the information provided and will be asked periodically to review their information.

Based on this information, the Company’s own records are reviewed, and follow-up inquiries are made as may be necessary to identify potentially reportable transactions. A report summarizing such transactions is then provided to the Nominating and Governance Committee. The Committee oversees the Related Person Transaction Guidelines and reviews specific items to assess materiality and make a recommendation to the Board as to whether an identified transaction is required to be reported and/or should be ratified or approved. The Board shall only approve or ratify a transaction that is deemed to be in the best interests of the Corporation. A director will abstain from the decision on any transactions involving that director or his or her immediate family members.

Under SEC rules, certain transactions are deemed not to involve a material interest (including interests solely as a non-employee director). In addition, based on a consideration of ExxonMobil’s facts and circumstances, the Committee will presume that the following transactions do not involve a material interest and do not require further ratification or approval:

•

Transactions in the ordinary course of business with an entity for which a related person serves as an executive officer, provided: (1) the affected person did not participate in the decision on the part of ExxonMobil to enter into such transactions; and (2) the amount involved in any related transactions in a year is less than 2% of the entity’s gross revenues.

•

Grants or membership payments in the ordinary course of business to nonprofit organizations, provided: (1) the affected person did not participate in the decision on the part of ExxonMobil to make such payments; and (2) the amount of grants in a year is less than 2% of the recipient’s gross revenues.

42	2024 Proxy Statement

•	Payments under ExxonMobil plans and arrangements that are available generally to U.S. salaried employees.

•

Employment by ExxonMobil of a family member of an executive officer, provided the executive officer does not participate in decisions regarding the hiring, performance evaluation, or compensation of the family member.

Transactions or relationships not covered by the above standards will be assessed by the Nominating and Governance Committee on the basis of the specific facts and circumstances.

Unless otherwise noted, the following disclosures are made as of February 27, 2024, which is the date of the most recent Nominating and Governance Committee review of potential related person transactions.

ExxonMobil and its affiliates have approximately 62 thousand employees around the world, and employees related by birth or marriage may be found at all levels of the organization. ExxonMobil employees do not receive preferential treatment by reason of being related to an executive officer, and executive officers do not participate in hiring, performance evaluation, or compensation decisions for family members.

Several current ExxonMobil executive officers and retirees who served as executive officers in 2023 have family members who are employed by the Corporation or its affiliates and whose current annualized compensation (including benefits) exceeds the SEC disclosure threshold of $120,000: L.M. Mallon (President – ExxonMobil Upstream Company) has a son employed by ExxonMobil Upstream Company; K.T. McKee (President – ExxonMobil Product Solutions Company) has a spouse employed by ExxonMobil Product Solutions Company; and D.L. Talley (Vice President – Corporate Strategic Planning) has a brother employed by ExxonMobil Global Projects Company. Each family-member employee mentioned above received total cash compensation in 2023 between $120,000 and $425,000. Pay earned was comparable to that of employees in similar positions. Employees are eligible to participate in benefit programs on the same basis as other eligible employees. Consistent with ExxonMobil’s guidelines described above, these relationships are not considered to be material within the related person transaction rules.

The Nominating and Governance Committee identified no transactions, relationships, or arrangements involving ExxonMobil’s non-employee directors or their immediate family members that could reasonably be expected to give rise to a reportable related person transaction under the SEC rules or ExxonMobil standards described above. See Director Independence on page 29.

The Committee also determined that no related person transactions occurred during the year involving any of the investors who have reported ownership of more than 5% of ExxonMobil’s outstanding common stock. See Certain Beneficial Owners on page 41.

ExxonMobil is not aware of any related person transactions required to be reported under applicable SEC rules since the beginning of the last fiscal year where our policies and procedures did not require review, or where such policies and procedures were not followed.

AUDIT COMMITTEE REPORT

The primary function of the Audit Committee is oversight of the Corporation’s financial reporting process, public financial reports, internal accounting and financial controls, and the independent audit of the annual consolidated financial statements. The Committee acts under a charter which can be found on the ExxonMobil website at exxonmobil.com/auditcommitteecharter. The adequacy of the charter is reviewed at least annually. All members of the Audit Committee are independent directors, and the Committee met 10 times in 2023. In these meetings, as discussed in more detail below, it had extensive reports and discussions with the independent auditors, internal auditors, and members of management.

In performing its oversight function, the Committee reviewed and discussed the consolidated financial statements with management and PricewaterhouseCoopers LLP (PwC), the independent auditors. Management and PwC indicated that the Corporation’s consolidated financial statements were fairly stated in accordance with generally accepted accounting principles. The Committee discussed significant accounting policies applied by the Corporation in its financial statements, as well as alternative treatments. It also discussed with PwC matters covered by Public Company Accounting Oversight Board (PCAOB) standards and the Commission, including PCAOB AS 1301 Communication with Audit Committees. In addition, the Committee reviewed and discussed management’s report on internal control over financial reporting and the related audits performed by PwC, which confirmed the effectiveness of the Corporation’s internal control over financial reporting.

2024 Proxy Statement	43

The Audit Committee also reviewed the written disclosure and the letter from PwC required by the PCAOB rules regarding PwC’s communications with the Audit Committee concerning independence and has discussed with PwC its independence from the Corporation and management. The Committee considered the non-audit services provided by PwC to the Corporation and concluded that the auditors’ independence has been maintained.

The Committee discussed with the Corporation’s internal auditors and PwC the overall scope and plans for their respective audits; furthermore, it met regularly with the internal auditors and PwC, both with and without management present. Discussions included the results of their examinations, their evaluations of the Corporation’s internal controls, and the overall quality of the Corporation’s financial reporting.

The Audit Committee met with the Corporation’s management to discuss the comprehensive, long-standing risk management and compliance processes of the Corporation, and reviewed several topics of interest. The Committee also reviewed the Company’s cybersecurity assurance program including mitigations for evolving risk areas and external maturity assessment results.

Based on the reviews and discussions referred to above, in reliance on management and PwC, and subject to the limitations of its role described below, the Audit Committee recommended to the Board, and the Board approved, the inclusion of the audited financial statements in the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2023, for filing with the SEC.

In carrying out its responsibilities, the Audit Committee looks to management and the independent auditors. Management is responsible for the preparation and fair presentation of the Corporation’s financial statements and for maintaining effective internal control. Management is also responsible for assessing and maintaining the effectiveness of internal control over the financial reporting process in compliance with Sarbanes-Oxley Section 404 requirements. The independent auditors are responsible for auditing the Corporation’s annual financial statements, and expressing an opinion as to whether the statements are fairly stated in conformity with generally accepted accounting principles. In addition, the independent auditors are responsible for auditing the Corporation’s internal control over financial reporting and for expressing an opinion on the effectiveness of internal control over financial reporting. The independent auditors perform their responsibilities in accordance with the standards of the PCAOB. Audit Committee members are not professionally engaged in the practice of accounting or auditing, and are not experts under the Securities Act of 1933 in either of those fields or in auditor independence.

The Audit Committee has also appointed PwC to audit the Corporation’s financial statements for 2024, subject to shareholder ratification of that appointment. The Committee, along with the other members of the Board, management, the Controller, and the General Auditor, annually evaluates PwC’s qualifications, performance and independence, including the performance of the lead audit partner, in deciding whether to retain PwC. That evaluation includes consideration of:

•	PwC’s quality control, including any material issues identified by that quality control or a governmental/professional authority along with PwC’s plan to deal with any such issues;

•	All relationships between PwC and ExxonMobil covered by the PCAOB;

•	PwC’s expertise in the global oil and gas industry; and

•	The quality of PwC’s audit plans.

The Committee believes that PwC’s tenure as ExxonMobil’s independent registered public accounting firm is a benefit to audit quality given PwC’s experience with ExxonMobil and knowledge of the business, as well as the effectiveness of their audit plans, which build on that established knowledge.

Based on its annual evaluation of PwC’s qualifications, performance, and independence, as well as frequent private meetings with the lead partner, the Audit Committee believes that the continued retention of PwC as ExxonMobil’s independent registered public accounting firm is in the best interest of the Corporation and its stockholders.

Gregory J. Goff, Chair	John D. Harris II
Michael J. Angelakis	Kaisa H. Hietala

44	2024 Proxy Statement

Item 2 – Ratification of Independent Auditors

The Audit Committee has appointed PricewaterhouseCoopers LLP to audit ExxonMobil’s financial statements for 2024. We are asking you to ratify that appointment.

Total Fees

The total fees for PwC professional services rendered to ExxonMobil for the year ended December 31, 2023, were $41.9 million, unchanged from 2022. The Audit Committee reviewed and pre-approved all services in accordance with the service pre-approval policies and procedures, which can be found on the ExxonMobil website at exxonmobil.com/pre-approval. The Audit Committee did not use the “de minimis” exception to pre-approval that is available under SEC rules. The following table summarizes the fees, which are described in more detail below.

	2023	2022
	(millions of dollars)
Audit Fees	34.1	35.4
Audit-Related Fees	7.2	5.8
Tax Fees	0.6	0.7
All Other Fees	—	—

Total	41.9	41.9

Audit Fees

The aggregate fees for PwC professional services rendered for the annual audits of ExxonMobil’s financial statements for the year ended December 31, 2023, and for the reviews of the financial statements included in our quarterly reports on Form 10-Q for that year, were $34.1 million (versus $35.4 million for 2022).

Audit-Related Fees

The aggregate fees for PwC Audit-Related services rendered to ExxonMobil for the year ended December 31, 2023, were $7.2 million (versus $5.8 million for 2022). Audit-related services were mainly related to benefit plan audits and other attestation procedures.

Tax Fees

The aggregate fees for PwC Tax services rendered to ExxonMobil for the year ended December 31, 2023, were $0.6 million (versus $0.7 million for 2022). These services were mainly related to assisting various ExxonMobil affiliates with the preparation of local tax filings and related services.

All Other Fees

The aggregate fees for PwC services rendered to ExxonMobil, other than the services described above under “Audit Fees,” “Audit-Related Fees,” and “Tax Fees,” for the year ended December 31, 2023, were zero (also zero for 2022).

We believe PwC is well qualified to perform this work. A PwC representative will be at the annual meeting to answer appropriate questions and to make a statement if desired.

The Audit Committee recommends you vote FOR this proposal.

2024 Proxy Statement	45

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board of Directors has reviewed and discussed the Compensation Discussion and Analysis with management of the Corporation. Based on that review and discussion, we recommended to the Board that the Compensation Discussion and Analysis be included in the Corporation’s proxy statement for the 2024 annual meeting of shareholders, and also incorporated by reference in the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2023.

Angela F. Braly, Chair	Joseph L. Hooley
John D. Harris II	Steven A. Kandarian

Item 3 – Advisory Vote to Approve Executive Compensation

At the meeting, shareholders will be asked to vote on a non-binding resolution to approve the compensation of the Named Executive Officers (NEOs) listed in the Summary Compensation Table.

When casting your vote, we encourage you to consider the detailed information in the Compensation Discussion and Analysis beginning on page 47.

The Board supports the overall design of the compensation program, on the basis that the program:

•	Is aligned with the Company’s business model and shareholder returns over the long term;

•	Delivers pay that is highly performance based and tied to company and individual performance; and

•	Enables the Compensation Committee to leverage its experience and judgment to deliver market competitive pay.

We continue to listen and respond to the feedback we receive from shareholders during our shareholder engagement process. In response, this disclosure builds on the enhancements introduced last year, focused on better illustrating the tie between business and individual performance and pay decisions.

The Board recommends an advisory vote FOR the following resolution:

RESOLVED: That shareholders approve the compensation of the Named Executive Officers as disclosed pursuant to Item 402 of SEC Regulation S-K, including the Compensation Discussion and Analysis, compensation tables, accompanying narrative, and additional compensation disclosures included in this proxy statement.

46	2024 Proxy Statement

EXECUTIVE COMPENSATION COMPENSATION DISCUSSION AND ANALYSIS Executive Summary The Compensation Discussion and Analysis Letter to Shareholders 48 and Executive Compensation Tables outline Shareholder Engagement 48 ExxonMobils executive compensation program Why Vote FOR Say-on-Pay? 49 and process for determining pay as it applies to the Strong Governance Practices 49 Named Executive Officers (NEOs). Compensation Design For 2023, Named Executive Officers were: Approach to Executive Compensation 50 Darren W. Woods Overview 51 Chairman and CEO Accountability and Performance 52 Long-Term Award Program 54 Bonus Program 56 Salary Program 56 Determining Compensation Kathryn A. Mikells Annual Benchmarking 57 2023 Business Performance 58 Senior Vice President and Chief Financial Officer 2023 Compensation Actions 60 Other Compensation Elements Retirement Plans 64 Share Utilization 65 Neil A. Chapman Granting Practices 65 Senior Vice President Tax Matters 65 Risk and Governance Stock Ownership 66 Forfeiture Provisions 66 Clawback Policies 66 Jack P. Williams, Jr. Anti-Hedging Policy 66 Senior Vice President Employment Arrangements 67 Change-in-Control 67 Definitions and Footnotes 68 EXECUTIVE COMPENSATION TABLES Summary Compensation Table 70 Karen T. McKee Grants of Plan-Based Awards 73 President, ExxonMobil Outstanding Equity Awards 74 Product Solutions Company Stock Vested 75 Pension Benefits 75 Nonqualified Deferred Compensation 77 Other Compensation Elements 78 2024 Proxy Statement 47

2024 Proxy Statement	47

EXECUTIVE SUMMARY LETTER TO SHAREHOLDERS Fellow Shareholders, As you consider your vote, we encourage you to review the information included in this disclosure. The Committee supports the design and the resulting pay outcomes of the executive compensation program; we believe it aligns well with the Companys business model, and considers the complexity of the environment in which the Company operates. Executive performance is evaluated across all performance dimensions consistent with the Companys long-term strategy. Your feedback is important. The Committee considers the results of the Say-on-Pay vote, together with feedback received through ongoing shareholder engagements as it reviews the effectiveness and competitiveness of the executive compensation program, taking into account business context and market practices. Business Perspective ExxonMobils business involves large investments that create shareholder value over long periods of time, requiring executives to maintain a long-term view when making decisions across a wide range of business investments. The executive compensation program design reflects this and has proven to be adaptable to evolving strategic priorities. In 2023, ExxonMobil delivered strong business results across all performance dimensions. ExxonMobil is delivering on both sides of the and equation meeting societys needs for energy and essential products and reducing emissions. The Companys disciplined approach and aggressive cost management allow it to realize the full benefit of market conditions and deliver strong financial performance. Compensation Decisions We do not adjust share grants to offset changes in share price, nor do we adjust the bonus program formula as a result of year-on-year changes in earnings. Therefore, total direct compensation is lower in 2023 vs. 2022 reflective of lower earnings and share price. The compensation program design remains strong: highly performance based, share-denominated, and tied to business and individual performance, resulting in a strong market position, while maintaining alignment with the experience of our long-term shareholders. Shareholder Engagement Throughout 2023, management and independent directors engaged with shareholders, representing over two-thirds of outstanding institutionally held Say-on-Pay 2023 2022 2021 shares. We value your strong support for the program, with long restriction Votes For 91% 91% 89% periods, pay-for-performance, share-denominated basis, and strong governance cited as key strengths, effectively tying executive pay to shareholder outcomes. We continue to enhance our disclosure, reflecting your feedback, and our ongoing commitment to create further clarity. We strive to be transparent on how the Board holds management accountable to deliver business results and drive the Companys strategic objectives, including the Companys role in the energy transition. You will find information in this disclosure on how the Committee carefully considers performance, and resulting pay outcomes. On behalf of the Compensation Committee, I encourage you to vote FOR Item 3. Chair, Compensation Committee Exxon Mobil Corporation 48 2024 Proxy Statement

48	2024 Proxy Statement

WHY VOTE FOR SAY-ON-PAY? PROGRAM ALIGNED WITH BUSINESS MODEL AND SHAREHOLDER RETURNS Program adaptable to evolving strategic priorities through annual goal setting; includes positioning the Company for success in the energy transition Majority of total direct compensation delivered in performance shares; 78 percent of CEO total direct compensation1 Share-denominated basis coupled with long restriction periods ensures alignment with shareholders over long term Restriction periods longest in any industry promote accountability to maximize shareholder value over the long term while effectively managing longer-term risks, including risks related to the energy transition PAY HIGHLY PERFORMANCE BASED AND TIED TO COMPANY PERFORMANCE Strong 2023 business results across all performance dimensions Delivered strong financial performance through advantaged asset investments, improved competitiveness, and active cost control Maintained industry-leading personnel safety performance2 On track to achieve 2030 GHG emission-reduction plans3 Lower cash bonus and performance share grant value versus 2022, reflective of the change in year-over-year earnings and stock price, respectively COMPENSATION COMMITTEE APPROACH TO DELIVER MARKET COMPETITIVE PAY Deliberation on overall level of CEO pay considers progress toward strategic objectives, business results, individual performance, and competitiveness of pay given tenure in position 10-year combined realized and unrealized pay (2013 to 2022) for CEO position at 45th percentile1 The Committee anticipates a competitive position in 2023 based on available data from benchmark companies SUPPORTED BY STRONG GOVERNANCE PRACTICES Key design features that discourage executives from taking inappropriate risk include: Extensive stock ownership No employment contracts Significant pay-at-risk No severance agreements Strong forfeiture provisions No change-in-control arrangements Clawback policies No guaranteed bonuses Anti-hedging policy No additional stock grants to balance losses in value Annual assessment of compensation design No accelerated vesting at retirement Independent compensation consultant 2024 Proxy Statement 49

2024 Proxy Statement	49

50	2024 Proxy Statement

OVERVIEW

ACCOUNTABILITY AND PERFORMANCE | Pages 52–53

- Board reviews and approves Corporate goals and objectives annually, integrated into Company's plan cycle
- Goals are cascaded at each level, tailored for area of responsibility; annual assessment versus planned goals results in differentiated pay outcomes

COMPENSATION DESIGN | Pages 54–56

- Named Executive Officers participate in the same broad-based programs as all other executives
- Performance shares for senior executives represent a higher percentage of total direct compensation, reflective of the impact of their decisions, and resulting in increased pay-at-risk

	Performance Shares	Annual Bonus	Base Salary
Percent of Total Direct Compensation	• Over 70 percent	• 10 to 20 percent	• 10 percent or less
Intent	• Link pay to returns of long-term shareholders • Encourage long-term view through the commodity price cycle	• Link pay to annual Company earnings performance • Align incentives across all functions	• Provide competitive base pay
Key Design Features	• Granted in the form of stock units • 50 percent vests in 5 years from grant date; 50 percent in 10 years • Long restriction periods coupled with performance metrics applied at grant • Significant portion of pay at risk of forfeiture for extended period of time	• Paid in year of grant • Bonus award pool shifts in line with year-over-year earnings • Individual award further determined by individual performance and pay grade • Full award subject to clawback	• Increase determined by individual performance, experience, and pay grade • Ties directly to long-term benefits

DETERMINING COMPENSATION

ANNUAL COMPENSATION BENCHMARKING | Page 57

- Based on 1-year total direct compensation and 10-year realized and unrealized pay analysis
- Target pay around the median, considering tenure in position, individual and business performance, and evaluated across a range of stock price scenarios

INPUTS TO COMPENSATION COMMITTEE | Pages 58–59

Performance Dimension	Measurement
Progress Toward Strategic Objectives - Operations Performance - Financial Performance - Energy Transition - Business Portfolio	Demonstrated leadership and accomplishments relative to established goals and objectives
Financial and Operating Metrics - Safety, ROCE, CFOAS, TSR - Spills, Operated GHG Emissions Intensity	Position relative to industry peers Company performance

PAY DELIBERATIONS AND DECISIONS | Pages 60–63

- Balances progress toward strategic objectives, business results, individual performance, and competitiveness of pay, taking into account experience in position

ACCOUNTABILITY AND PERFORMANCE Executive compensation program design aligned with business model and talent development approach long-term oriented, performance differentiated, and adaptable to evolving strategic priorities through goal setting. STRATEGIC OBJECTIVES The Companys long-term strategic objectives center around four key interdependent performance dimensions, reflective of the Companys priority focus areas. These objectives, fully integrated into the Companys plan cycle, provide the framework for the organization to deliver on its commitments. Strategic objectives have been established to drive sustainable growth in shareholder value while positioning the Company for long-term success in a lower-emission future. Long-Term Strategic Objectives Operations Performance Deliver industry-leading performance in safety, emissions-intensity reductions, environmental performance, and reliability Financial Performance Deliver industry-leading earnings and cash flow growth Energy Transition Lead industry in reducing emissions in hard-to-decarbonize sectors Business Portfolio Optimize existing business portfolio, resilient to a transitioning energy system PLAN GOALS The Companys strategic objectives are translated into annual plan goals through a comprehensive process that incorporates Corporate and functional plans. Plan goals are endorsed by the Board during its November meeting. A disciplined approach to establishing goals aligns executives to deliver on the Companys strategic objectives. The CEO is primarily responsible for executing the Companys long-term strategic objectives, as translated in annual plan goals. CEO goals and objectives are CEO supplemented with enterprise-wide initiatives. These include risk management, corporate reputation, talent management, research and technology, and management of major projects. Plan goals and objectives are cascaded throughout the organization, tailored to each Corporate Officers executives area of responsibility. Goals and objectives are reviewed with senior management annually and reinforced through periodic stewardship reviews and the performance assessment process. Worldwide Leaders are held accountable to deliver on plan goals and objectives across all Executives performance dimensions within the context of the Companys strategic objectives. This sets a high performance threshold. Where faced with trade-offs across different priorities, these are discussed with senior management through monthly business reviews. DESIGN ADAPTABLE TO EVOLVING STRATEGIC PRIORITIES THROUGH INTEGRATION IN THE COMPANYS PLAN PROCESS, CORPORATE GOALS & OBJECTIVES APPROVED BY THE BOARD 52 2024 Proxy Statement

52	2024 Proxy Statement

PERFORMANCE EVALUATION The Compensation Committee evaluates accomplishments across all business performance dimensions within the context of the Companys long-term strategy. Financial and operating metrics further support the Committees assessment. Results of the annual performance evaluation inform level of pay, including salary, bonus, and performance share award. Details on pay deliberations for the CEO and the three members of the Management Committee, who are responsible to deliver the Companys business results and drive the strategic objectives, are included on pages 60 to 63. CEO The Compensation Committee evaluates the CEOs performance based on progress against plan goals and objectives, which are reflective of the Companys strategic objectives and supported by financial and operating metrics. The Companys strategic objectives are interdependent, with long-term success determined by delivery in each of the strategic objectives. As such, the Committee assigns equal weight to each of the four strategic objectives. Recognizing the complexity and significant uncertainty inherent in a transitioning energy system, the Committee maintains its focus on balancing the energy transition objectives and meeting societys need for affordable energy and essential products that are critical to improved living standards. Progress is discussed throughout the year in various Board and Committee reviews. Financial and operating metrics are assessed over near- and long-term time horizons, taking into account the broader business environment. See pages 58 to 59 for 2023 business performance. Corporate Officers The CEO reviews the performance of all other Corporate Officers, including members of the Management Committee, with the Board during the annual executive development review in October. Performance is evaluated based on accomplishments versus plan goals and objectives. In addition to this formal annual assessment, the Board evaluates the performance of all senior executives throughout the year during specific business reviews and Board meetings. The Compensation Committee also takes into account demonstrated leadership in sustaining sound business controls and a strong ethical and corporate governance environment. AWARD DETERMINATION DIRECTLY TIED TO INDIVIDUAL PERFORMANCE Annual performance assessment against goals and objectives results in a performance category that translates to adjustment in salary, bonus award, and performance share grant. Awards are highly differentiated based on performance and pay grade. Performance share grants are not adjusted to offset changes in share price, this results in executives seeing a one-for-one change in compensation through share price. The percent change in bonus program, reflecting change in earnings (described on page 56), is applied to the bonus award matrix used to determine individual grant levels based on pay grade and individual performance. DISCIPLINED APPROACH HOLDS EXECUTIVES ACCOUNTABLE FOR BUSINESS RESULTS AND PROGRESSING STRATEGIC OBJECTIVES, BALANCING SHORT- AND LONG-TERM ACTIVITIES 2024 Proxy Statement 53

2024 Proxy Statement	53

LONG-TERM AWARD PROGRAM Performance shares represent over 70 percent of total direct compensation, and are intended to link executive pay to the returns of long-term shareholders and encourage a long-term view through the commodity price cycle. Performance shares vest 50 percent in 5 years and 50 percent in 10 years. For more information, see page 73. PROGRAM DESIGN BUSINESS MODEL ALIGNMENT SHAREHOLDER ALIGNMENT ACCOUNTABILITY Long investment lead times Majority of executive pay delivered in Restriction periods and risk of forfeiture and complex risk management performance shares, aligning realized pay drive focus on long-term shareholder landscape require long-term view level with returns of long-term shareholders value creation while managing risk LONGEST RESTRICTION PERIODS HIGHEST STANDARDS OF ABILITY TO RETAIN KEY TALENT IN ANY INDUSTRY PERFORMANCE Executives unable to monetize Applying performance metrics at Performance assessed against significant portion of pay, creating large grant enables restriction periods of pre-established goals and objectives, buyout hurdle 10 years results tie directly to award level LONG RESTRICTION PERIODS IN LINE WITH INVESTMENT LEAD TIMES AND RISK PROFILE Investment decisions in a capital-intensive industry and management of risk play out over time horizons often decades in length, through volatile commodity price cycles, requiring executives to maintain a long-term view when making decisions Long restriction periods ensure that a significant portion of pay reflects the outcome of these decisions and the experience of long-term shareholders An alternate formula-based program would require a shorter time horizon to set meaningful, credible targets. The Compensation Committee has analyzed the appropriateness of a shorter-term program and concluded that this could encourage short-term decision making, which is not aligned with the long investment lead times and the capital-intensive nature of the business Example below shows project net cash flow of a typical ExxonMobil project and performance share program design. It illustrates that short-term vesting would occur prior to determination of project financial success or failure and that longer-term vesting better aligns with shareholder returns resulting from investment decisions LONGER RESTRICTION PERIODS ALIGN WITH PROJECT NET CASH FLOW Profitability YEARS 3 5 10 STOCK GRANT ExxonMobil Program Restriction Period Alternate Program Restriction Period PROJECT TIMELINE Investment 54 2024 Proxy Statement

54	2024 Proxy Statement

- ExxonMobil conducts business in a cyclical commodity price environment and transitioning energy system. A business portfolio resilient to these market dynamics, positions the Company well to generate sustainable growth in shareholder value over the long term
- Longer restriction periods ensure executives hold shares across dynamic market conditions
- An alternate program with shorter-term target setting and vesting would enable executives to monetize and diversify realized pay at a much faster pace. This would decrease their exposure to these dynamic market conditions, contrary to the experience of our shareholders over the long-term

SHARE-DENOMINATED BASIS ALIGNS AWARD VALUES WITH SHAREHOLDER OUTCOMES

- Uniquely long restriction periods result in a need to apply performance metrics at grant, versus at vest
- Performance share award grant levels are established based on pay grade and individual performance
- The Compensation Committee does not adjust share grants to offset changes in share price, this results in executives seeing a one-for-one change in compensation through share price
- A share-denominated approach coupled with long restriction periods defines the risk/reward profile of stock-based performance awards and results in a greater degree of volatility versus alternate programs with dollar-denominated approach

LONG-TERM AWARD – CEO POSITION
DEGREE OF VOLATILITY VERSUS ALTERNATE PROGRAMS


ExxonMobil
Compensation Benchmark Companies:
25 to 75 Percentile
50 Percentile
(dollars in millions)
25
20
15
10
5
0
2014
15
16
17
18
19
20
21
22
2023

2023 DECISIONS

- As in prior years, the Committee did not adjust share grants, which vest over the next 10 years, to offset changes in the current share price, thus maintaining strong alignment in the experience of our executives and our long-term shareholders
- Changes in award grants for Named Executive Officers reflect individual performance
- Long-term award value down, reflective of stock price; $103.11 at 2023 grant versus $110.84 in 2022; up from $62.82 in 2021, and $41.15 in 2020

STOCK OWNERSHIP

- It is ExxonMobil's policy that executives maintain significant stock ownership, with no accelerated vesting at retirement
- Long restriction periods result in stock ownership far exceeding ownership guidelines typical among other companies across industries. This aligns the interests of our executives with those of long-term shareholders and ensures focus on actions that create sustainable shareholder value over the long term

	Multiple of base salary
Market-common stock ownership	Min 6 – Max 12
ExxonMobil CEO	86
Other NEOs	36 – 71

- Table depicts 2023 stock ownership, vested and unvested, as multiple of base salary
- At retirement, assuming age 65, approximately 70 percent of unvested shares will be outstanding and continue to vest over a 10-year period[5]

THROUGH LONG RESTRICTION PERIODS, EXXONMOBIL EXECUTIVES ARE INCENTIVIZED TO TAKE A LONG-TERM VIEW IN DECISION MAKING

BONUS PROGRAM

Annual bonus program represents **10 to 20 percent** of total direct compensation, and is intended to link executive pay to annual Company earnings performance.

All executives globally, including Named Executive Officers, participate in the same bonus program.

PROGRAM DESIGN

- Compensation Committee establishes the overall size of bonus program ("ceiling"), set as a percent change from prior year bonus program[6]

% change in bonus program = (% change in annual earnings) x (2/3)

- Percent change in bonus program is applied to the bonus award matrix that is used to determine individual grant levels based on pay grade and individual performance
- Tie to year-over-year change in earnings coupled with individual performance defines the risk/reward profile of the bonus program and results in greater degree of volatility versus market practice
- Bonus delivered in cash in year of grant
- Full bonus award subject to clawback, see page 66

ANNUAL BONUS AWARD – CEO POSITION
DEGREE OF VOLATILITY VERSUS ALTERNATE PROGRAMS


ExxonMobil
Compensation Benchmark Companies:
25 to 75 Percentile
50 Percentile
(dollars in millions)
8
6
4
2
0
2014
15
16
17
18
19
20
21
22
2023

2023 DECISIONS

- 2023 bonus program set at -25 percent versus 2022, individual awards for Named Executive Officers further reflect individual performance
- CEO bonus $4.8 million, down from $6.4 million in 2022, in line with year-over-year change in earnings; 2023 bonus at 255 percent of 2023 base salary, below average of bonus program maximum of benchmark companies[7]

SALARY PROGRAM

Base salary represents **10 percent or less** of total direct compensation, and is intended to provide competitive base pay and directly affect the level of retirement benefits, as salary is included in benefit formulas.

Named Executive Officers participate in the same salary program as all U.S.-dollar-paid professional employees.

The overall size of the program is determined by annual benchmarking. Individual salary increases are the result of individual performance, experience, and changes to pay grade.

2023 DECISIONS

- The Compensation Committee granted 2024 salary increases to Named Executive Officers consistent with the salary program for all U.S.-dollar-paid professional employees
- Individual salary increases take into account individual performance, level of responsibility and experience, and reflect market analysis and competitiveness at time of decision in 2023

DETERMINING COMPENSATION ANNUAL BENCHMARKING COMPANY PERFORMANCE Assessing business performance is most relevant against companies of similar scale and complexity that operate within the same industry. These include BP, Chevron, Shell, and TotalEnergies. See page 59 for 2023 business results. COMPENSATION BENCHMARKING Evaluating level of pay is most relevant against other U.S. companies SCALE OF EXXONMOBIL VERSUS BENCHMARK COMPANIES8 who pay in the same jurisdiction. The Compensation Committee reviews benchmark companies on an annual basis. (2023 revenue, dollars in billions) 350 Criteria for selecting benchmark companies include: ExxonMobil large scale and complexity; 300 capital intensity; international operations; and 250 proven sustainability over time. Chevron 200 Ford ExxonMobil remains the largest across benchmark companies. Both General Motors 150 Verizon ExxonMobil Upstream and ExxonMobil Product Solutions business AT&T segments, on a stand-alone basis, rank among other large benchmark Johnson & Johnson Procter & Gamble companies based on revenue. 100 Boeing Raytheon Technologies Compensation benchmark companies remained the same since 2017, General Electric except for the addition of Raytheon Technologies in 2021 as successor, 50 IBM Pfizer by merger, to United Technologies. 0 PAY ORIENTATION In assessing the appropriateness of pay levels, the Committee considers scale and complexity, and tenure in position as relevant factors. Despite the much larger scale of ExxonMobil versus benchmark companies, the Compensation Committee focuses on a broad range around the median of compensation benchmark companies, evaluated across a range of stock price scenarios. This provides the ability to: Differentiate compensation based on experience and performance levels among executives; Minimize the potential for automatic ratcheting-up of compensation that could occur within a narrow target among benchmark companies; and Respond to changing business conditions. The Committee uses tally sheets for the CEO and Management Committee that provide detailed information, by pay element, and allow for assessment against publicly available data for similar positions at compensation benchmark companies. The Committee also uses an independent consultant to assist in this analysis as discussed in the Corporate Governance section, see page 37. COMPENSATION COMMITTEE CONDUCTS ANNUAL BENCHMARKING TO ASSESS MARKET COMPETITIVENESS OF EXECUTIVE PAY AND PROGRAM DESIGN 2024 Proxy Statement 57

2024 Proxy Statement	57

2023 BUSINESS PERFORMANCE Strong 2023 business results across all performance dimensions, positioned to capture the full benefit of changing market conditions. Delivering strong financial performance through advantaged and integrated portfolio of investments, improved competitiveness, and active cost control, while meeting societys need for energy, essential products, and reduced emissions. 2023 PROGRESS AND PERFORMANCE OPERATIONS Strategic Objective Deliver industry-leading performance PERFORMANCE Safety Maintained industry-leading personnel safety performance2 Sustained 25% reduction in Tier 1 Process Safety Events9 Emissions, 2023 GHG emissions intensity reduction on track with 2030 plans3 Environmental Over 50% reduction in number of spills2,9,10 Reliability Total capacity loss trend on plan11 FINANCIAL Strategic Objective Deliver industry-leading earnings and cash flow growth PERFORMANCE Results Delivered strong financial results Delivered more than $9 billion in structural cost savings9,12 Maintained capex discipline13; debt-to-capital ratio at 16%, consistent with strong AA rating Delivered $32 billion to shareholders through dividends and share repurchases ENERGY Strategic Objective Lead industry in reducing emissions in hard-to-decarbonize sectors TRANSITION Results More than 10% reduction in corporate-wide GHG emissions intensity3 in support of 2030 GHG Emission-Reduction Plans and 2050 Net-Zero Ambition14 Pursuing more than $20 billion in lower-emission investments from 2022-2027, positioned for strong double-digit returns from large addressable markets, and competitively advantaged projects BUSINESS Strategic Objective Optimize existing business portfolio, resilient to a transitioning energy system PORTFOLIO Upstream Prioritize resilient, high-return investments Entered definitive agreement to acquire Pioneer for $59.5 billion, doubling Permian footprint Exceeded commitment of $5 billion in structural cost reductions by year-end 20239,12; captured additional $1.5 billion vs. 2022 Guyana: 10% above design capacity15; industry-leading GHG and unit cost performance16 Permian: 12% growth vs. 2022, applied proprietary technology to deliver industry-leading long lateral wells; zero routine flaring17; increased electrification of operations Improved portfolio and cost structure through strategic divestments and cost efficiencies generated $1 billion in earnings vs. 202218 Product Solutions Lower cost of supply, grow high-value products, improve portfolio value, lead in sustainability Achieved third highest-ever earnings of $16 billion Delivered on commitment of $4 billion in structural efficiencies by year-end 20239,12; capturing $1.2 billion vs. 2022 Best refining reliability in 10 years,19 with 1Q turnaround performance20 Invested in technology for new market growth with ProxximaTM expanded production Over 250% increase in Advanced Recycling Certificate Production, vs. 2022 Started up largest U.S. refinery capacity addition in 10 years and 750 kTA chemical expansion Began construction of 20 Kbd Strathcona renewable diesel project Low Carbon Develop pipeline of advantaged opportunities and establish LCS as an industry leader Solutions Acquired Denbury for $4.9 billion, making ExxonMobil the largest U.S. CO2 pipeline owner/operator Advanced technology development projects, including Direct Air Capture Executed contracts with Nucor and Linde, increasing total CCS under contract to ~5 MTA Established pipeline of lithium technologies and commercial developments aiming to supply lithium for ~1 million EVs per year with fewer environmental impacts versus conventional hard-rock mining 58 2024 Proxy Statement

58	2024 Proxy Statement

2023 BUSINESS PERFORMANCE | FINANCIAL & OPERATING METRICS PERSONNEL SAFETY2, 21 ENVIRONMENTAL2, 10 LOST-TIME INCIDENT RATE (LTIR) SPILLS >1 BARREL (BBL) Accomplishments are evaluated ExxonMobil Workforce (number) across all business performance Upstream Industry Benchmark dimensions within the context of the 500 U.S. Refining and Chemical Industry Benchmark Companys long-term strategy (incidents per 200,000 work hours) 400 Financial and operating metrics 0.18 0.16 further support the Compensation 300 Committees assessment 0.14 0.12 0.10 200 0.08 0.06 0.04 100 0.02 0.00 0 2014 15 16 17 18 19 20 21 22 2023 2014 15 16 17 18 19 20 21 22 2023 GHG EMISSIONS3, 22 CORPORATE-WIDE CORPORATE-WIDE CORPORATE-WIDE OPERATED GHG EMISSIONS INTENSITY OPERATED HYDROCARBON FLARING INTENSITY OPERATED METHANE EMISSIONS INTENSITY (T CO e/100 T) (m3/T) (T CH /100 T) 2 4 30 15 0.08 25 12 0.06 20 2030 GHG Emission-Reduction Plans3 9 15 0.04 6 10 2030 GHG Emission-Reduction Plans3 0.02 3 2030 GHG Emission-Reduction Plans3 5 0 0 0.00 2016 17 18 19 20 21 22 2023 2016 17 18 19 20 21 22 2023 2016 17 18 19 20 21 22 2023 FINANCIAL RETURN ON AVERAGE CAPITAL EMPLOYED CASH FLOW FROM OPERATIONS TOTAL SHAREHOLDER RETURN (TSR)24 (ROCE)23 AND ASSET SALES (CFOAS)23 (10-year average, percent) 10-Year Average 2023 10-Year 5-Year 3-Year 2023 10 (dollars in billions) (average, percent) 70 50 8 60 40 6 50 30 40 20 4 30 10 20 0 2 10 -10 0 XOM Chevron Shell Total BP 0 XOM Chevron Shell Total BP -20 XOM Chevron Shell Total BP 2024 Proxy Statement 59

2024 Proxy Statement	59

2023 COMPENSATION ACTIONS | CEO PAY DELIBERATIONS Mr. Woods is primarily responsible for executing the Companys long-term strategic objectives while progressing plan goals in support of these objectives. In 2023, the Company delivered strong business results across all performance dimensions. Under Mr. Woods leadership, the Company maintained its commitment to advantaged long-term investments and actively progressed structural cost savings.12 This continues to position the Company well to capture upside opportunities, and provides flexibility to consider further investments as the opportunity pipeline matures, technology advances, and markets and policies evolve. The Committee noted strong business results in each performance dimension: Operations: maintained industry-leading personnel safety performance2; on track to achieve 2030 GHG emission-reduction plans3; established Global Business Solutions, Supply Chain, and Global Trading organizations, driving further integrated value. Financial: IOC25-leading earnings and cash flow; earnings growth driven by strong portfolio investment returns, accretive volumes, and structural efficiencies12; maintaining debt-to-capital ratio consistent with a strong AA rating. Energy transition: more than 10% reduction in corporate-wide GHG emissions intensity3; on track to achieve net-zero in Permian unconventional operations by 2030. Pursuing more than $20 billion in lower-emission investments from 2022 through 2027, positioning for strong double-digit returns from large potential addressable markets and competitively advantaged projects. Business portfolio: best-in-industry investment portfolio, integrated and resilient across price cycles and a transitioning energy system, delivering high returns and short payouts; further aligned organizations with markets and key competitive variables. Established Low Carbon Solutions as an industry leader, with significant investment in the U.S. Gulf Coast, CCS, hydrogen, and lithium. Expanding our Low Carbon Solutions business opportunities with Denbury acquisition to further reduce the Companys and others emissions, and investing in high-quality Permian acreage through Pioneer acquisition. Strengthening ExxonMobil culture framework globally; successfully implemented re-designed leadership learning program in support of We are ExxonMobil with 30 percent of leaders trained at year end; company-wide employee survey, demonstrated strong engagement, and year-over-year improvement in focus areas understanding Company purpose and strategy, progress in fostering a productive and inclusive environment, and sustaining and improving our culture. In acknowledgement of these achievements, the Committee awarded total direct compensation of $29.9 million. Consistent with our pay philosophy, a significant portion was delivered through performance shares with 5- and 10-year vesting periods. CEO COMPENSATION TOTAL DIRECT COMPENSATION REALIZED PAY Salary Bonus Stock-Based Awards Total Cash Vesting of Previous Awards (millions) (millions) $33.0 $29.9 $18.3 94% variable $18.1 $15.6 pay, at risk $9.1 2021 2022 2023 2021 2022 2023 Total Reported Pay % of Total Direct Compensation $23.6 $35.9 $36.9 50% 55% 52% 2023 total direct compensation down 10 percent versus 2022, reflective of reduced earnings and lower stock price 78 percent of CEO total direct compensation delivered in the form of performance shares with long restriction periods Level of realized pay reflects lower bonus award and lower vested award value, including 50 percent of an award granted in 2018 reflecting second year as Chairman and CEO 60 2024 Proxy Statement

60	2024 Proxy Statement

CEO COMPENSATION BENCHMARKING1 TOTAL DIRECT COMPENSATION 1-YEAR TOTAL DIRECT COMPENSATION 10-YEAR TOTAL DIRECT COMPENSATION (2022) (2022, 2012 to 2021) ExxonMobil Compensation Benchmark Companies 2022 2012-2021 Range 100th Percentile XOM 2 3 4 5 6 7 8 9 10 11 12 13 XOM 2 3 4 5 6 7 8 9 10 11 12 13 (rank position) (rank position by 2022 compensation) Strength of program design demonstrated across dynamic market conditions and a complex business environment; highly performanced based, tied to business and individual performance, and resulting in greater degree of volatility versus programs of benchmark companies 2023 compensation reflective of strong business and individual performance; lower bonus award and performance share grant value reflective of change in year-over-year earnings and share price, respectively REALIZED AND UNREALIZED PAY 10-YEAR COMBINED REALIZED AND UNREALIZED PAY 10-YEAR REALIZED PAY (2013 to 2022) (2013 to 2022) ExxonMobil Compensation Benchmark Companies ExxonMobil Compensation Benchmark Companies 45th Percentile 1st Percentile 1 2 3 4 5 6 7 XOM 9 10 11 12 13 1 2 3 4 5 6 7 8 9 10 11 XOM 13 (rank position) (rank position) Combined 10-year realized and unrealized pay normalizes for different award types and restriction periods Relative position in 10-year realized versus realized/unrealized pay reflective of long restriction periods in program design 2024 Proxy Statement 61

2024 Proxy Statement	61

2023 COMPENSATION ACTIONS | MANAGEMENT COMMITTEE

KATHRYN A. MIKELLS, SENIOR VICE PRESIDENT AND CHIEF FINANCIAL OFFICER

Ms. Mikells is responsible for all corporate finance departments, including financial planning and reporting, Global Business Solutions, Tax and Treasurer's, and Audit functions. Ms. Mikells also oversees strategic planning and investor relations. In 2023, Ms. Mikells provided strategic and executive oversight in the following areas:

- **Financial / Corporate Strategy:** sustained leadership in driving process and systems transformation, consolidation, and simplification of end-to-end transactional processes; focused efforts on improving competitiveness of portfolio and active cost management; continued efforts to fortify balance sheet with debt-to-capital ratio at 16%, consistent with strong AA rating; delivered $32 billion to shareholders through dividends and share repurchases.
- **External engagement:** further strengthened shareholder engagement and understanding through increased Board, management, and IR access; co-hosted Low Carbon Solutions business spotlight; exceeded institutional investment engagements key industry benchmark.
- Maintained strong emphasis on effectiveness of Enterprise Risk Management, ensuring risks most important to the Corporation were identified, prioritized and managed, with appropriate oversight of the Management Committee and Board.


Salary
$1.2M
Bonus
$3.2M
$16.5M
Performance Shares
$12.1M
93% variable pay at risk

In acknowledgement of these achievements, the Committee awarded total direct compensation of $16.5 million.

NEIL A. CHAPMAN, SENIOR VICE PRESIDENT

Mr. Chapman is responsible for the Upstream business, Global Trading, and the enterprise-wide Technology and Engineering functions. In 2023, Mr. Chapman provided strategic and executive oversight in the following areas:

- **Operations:** continued focus on Upstream industry LTIR leadership and contractor trend; 5th consecutive year of reduced Upstream operated emissions intensity[22]; Permian operations sustained zero routine flaring.[17]
- **Financial:** delivered Upstream earnings of $24 billion[26]; exceeded commitment of $5 billion in structural efficiencies[12] by year-end 2023[9]; $2.4 billion in proceeds from divestments in 2023.
- **Energy transition:** optimized detailed GHG roadmaps for operated assets, prioritization and execution of opportunities integrated into annual planning process; on track with 2030 net-zero Scope 1 and 2 plans for Permian unconventional operations; eliminated more than 6,000 pneumatic venting devices; further electrification of facilities, including securing agreement to enable more than 475 megawatts of low-carbon wind capacity.
- **Business portfolio:** entered into definitive agreement to acquire Pioneer for $59.5 billion, doubling Permian footprint and increasing short-cycle portfolio; improved production mix through strategic divestment, primarily of gas assets, and sustained investment in advantaged projects; grew Guyana and Permian production by 120 KOEBD vs. 2022; improved recovery through production optimization; deployed industry-leading long lateral well technology; 3rd Guyana FPSO start-up ahead of schedule; achieved FID on Guyana FPSO 5, submitted field development plans for FPSO 6; commenced Engineering Design for Papua New Guinea LNG; consolidated Technology and Engineering organizations delivering 20% cost efficiency through 2028 unlocking additional scaleable high-value technology deployment and investment across business lines. Established Global Trading organization.


Salary
$1.2M
Bonus
$3.3M
$17.3M
Performance Shares
$12.8M
93% variable pay at risk

In acknowledgement of these achievements, the Committee awarded total direct compensation of $17.3 million.

JACK P. WILLIAMS, JR., SENIOR VICE PRESIDENT

Mr. Williams is responsible for the Product Solutions business, enterprise-wide Supply Chain, and Global Projects functions. In 2023, Mr. Williams provided strategic and executive oversight in the following areas:

- **Operations:** maintained industry-leading Downstream and Chemical LTIR performance,[2] with total number of incidents down; best refining reliability in past 10 years[19]; delivered consistent 1Q turnaround performance[20]; refining and chemicals businesses each operate assets among the lowest in the industry for greenhouse gas intensity.[27]
- **Financial:** delivered $17 billion[26] of earnings from Energy, Chemical, and Specialty Products (third-best ever); delivered on commitment of $4 billion in structural efficiencies[12] by year-end 2023 and delivering on plan to nearly triple earnings potential by 2027.[9]
- **Energy transition:** prioritized detailed GHG emission-reduction roadmap opportunities via annual planning process; actively investing in 12 major projects to support ~10% reduction, vs. 2016, in operated Scope 1 and 2 emissions intensity by 2030[28]; started construction on 20 Kbd Strathcona renewable diesel project.
- **Business portfolio:** strengthened portfolio competitiveness with start-up of the largest U.S. refinery capacity addition in the last 10 years; increased performance product capacity by 750 kTA; grew performance product, lower-emission fuel, and *Mobil 1*™ sales to record levels. Strategically invested in technology development for future growth into new markets: *Proxxima*™ for lightweight composites, replacing heavier higher-carbon components, and improving advanced plastic recycling process capability; closed on sale of Billings, Trecate, and Sriracha refineries; Global Projects on track to deliver cost improvements greater than 10%, resulting in value capture of $6 billion by 2027,[29] 75% of benchmark projects at 1Q cost competitiveness. Established the Global Supply Chain organization.


Salary
$1.2M
Bonus
$3.3M
$17.3M
Performance Shares
$12.8M
93% variable pay at risk

In acknowledgement of these achievements, the Committee awarded total direct compensation of $17.3 million.



Angela F. Braly
Chair, Compensation Committee
Exxon Mobil Corporation

Our executives' pay is directly linked to the Company's commitment to drive sustainable growth in shareholder value while positioning the Company for long-term success in a lower-emission future. The Company's long-term strategy reflects its commitment to meeting society's needs for energy, essential products, and reduced emissions.

In 2023, the Company continued to deliver strong business results across all performance dimensions and further strengthened its ability to capture value through strategic organizational changes. Ongoing commitment to advantaged investments and active cost management position the Company to realize the full benefit of current market conditions and deliver industry-leading results.

Your valuable input has provided us the opportunity to continue to refine and enhance our disclosure, ensuring it provides transparency on the Compensation Committee's pay deliberations, and clarity on how performance against the Company's strategic objectives drives pay outcomes.

I look forward to our continued engagement and hope you will join the Board in voting "FOR" Item 3.

OTHER COMPENSATION ELEMENTS

RETIREMENT PLANS

The Company's approach to talent development stems from the need to develop future leaders broadly and deeply given the complexity and long-term nature of the business. Retirement plans support the Company's talent management approach and are designed to attract and retain talent for a career. See our *Investing in People* supplement for more information.[4] Retirement plans include:

- Defined contribution plans, such as the Company's savings plans, that are attractive to new hires who can begin building an account balance immediately; and
- Defined benefit plans, such as the Company's pension plans, that help retain mid- and late-career employees until retirement age. These are viewed as the primary vehicles for retirement planning.

Retirement plans also strengthen commitment to high performance standards. Salary and bonus amounts that form the basis for these plans, are determined by individual performance.

Named Executive Officers participate in the same savings and pension plans as all other U.S.-dollar-paid professional employees.

Change-in-control is **not** a triggering event under any ExxonMobil benefit plan.

Below are brief descriptions of the plans. See the Pension Benefits and Nonqualified Deferred Compensation sections on pages 75 to 77 for more details.

	Savings Plans	Pension Plans
Qualified	• **ExxonMobil Savings Plan (EMSP)** provides company-matching contribution of 7 percent of eligible salary if employee contributes minimum 6 percent of salary • Subject to U.S. Internal Revenue Code limits on amount of pay taken into account and total amount of contributions	• **ExxonMobil Pension Plan (EMPP)** provides a pension benefit when leaving the Company if age, service, and other provisions under the plan are met • Subject to U.S. Internal Revenue Code limits on compensation included and benefits paid
Nonqualified	• **Supplemental Savings Plan (SSP)** provides continuation of Company-matching contribution of 7 percent of eligible salary that would not otherwise be made to the qualified Savings Plan due to IRS limitations • Does not permit employee contributions	• **Supplemental Pension Plan (SPP)** provides pension benefits that cannot be paid from EMPP due to U.S. Internal Revenue Code limits • **Additional Payments Plan (APP)** provides pension benefits tied to annual cash bonus

SHARE UTILIZATION The Compensation Committee establishes a ceiling for performance share awards on an annual basis. The overall number of shares underlying awards granted in 2023 represents dilution of 0.2 percent. This dilution results in a lower relative impact on earnings per share at time of grant versus compensation benchmark companies, and is 67 percent below the average of compensation benchmark companies, based on historical grant patterns. GRANTING PRACTICES The Compensation Committee grants annual incentive awards to the Companys senior executives at its regular November meeting. A committee comprised of ExxonMobils CEO and Management Committee grants incentive awards to other eligible employees within the parameters of the bonus and performance share award ceilings approved by the Compensation Committee. This committee makes annual grants on a schedule aligned with the schedule of the Compensation Committee. The Committees may also grant awards as needed based on personnel developments within the parameters of the award ceilings approved by the Compensation Committee in November. The Companys compensation program does not include granting stock options. No stock options have been granted since 2001 and there are no plans to make such grants in the future. TAX MATTERS The Company does not provide tax assistance for either bonus or performance share awards. Starting in 2018, the U.S. Internal Revenue Code was amended so that annual compensation, including performance-based compensation, in excess of $1 million paid to the CEO, the Principal Financial Officer, and the other three most highly paid executives is not tax deductible by the Corporation, with an exception for compensation and benefits awarded or accrued prior to November 2017. Executives may not elect to defer any element of compensation. Nonqualified pension and other benefits have been designed in a manner intended to avoid additional taxes that could potentially be imposed on the recipients of such amounts by Section 409A of the U.S. Internal Revenue Code. This is achieved by setting the form and timing of distributions to eliminate executive and Company discretion. This section is based on the Companys interpretation of current U.S. tax laws. 2024 Proxy Statement 65

2024 Proxy Statement	65

RISK AND GOVERNANCE Executive Stock Long restriction periods on performance shares result in executives maintaining significant Ownership stock ownership during employment and for 10 years into retirement, the majority of which remain unvested Stock ownership far exceeds the typical standard ownership guideline of 6 times base salary Actual CEO stock ownership is 86 times salary resulting from 85 percent of unvested shares; similarly, stock ownership for other Named Executive Officers ranges from 36 to 71 times salary; at retirement the CEO and other Named Executive Officers will have approximately 70 percent of unvested shares outstanding that will vest over a 10-year period Average of all U.S.-dollar-paid executive officers is 41 times salary Significant Uniquely long restriction periods on performance shares substantially increase the percentage Pay-at-Risk of career compensation at risk well into retirement Unvested performance share awards cannot be used as collateral for any purpose Strong Forfeiture Unvested performance share awards are at risk of forfeiture in the event of early retirement Provisions and/or detrimental activity, including up to 10 years into retirement, if such activity occurs or is discovered after retirement In the event of retirement prior to age 65 but after eligibility for early retirement (i.e., at least 55 years of age with at least 15 years of service), the Compensation Committee, in the case of an executive officer, must approve the retention of awards. Forfeiture provisions remain in place until an award has vested, including those that vest post retirement Clawback Policies In the event of a material negative restatement of ExxonMobils reported financial or operating results, the Board is authorized to take actions as it deems necessary and appropriate, including the recoupment (clawback) of any bonus paid to an executive officer Policies, found under the Governance section of ExxonMobil.com, reflect the Companys high ethical standards and strict compliance with accounting and other regulations applicable to public companies, including compliance with NYSE rule 10D-1 Anti-Hedging/ Company policy prohibits all active executive, management, professional, or technical Derivative Policy employees and directors from being a party to a derivative or similar financial instrument, including puts, calls, or other options, future or forward contracts, or equity swaps or collars, on ExxonMobil common stock or trading in the oil or gas futures markets Annual Assessment of Compensation Committee reviews the effectiveness and competitiveness of the compensation Compensation Design program design annually; this includes an assessment of alternate methodologies During this annual review, the Committee also considers the insights gained from extensive shareholder engagement throughout the year Independent Compensation Committee utilizes the expertise of an external independent consultant Compensation For more information, see page 38 Consultant 66 2024 Proxy Statement

66	2024 Proxy Statement

No Employment CEO and other Named Executive Officers are at-will employees and as such do not have Contracts employment contracts, severance agreements, or change-in-control arrangements with No Severance the Company Agreements Eliminates any real or perceived safety net with respect to job security and increases the risk and consequences to the individual for performance that does not meet the No Change-in-Control highest standards Arrangements No Guaranteed Bonus subject to year-on-year change in earnings performance; remains at risk Bonuses Demonstrated by bonus program suspension in 2020; no award granted No Additional Stock Compensation Committee sets the size of the performance share program and does not Grants to Balance support a practice of offsetting a loss or gain in the value of prior performance share grants Losses in Value by the value of current-year grants Such a practice would minimize the risk/reward profile of stock-based awards and undermine the long-term view that executives are expected to adopt No Accelerated Performance shares are not subject to acceleration, not even at retirement, except in the Vesting at Retirement case of death Unvested performance shares cannot be used as collateral for any purpose COMPENSATION PROGRAM UNDERPINNED BY STRONG GOVERNANCE PRACTICES THAT DISCOURAGE INAPPROPRIATE RISK TAKING 2024 Proxy Statement 67

2024 Proxy Statement	67

FREQUENTLY USED TERMS Please also read the Footnotes on page 69 and the additional Frequently Used Terms in Exhibit A starting on page 99 for important information, including additional definitions and reconciliation of non-GAAP measures.Performance Share Program is the terminology used to describe our long-term award program to better reflect the strong connection between performance and pay.Compensation Benchmark Companies consist of AT&T, Boeing, Chevron, Ford, General Electric, General Motors, IBM, Johnson & Johnson, Pfizer, Procter & Gamble, Raytheon Technologies, and Verizon. These are the same companies noted in the 2023 Proxy Statement. Reported Pay is total compensation as reported in the Summary Compensation Table.Total Direct Compensation is compensation granted during the year, including salary, current year bonus, and the grant date fair value of performance shares. Realized Pay is compensation actually received by the CEO during the year, including salary, cash bonus, market value at vesting of previously granted stock-based awards, and All Other Compensation amounts realized during the year. It excludes unvested grants, change in pension value, and other amounts that will not actually be received until a future date. Amounts for compensation benchmark companies include salary, bonus, payouts of non-equity incentive plan compensation, and All Other Compensation as reported in the Summary Compensation Table, plus value realized on option exercise or stock vesting as reported in the Option Exercises and Stock Vested table. It excludes unvested grants, change in pension value, and other amounts that will not actually be received until a future date, as well as any retirement-related payouts from pension or nonqualified compensation plans.Unrealized Pay is calculated on a different basis than the grant date fair value of awards used in the Summary Compensation Table. Unrealized Pay includes the value based on each compensation benchmark company's closing stock price at fiscal year-end 2022 of unvested restricted stock awards; unvested long-term share- and cash-performance awards, valued at target levels; and the "in the money" value of unexercised stock options (both vested and unvested). If a CEO retired during the period, outstanding equity is included assuming that unvested awards, as of the retirement date, continued to vest pursuant to the original terms of the award.Cash Flow from Operations and Asset Sales (CFOAS) is the sum of the net cash provided by operating activities and proceeds associated with sales of subsidiaries, property, plant and equipment, and sales and returns of investments from the Consolidated Statement of Cash Flows. For additional information, see Exhibit A starting on page 99.Return on Average Capital Employed (ROCE) for the Corporation is net income attributable to ExxonMobil excluding the after-tax cost of financing, divided by total corporate average capital employed. For this purpose, capital employed means the Corporation's net share of property, plant and equipment, and other assets less liabilities, excluding both short-term and long-term debt. For additional information, see Exhibit A starting on page 99. Total Shareholder Return (TSR) measures the change in value of an investment in stock over a specified period of time, assuming dividend reinvestment. TSR is subject to many different variables, including factors beyond the control of management. Share-denominated Approach: annual equity grant is based on a fixed number of shares; aligns award values with shareholder outcomes. ExxonMobil uses this approach; results in a greater degree of volatility than a dollar-denominated approach. Dollar-denominated Approach: annual equity grant is based on target dollar value with underlying units adjusted to achieve target value. Market common approach; results in less volatility than a share-denominated award. Corporate Officers refers to the Company's senior management team and includes, but is not limited to, the Corporation's "Executive Officers" as defined by SEC rules. The term includes persons who may be officers of affiliates, not of Exxon Mobil Corporation, and does not include all persons holding ExxonMobil officer titles.Stock Ownership includes vested shares, unvested restricted shares, and shares underlying unvested restricted stock units. Statements regarding plans, objectives, and other future events or conditions are forward-looking statements. See the "Cautionary Statement" included in Exhibit A starting on page 99 for important additional information about these statements, including factors that could cause actual results to differ materially. 68 2024 Proxy Statement

68	2024 Proxy Statement

FOOTNOTES

[1] Total Direct Compensation, Realized Pay, and Unrealized Pay are defined in the Frequently Used Terms on page 68. The Frequently Used Terms also identify the compensation benchmark companies. For consistency, CEO compensation versus compensation benchmark companies as discussed on pages 49 and 61 is based on compensation as disclosed in the Summary Compensation Table of the proxy statements as of July 31, 2023. Benchmark company data for 2023 not available at time of publication.

[2] Using the latest set of full-year 2023 performance data as of January 17, 2024.

[3] ExxonMobil 2030 GHG emission-reduction plans are intensity-based and for Scope 1 and 2 greenhouse gas emissions from operated assets compared to 2016 levels. These plans include actions that are also expected to achieve absolute reduction in corporate-wide greenhouse gas emissions by approximately 20%, compared to 2016 levels; excluding the recent acquisiton of Denbury Inc. See ExxonMobil 2024 ACS Executive Summary Footnote 3. ExxonMobil's reported emissions, reductions, and avoidance performance data are based on a combination of measured and estimated emissions data using reasonable efforts and collection methods. Calculations are based on industry standards and best practices, including guidance from the American Petroleum Institute (API) and Ipieca. There is uncertainty associated with the emissions, reductions, and avoidance performance data due to variation in the processes and operations, the availability of sufficient data, quality of those data, and methodology used for measurement and estimation. Performance data may include rounding. Changes to the performance data may be reported as part of the Company's annual publications as new or updated data and/or emission methodologies become available. We are working to continuously improve our performance and methods to detect, measure, and address greenhouse gas emissions. ExxonMobil works with industry, including API and Ipieca, to improve emission factors and methodologies, including measurements and estimates. Scope 1 and 2 emissions and intensity totals are calculated using market based method for Scope 2.

[4] For more information, see the Annual Report included with ExxonMobil's 2024 Proxy Statement available on our website at exxonmobil.com/annualreport. See also *Advancing Climate Solutions*, *Sustainability Report*, and *Investing in People* supplement available at exxonmobil.com. These reports are for information only and are not incorporated as part of the 2024 Proxy Statement.

[5] Assumes no change to salary or award grant versus 2023, until age 65 retirement.

[6] Bonus program is based on estimates of year-end earnings made in November of each year, such that payment can occur in that calendar year. The purpose of the two-thirds adjustment in the formula is to mitigate the impact of commodity price swings on short-term earnings performance.

[7] Compensation Benchmark Comparator 2022 bonus maximum average 397 percent of salary. Maximum calculated for each benchmark company based on public information, resulting value divided by 2022 salary. 2023 data for benchmark companies not available at time of publication.

[8] Benchmark companies are the same companies noted in the 2023 Proxy Statement. See Frequently Used Terms on page 68 for a full list of benchmark companies. Data represents the fiscal year ending in 2023. Excludes sales-based taxes and intersegment revenues.

[9] Versus 2019.

[10] Hydrocarbon, drilling fluid, and chemical spills greater than 1 barrel (bbl).

[11] Capacity loss characterizes actual production levels versus the established demonstrated capacity of the operations.

[12] See Exhibit A starting on page 99 for information on structural cost savings.

[13] Capex in the range of $22-$27 billion per year from 2023-2027.

[14] With advancements in technology and clear and consistent government policies that support needed investments and the development of market-driven mechanisms, we aim to achieve net-zero Scope 1 and 2 GHG emissions in our operated assets by 2050. Our net-zero ambition is backed by a comprehensive approach centered on detailed emission-reduction roadmaps. We completed these roadmaps in 2022 and continue to update them to reflect technology and policy, and to account for the many potential pathways, and the pace of the energy transition.

[15] Liza Phase 1 Destiny and Liza Phase 2 Unity; excludes Payara start-up.

[16] Based on comparison of 2023 emissions intensity performance of Liza Unity and Liza Destiny to publicly available data, third-party sources (Rystad for oil and flowing gas), and ExxonMobil analysis.

[17] References to routine flaring herein are consistent with the World Bank's Zero Routine Flaring by 2030 Initiative/Global Gas Flaring Reduction Partnerships (GGFRP) principle of routine flaring, and excludes safety and non-routine flaring.

[18] Volume/mix factor, see ExxonMobil 10-K for fiscal year ended December 31, 2023.

[19] Excluding 2020 due to decreased market demand from the pandemic and resulting reduced refinery utilization.

[20] First-quartile cost and schedule performance based on Solomon Associates benchmarking and ExxonMobil analysis.

[21] ExxonMobil workforce: includes employees and contractors. Industry benchmark: International Association of Oil & Gas Producers (IOGP) safety performance indicators and American Fuel & Petrochemical Manufacturers (AFPM) Report of Occupational Injuries and Illnesses are the Upstream and Downstream industry benchmarks, respectively. IOGP safety performance indicators data converted from incidents per 1,000,000 work hours to incidents per 200,000 work hours. 2023 industry data not available at time of publication. Performance data may include rounding.

[22] Using the latest set of full-year performance data as of February 29, 2024.

[23] Competitor data estimated on a consistent basis with ExxonMobil and based on public information. For definitions and more information, see Frequently Used Terms on page 68. See Financial Performance table below for data points.

[24] Growth rate of an investor's holdings with reinvestment of dividends. For definition and more information, see Frequently Used Terms on page 68. See Financial Performance table below for data points.

[25] IOC peers: BP, Chevron, Shell, and TotalEnergies.

[26] Based on earnings excluding identified items. For additional details, see Exhibit A starting on page 99.

[27] Based on Scope 1 and 2 emissions of ExxonMobil operated assets. Refining performance results based on ExxonMobil analysis of 2020 Solomon Associates' proprietary Carbon Emissions Index; Chemicals performance results based on ExxonMobil analysis of key competitors' publicly available information; annual data: 2016-2022.

[28] Downstream and Chemical operated assets.

[29] Since Global Projects formation in 2019.

	ROCE (%)	CFOAS ($)*		TSR (%)			
Financial Performance	**10-yr avg**	**10-yr avg**	**2023**	**10-yr avg**	**5-yr avg**	**3-yr avg**	**2023**
ExxonMobil	9.4	42.3	59.4	4.3	13.6	40.2	-6.2
Chevron	6.7	30.0	36.3	6.1	11.3	25.8	-13.6
Shell	6.1	48.0	55.0	4.7	7.3	29.1	20.3
TotalEnergies	6.6	30.1	48.2	7.1	12.3	24.8	14.0
BP	2.4	27.1	32.4	2.8	4.4	25.6	6.0

*dollars in billions

EXECUTIVE COMPENSATION TABLES SUMMARY COMPENSATION TABLE FOR 2023 Change in Pension Value and Nonqualified Non-Equity Deferred Stock Option Incentive Plan Compensation All Other Name and Salary Bonus Awards Awards Compensation Earnings Compensation Total Principal Position Year ($)1 ($)2 ($)3 ($) ($) ($)4 ($)5 ($) D.W. Woods 2023 1,875,000 4,787,000 23,199,750 0 0 5,922,953 1,135,195 36,919,898 Chairman and CEO 2022 1,703,000 6,382,000 24,939,000 0 0 2,506,363 378,868 35,909,231 2021 1,615,000 3,142,000 13,505,225 0 0 5,137,153 173,110 23,572,488 K.A. Mikells 2023 1,221,000 3,154,000 12,146,358 0 0 1,119,807 406,391 18,047,556 Senior Vice President; CFO* 2022 1,100,000 4,376,000 13,744,160 0 0 701,823 91,842 20,013,825 2021 437,500 1,932,000 11,257,116 0 0 178,518 81,568 13,886,702 N.A. Chapman 2023 1,199,000 3,282,000 12,785,640 0 0 4,107,361 541,441 21,915,442 Senior Vice President 2022 1,100,000 4,035,000 12,369,744 0 0 3,566,197 113,653 21,184,594 2021 955,000 1,932,000 6,683,516 0 0 5,519,239 38,611 15,128,366 J.P. Williams, Jr. 2023 1,210,000 3,282,000 12,785,640 0 0 5,279,287 380,389 22,937,316 Senior Vice President 2022 1,100,000 4,206,000 13,056,952 0 0 3,764,611 94,331 22,221,894 2021 1,068,000 1,932,000 6,683,516 0 0 4,600,089 31,887 14,315,492 K.T. McKee 2023 1,063,000 2,799,000 10,599,708 0 0 5,545,285 87,304 20,094,297 President, ExxonMobil 2022 908,500 3,617,000 11,205,924 0 0 4,144,445 79,936 19,955,805 Product Solutions* * Ms. Mikells joined the Company on August 9, 2021. Ms. McKee was appointed President, ExxonMobil Product Solutions Company April 1, 2022. TOTAL DIRECT COMPENSATION The following pro forma table displays total direct compensation, which includes salary, bonus, and stock award value. In its pay deliberations, the Compensation Committee considers total direct compensation as it excludes the volatility that results from changes in pension value and all other compensation. See pages 60 to 63 for details. Total Direct Salary Bonus Stock Awards Compensation Name Year ($)1 ($)2 ($)3 ($) D.W. Woods 2023 1,875,000 4,787,000 23,199,750 29,861,750 2022 1,703,000 6,382,000 24,939,000 33,024,000 2021 1,615,000 3,142,000 13,505,225 18,262,225 K.A. Mikells 2023 1,221,000 3,154,000 12,146,358 16,521,358 2022 1,100,000 4,376,000 13,744,160 19,220,160 2021 437,500 1,932,000 6,683,516 9,053,016 N.A. Chapman 2023 1,199,000 3,282,000 12,785,640 17,266,640 2022 1,100,000 4,035,000 12,369,744 17,504,744 2021 955,000 1,932,000 6,683,516 9,570,516 J.P. Williams, Jr. 2023 1,210,000 3,282,000 12,785,640 17,277,640 2022 1,100,000 4,206,000 13,056,952 18,362,952 2021 1,068,000 1,932,000 6,683,516 9,683,516 K.T. McKee 2023 1,063,000 2,799,000 10,599,708 14,461,708 2022 908,500 3,617,000 11,205,924 15,731,424 70 2024 Proxy Statement

70	2024 Proxy Statement

[1] **Salary.** Effective January 1, 2024, the annual salary was increased for Mr. Woods to $1,969,000; Ms. Mikells to $1,276,000; Mr. Chapman to $1,259,000; Mr. Williams to $1,271,000; and Ms. McKee to $1,116,200. For more detail on the design of the salary program and determinations made by the Compensation Committee in 2023, see page 56.

[2] **Bonus.** The 2023 bonus was paid in cash at time of grant. For more details on the design of the bonus program and determinations made by the Compensation Committee in 2023, see page 56.

[3] **Stock Awards.** In accordance with disclosure regulations, the valuation of stock awards in this table represents the grant date fair value, which is equal to the number of performance shares awarded times the grant price. The grant price is the average of the high and low sale prices on the NYSE on the date of grant.

Grant Date	Grant Price ($)
November 29, 2023	103.11
November 30, 2022	110.84
November 23, 2021	62.82

For Ms. Mikells, the amount in the Summary Compensation Table for 2021 also includes an initial one-time award of performance shares granted in connection with her hiring by the Corporation on August 9, 2021; grant price was $57.17. The Total Direct Compensation pro forma table excludes the one-time grant.

Dividend equivalents paid on performance share awards are reflected in the grant date fair value and, therefore, not shown in the table.

For more details on the design of the performance share program and determinations made by the Compensation Committee in 2023, see pages 54 to 55 and notes to the tables on pages 73 and 74.

[4] **Change in Pension Value and Nonqualified Deferred Compensation.** The amounts shown in the Summary Compensation Table solely represent the positive change in pension value. SEC regulations do not allow for inclusion of negative pension amounts in the Summary Compensation Table. The Company's nonqualified deferred compensation plan (Supplemental Savings Plan) does not permit accrual of above-market or preferential earnings.

The change in pension value for 2023 is the increase between year-end 2022 and year-end 2023 in the present value of each executive's pension benefits under the plans. The following table provides a breakdown of the underlying factors impacting the change in pension value for 2023. For a description of the pension plans and the present value calculation, see pages 64 and 76.

	D.W. Woods		K.A. Mikells		N.A. Chapman		J.P. Williams, Jr.		K.T. McKee	
Factors	$	%	$	%	$	%	$	%	$	%
Interest Rates	-3,107,104	-9	-147,978	-17	-2,603,649	-9	-2,585,126	-9	-1,456,003	-10
Final Average Bonus	5,279,976	15	529,849	60	5,837,918	20	5,595,999	20	4,820,873	32
Final Average Salary	590,965	2	26,133	3	710,120	2	461,245	2	888,933	6
Age and Service	3,159,116	9	711,803	81	162,972	1	1,807,169	7	1,291,482	9
Change in Value	**5,922,953**	**17**	**1,119,807**	**127**	**4,107,361**	**14**	**5,279,287**	**20**	**5,545,285**	**37**

5 All Other Compensation. The following table breaks down the amounts included in the All Other Compensation column of the Summary Compensation Table for 2023. Personal Use Life Savings Personal of Company Financial Name Insurance ($) Plan ($) Security ($) Aircraft ($) Planning ($) Relocation ($) Total ($) D.W. Woods 0 131,250 377,236 128,550 12,401 485,758 1,135,195 K.A. Mikells 0 85,470 6,956 0 0 313,965 406,391 N.A. Chapman 37,723 83,930 2,138 0 0 417,650 541,441 J.P. Williams, Jr. 0 84,700 9,637 0 12,401 273,651 380,389 K.T. McKee 0 74,410 493 0 12,401 0 87,304 Life Insurance. Messrs. Woods and Williams, and Mmes. Mikells and McKee participate in the Companys broad-based employee life insurance program that provides coverage that equals 2 times base salary as an active employee. As permitted by disclosure regulations, the premium cost for a broad-based employee life insurance program is not required to be reported and therefore is excluded from this table. Mr. Chapman participates in the Companys senior executive term life insurance program that provides coverage of 4 times base salary until age 65 and a declining multiple thereafter until age 75, at which point the multiple remains at 2.5 times salary. The Company eliminated this program for all newly eligible senior executives as of October 2007. For executives with senior executive term life insurance coverage, the premium cost in any year depends on overall financial and mortality experience under the group policy. The amount shown is based on Internal Revenue Code tables used to value the term cost of such coverage. This valuation is applied since the actual life insurance premium is a single payment for a large group of executives that does not represent the cost of insuring one specific individual. Savings Plan. The Named Executive Officers participate in the same savings plan program as other U.S.-dollar-paid employees. The amount shown is the value of Company-matching contributions under ExxonMobils tax-qualified savings plan and Company credits under the related nonqualified supplemental plan. For a description of the savings plan, see page 64. The value of the credits to the nonqualified supplemental plan is also disclosed in the Nonqualified Deferred Compensation table on page 77. Personal Security. The Company provides security for all employees, as appropriate based on an assessment of risk, which includes consideration of the employees position and work location. Personal security for employees is aligned with the intent of the Companys security program to help employees securely and safely conduct business. The Company does not consider such security costs to be personal benefits because they arise from the nature of the employees employment by the Company. However, disclosure regulations require certain security costs be reported as personal benefits for the CEO and other Named Executive Officers in the Summary Compensation Table. Due to the public profile of the CEO and Named Executive Officer roles and credible threat assessment, the following security services were provided and the associated costs shown in the table: security systems at primary residences; security services and personnel during travel, car and security driver. Security costs related to travel for business purposes are not included. The car provided for security reasons is valued based on the annualized cost or lease cost of the vehicle plus maintenance and fuel. Reported costs for rental cars utilized for security reasons during personal travel are the actual incremental costs. For security personnel employed by the Company, the cost is the actual incremental cost of expenses incurred by the security personnel. Total salary, wages, and benefits are not allocated because the Company already incurs these costs for business purposes. For security contractors, the cost is the actual incremental cost of such contractors associated with the executives personal time. 72 2024 Proxy Statement

72	2024 Proxy Statement

For Mr. Woods, the amount shown includes: $297,295 for residential security, primarily associated with setting up new security resulting from the Irving, Texas, office closure and move to Spring, Texas; $40,911 for security costs related to personal travel; and $39,030 for the cost of the car provided for security reasons as described above. Aircraft. Similarly, based on the same security considerations, the Board requires the Chairman and CEO to use the Company aircraft for both business and personal travel. The Board considers these costs necessary security-related business expenses rather than perquisites. Per the disclosure regulations, the incremental cost of aircraft usage for personal travel is reported. Incremental cost for personal use of the aircraft is based on direct operating costs (fuel, airport fees, incremental pilot costs, etc.) and does not include capital costs of the aircraft since the Company already incurs these costs for business purposes. The combined cost of car and aircraft for personal use due to security considerations, is at the 42nd percentile of benchmark companies based on 2022 data (2023 benchmark data not disclosed at time of publication). Financial Planning. The Company provides financial planning services to senior executives, including tax preparation. This benefit is valued based on the actual charge for the services. The Company eliminated this benefit for all newly eligible senior executives as of January 2021. The Company continues to make a broad-based financial planning program available for all U.S.-dollar-paid employees. Relocation. The Company provides relocation assistance to all eligible employees on a consistent basis. Relocation costs in 2023 are the result of the closure of the office in Irving, Texas, and relocation of personnel to Spring, Texas; Named Executive Officers received the same relocation assistance as all other employees. Of the amount shown for Messrs. Woods, Williams, and Chapman, and Ms. Mikells, $191,146, $107,682, $123,323, and $123,545 are for tax reimbursement related to these relocation payments, respectively. GRANTS OF PLAN-BASED AWARDS FOR 2023 Name Grant Date Estimated Future Payouts Under Non-Equity Incentive Plan Awards Estimated Future Payouts Under Equity Incentive Plan Awards All Other Stock Awards: Number of Shares of Stock or Units (#) All Other Option Awards: Number of Securities Underlying Options (#) Exercise or Base Price of Option Awards ($/Sh) Grant Date Fair Value of Stock and Option Awards ($) Threshold ($) Target ($) Maximum ($) Threshold (#) Target (#) Maximum (#) D.W. Woods 11/29/2023 0 0 0 0 0 0 225,000 0 0 23,199,750 K.A. Mikells 11/29/2023 0 0 0 0 0 0 117,800 0 0 12,146,358 N.A. Chapman 11/29/2023 0 0 0 0 0 0 124,000 0 0 12,785,640 J.P. Williams, Jr. 11/29/2023 0 0 0 0 0 0 124,000 0 0 12,785,640 K.T. McKee 11/29/2023 0 0 0 0 0 0 102,800 0 0 10,599,708 In 2023, performance share grants were made in the form of restricted stock units. Each stock unit represents one share of ExxonMobil common stock. Performance shares granted to Named Executive Officers may be settled only in stock. During the restricted period, the executive receives a cash payment on each performance share corresponding to the cash dividends paid on an outstanding share of ExxonMobil stock. Unlike common stock, performance shares granted in stock units do not carry voting rights prior to settlement. The performance shares will be subject to restriction for 50 percent of the shares until 5 years after grant and for the balance of the shares until 10 years after grant. The restricted periods may not be accelerated except in the case of death. The grant date of November 29, 2023, is the same as the date on which the Compensation Committee of the Board met to approve the annual awards. For details of grant date fair value, see page 71. For more information on performance shares and details regarding ExxonMobils restrictions and forfeiture provisions, see pages 54, 55, and 66. 2024 Proxy Statement 73

2024 Proxy Statement	73

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END FOR 2023

	Option Awards					Stock Awards			
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
D.W. Woods	0	0	0	0	-	1,363,550	136,327,729	0	0
K.A. Mikells	0	0	0	0	-	428,200	42,811,436	0	0
N.A. Chapman	0	0	0	0	-	748,600	74,845,028	0	0
J.P. Williams, Jr.	0	0	0	0	-	723,350	72,320,533	0	0
K.T. McKee	0	0	0	0	-	373,000	37,292,540	0	0

Performance shares shown in the table above include both restricted stock and restricted stock units. The market value is based on the 2023 year-end closing stock price of $99.98. This value has not been risk adjusted. Restricted stock awards have substantially the same terms as restricted stock units, except that restricted stock carries voting rights the same as common stock. Performance shares granted prior to 2020 included additional restriction on the 10-year portion such that vesting is delayed until retirement if later than 10 years.

For Ms. McKee, the table above includes 28,100 performance shares that were granted before she became an executive officer, and are subject to a different vesting schedule than her current and more recent awards, but otherwise have the same terms as awards granted to other executive officers. These remaining outstanding performance shares vest in seven years from grant date.

For more information regarding the performance share program, see pages 54 and 55, and notes to the table on page 73.

The following table shows the dates on which the respective restricted periods for the performance shares shown in the table above expire, assuming the awards are not forfeited and the executive is living when the restrictions lapse.

	Date Restrictions Lapse and Number of Performance Shares					
Name	2024	2025	2026	2027	2028	2029 and Later, Including Beyond Retirement
D.W. Woods	90,000	102,500	107,500	112,500	112,500	838,550
K.A. Mikells	0	0	93,200	62,000	58,900	214,100
N.A. Chapman	47,900	47,900	53,200	55,800	62,000	481,800
J.P. Williams, Jr.	42,550	42,550	53,200	58,900	62,000	464,150
K.T. McKee	30,050	37,950	30,600	50,550	51,400	172,450

OPTION EXERCISES AND STOCK VESTED FOR 2023 Option Awards Stock Awards Number of Shares Value Realized Number of Shares Value Realized Name Acquired on Exercise (#) on Exercise ($) Acquired on Vesting (#) on Vesting ($) D.W. Woods 0 0 75,000 7,830,000 K.A. Mikells 0 0 0 0 N.A. Chapman 0 0 38,500 4,019,400 J.P. Williams, Jr. 0 0 38,500 4,019,400 K.T. McKee 0 0 12,400 1,278,998 In 2023, restrictions lapsed on 50 percent of performance share awards that were granted in 2018 for Messrs. Woods, Chapman, and Williams. For Ms. McKee, restrictions lapsed on 50 percent of performance share awards that were granted in 2016. The number of shares acquired on vesting is the gross number of shares to which the award relates. The value realized is the gross number of shares times the market price, which is the average of the high and low sale prices on the NYSE on the date that the restrictions lapse. The net number of shares acquired (gross number of shares less shares withheld for taxes) are: D.W. Woods: 45,487 | N.A. Chapman: 23,350 | J.P. Williams, Jr.: 23,350 | K.T. McKee: 7,852 For more information regarding the performance share program, see pages 54 and 55, and notes to the table on page 73. PENSION BENEFITS FOR 2023 Number of Years Present Value of Payments During Credited Service (a) Accumulated Benefit Last Fiscal Year Name Plan Name (#) ($) ($) D.W. Woods ExxonMobil Pension Plan 31.34 1,794,201 0 ExxonMobil Supplemental Pension Plan 31.34 8,992,393 0 ExxonMobil Additional Payments Plan 31.34 30,152,160 0 K.A. Mikells ExxonMobil Pension Plan 2.40 135,058 (b) 0 ExxonMobil Supplemental Pension Plan 2.40 391,626 (b) 0 ExxonMobil Additional Payments Plan 2.40 1,473,464 (b) 0 N.A. Chapman ExxonMobil Pension Plan 39.34 2,307,265 0 ExxonMobil Supplemental Pension Plan 39.34 6,290,139 0 ExxonMobil Additional Payments Plan 39.34 24,979,304 0 J.P. Williams, Jr. ExxonMobil Pension Plan 36.70 2,216,368 0 ExxonMobil Supplemental Pension Plan 36.70 6,344,561 0 ExxonMobil Additional Payments Plan 36.70 24,363,998 0 K.T. McKee ExxonMobil Pension Plan 33.21 1,729,783 0 ExxonMobil Supplemental Pension Plan 33.21 3,484,702 0 ExxonMobil Additional Payments Plan 33.21 15,388,965 0 (a) Named Executive Officers have not received any additional service credit. Actual service is reflected in the table. (b) Ms. Mikells automatically began participating in the pension plan upon employment and will be vested when she has five years of vesting service. In the event of termination prior to five years of vesting service, there is no benefit payable under the ExxonMobil Pension Plan, Supplemental Pension Plan or Additional Payments Plan. 2024 Proxy Statement 75

2024 Proxy Statement	75

PENSION PLAN Defined benefit plans provide an annual benefit of 1.6 percent of final average pay per year of service, with the qualified plan having an offset for Social Security benefits. For a description of the plans, see page 64. Below are the calculations and forms of payments for each plan: Pension Plan Supplemental Pension Plan Additional Payments Plan Type Qualified Nonqualified Nonqualified Calculation 1.6% x final average salary1 1.6% x final average salary1 1.6% x average annual bonus2 x years credited service, x years credited service x years credited service less a Social Security offset Form of Payment Benefit available as a lump sum Paid in the form of an equivalent Paid in the form of an equivalent or in various annuity forms lump sum six months after retirement lump sum six months after retirement 1 Average of the highest 36 consecutive months in the 10 years of service prior to retirement. For the Pension Plan, final average salary included and benefits paid are subject to the limits on compensation ($330,000 for 2023, adjusted each year for inflation) and benefits prescribed by the U.S. Internal Revenue Code. For the Supplemental Pension Plan, final average salary included and benefits paid are the amounts that exceed the U.S. Internal Revenue Code limits. 2 Average of the annual bonus for the three highest grants of the last five awarded prior to retirement. PRESENT VALUE PENSION CALCULATIONS The present value of accumulated benefits is determined by converting the annuity values earned as of year end to lump sum values payable at age 60 (or at the employees actual age, if older) using the applicable mortality tables and interest rates. The value shown in the Pension Benefits table is the accumulated benefit as of year-end 2023. The value shown in the Summary Compensation Table on page 70 represents the annual increase in the value of the pension between year-end 2022 and 2023 or retirement date. The lump sum interest rates used to calculate the accumulated benefits in the Pension Benefits table and Summary Compensation Table: For an employee who worked through the end of 2022 were 4.14 percent, 4.94 percent, and 4.88 percent, and through the end of 2023 were 5.52 percent, 5.59 percent, and 5.50 percent. The actual lump sum conversion factors that will apply when each executive retires may be different. For employees not yet age 60, these age 60-lump sum values are discounted to present values based on the time difference between the individuals age at year-end 2023 and age 60 (and at year-end 2022 and age 60 for the year- over-year change in pension value in the Summary Compensation Table) using the interest rates for valuing financial reporting of pension obligations as of each year end. The discount rate for determining the present value of benefits was 5.60 percent as of year-end 2022 and 5.30 percent as of year-end 2023. This is applicable to all of the Named Executive Officers. EFFECT OF EARLY RETIREMENT OR DEATH Generally, all three pension plans require completion of 15 years of service and attainment of age 55 to be eligible for early retirement. All Named Executive Officers have satisfied this requirement except Ms. Mikells. The early retirement benefit under the pension plans consists of an annuity benefit that is undiscounted for retirement ages of 60 years or over, with a discount of 5 percent for each year under age 60. In addition, the Social Security offset is waived for annuity payments scheduled to be paid prior to age 62. The benefit is eligible to be paid in the form of a lump sum. In the event of death after early retirement eligibility, the retirement benefit is payable to the participants beneficiary. 76 2024 Proxy Statement

76	2024 Proxy Statement

The table below shows the lump sum early retirement benefits under the plans for Messrs. Woods, Chapman, Williams, and Ms. McKee as of year-end 2023.

Name	Plan Name	Lump Sum Early Retirement Benefit ($)
D.W. Woods	ExxonMobil Pension Plan	1,837,630
	ExxonMobil Supplemental Pension Plan	9,312,821
	ExxonMobil Additional Payments Plan	30,690,988
N.A. Chapman	ExxonMobil Pension Plan	2,307,265
	ExxonMobil Supplemental Pension Plan	6,290,139
	ExxonMobil Additional Payments Plan	24,979,304
J.P. Williams, Jr.	ExxonMobil Pension Plan	2,216,637
	ExxonMobil Supplemental Pension Plan	6,344,561
	ExxonMobil Additional Payments Plan	24,363,998
K.T. McKee	ExxonMobil Pension Plan	1,831,009
	ExxonMobil Supplemental Pension Plan	3,705,743
	ExxonMobil Additional Payments Plan	16,028,625

In the event of termination after 5 years of vesting service and prior to retirement eligibility, the pension benefit payable from the qualified Pension Plan is actuarially reduced and payable as an annuity or lump sum; there is no benefit payable under the Supplemental Pension Plan or Additional Payments Plan unless the Plan Administrator approves as such.

NONQUALIFIED DEFERRED COMPENSATION FOR 2023

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
D.W. Woods	0	108,150	40,598	0	921,426
K.A. Mikells	0	62,370	4,246	0	129,741
N.A. Chapman	0	62,948	27,644	0	623,336
J.P. Williams, Jr.	0	61,600	28,485	0	640,871
K.T. McKee	0	51,310	13,224	0	313,120

The table above shows the value of the Company credits under ExxonMobil's nonqualified Supplemental Savings Plan.

The nonqualified Supplemental Savings Plan provides employees with the 7-percent, Company-matching contribution to which they would otherwise be entitled under the qualified plan if not for limitations on covered compensation and total contributions under the U.S. Internal Revenue Code.

The rate at which the nonqualified Supplemental Savings Plan account bears interest during the term of a participant's employment is 120 percent of the long-term Applicable Federal Rate. For more information on the Supplemental Savings Plan, see page 64.

The Company credits for 2023 are also included in the Summary Compensation Table under the column labeled All Other Compensation. The aggregate balance at the last fiscal year end shown above includes amounts reported as Company contributions in the Summary Compensation Table of the current proxy statement and proxy statements from prior years as follows:

D.W. Woods: $612,826 | K.A. Mikells: $124,437 | N.A. Chapman: $254,582 | J.P. Williams, Jr.: $265,651 | K.T. McKee: $93,555

OTHER COMPENSATION ELEMENTS Termination and Named Executive Officers are not entitled to any additional payments or benefits relating to Change-in-Control termination of employment other than the retirement benefits previously described Named Executive Officers do not have employment contracts, severance program, or any benefits or payments triggered by a change-in-control; see page 67 Administrative Company provides certain administrative support that generally involves, but is not limited to, Services for Retired assistance with correspondence and travel arrangements Employee Directors Retired employee directors are also allowed to use vacant office space at headquarters Aggregate incremental cost to provide these services is approximately $15,000 per year; amount represents compensation and benefit cost for support personnel allocated based on estimated time dedicated to providing this service and other miscellaneous office support costs It is not possible to estimate the future cost that may be incurred by the Company to provide these services to Mr. Woods, who is currently the only employee director Health Care Benefits Named Executive Officers are eligible to participate in the Companys health care programs (medical, dental, prescription drug, and vision care) on the same basis as all other U.S.-dollar-paid employees; no special provisions apply Unused Vacation U.S.-dollar-paid employees are entitled to payment of salary for any accumulated but unused vacation days at retirement or other termination of employment. Payment for unused vacation is included in final payment of earned salary, if applicable Payments in the The only event that results in acceleration of the vesting for outstanding performance share Event of Death awards is death Executives estate or beneficiaries would be entitled to receive the applicable death benefits as described on page 76, a distribution of the executives savings plan balances, and payment of Company-provided life insurance or death benefits as described on page 72 At year-end 2023, the amount of Company provided life insurance for each Named Executive Officer is as follows: Name Life Insurance Benefit ($) D.W. Woods 3,750,000 K.A. Mikells 2,442,000 N.A. Chapman 4,796,000 J.P. Williams, Jr. 2,420,000 K.T. McKee 2,126,000 78 2024 Proxy Statement

78	2024 Proxy Statement

SHAREHOLDER PROPOSALS

We expect Items 4 through 7 to be presented by shareholders at the annual meeting. Following SEC rules, other than minor formatting changes, we are reprinting the proposals and supporting statements as they were submitted to us. We take no responsibility for them, and we encourage readers to make their own investigations into their assertions – many of which are inaccurate and misleading. Upon oral or written request to the Secretary at the address listed under Contact Information on page 8, we will provide information about the sponsors’ shareholdings, to the extent disclosed to us, as well as the names, addresses, and shareholdings of any co-sponsors.

Our approach to shareholder proposals

We fully support and encourage investor engagement and advocacy. We respect that our investors may have viewpoints and perspectives that differ from those of our management and Board. Our proactive investor-engagement efforts have grown the past several years and have helped us understand investors’ diverse perspectives and the information they find most useful. Beginning on page 31 of this proxy statement, we describe some of the ways that feedback led to enhancements in our disclosures over the past few years, including in 2024.

The SEC’s shareholder proposal rules were designed to give investors access to directors, management, and fellow investors to share their views. We work to engage with and respond to our investors’ concerns regarding opportunities to improve the performance of our Company.

Our Board and management team take all proposals seriously and spend significant time considering them. These efforts can cost companies up to $150,000 per proposal, according to the SEC.[1] This amount does not include opportunity costs associated with the Board’s and management’s time, which can be significantly more expensive for a company with global operations like ExxonMobil. Our Chief Executive Officer, Chief Financial Officer, and experts throughout our Company collectively spend hundreds of hours each year on research, evaluation, discussion, and review before making recommendations to the Board, which carefully reviews each proposal. As stated by SEC Commissioner Mark Uyeda, “All shareholders bear these costs, even though only a minority of shareholders submit proposals.”[2]

Shareholder Proposals

Submitted to ExxonMobil (2014 – 2023)

~140 proposals submitted

~50% by serial proponents*

Only 3.55% of proposals passed

Total estimated cost to the Company

Up to $21,000,000 in direct costs**

* Professional proponents or representatives submitting to a company repeatedly on a variety of topics or on the same topic to a wide variety of companies.

** Based on SEC estimates of up to $150,000 per proposal.

We believe that the shareholder proposal process as it is currently being applied is not serving the best interest of investors. Though the SEC rules have not changed, the interpretation of the rules has, allowing activists from all sides to make the same proposals year after year. Proposals that in the past would be swiftly excluded from proxy statements by the SEC are more frequently being put up for a vote, as emboldened activists take advantage of the new interpretations being applied to the proxy exclusion rules.

We have observed a distinction in approach between our investors, who are looking to ensure long-term economic value, and other shareholders, who may have acquired or borrowed a small number of shares to pursue their own agendas. Our investors have shared that these proposals often overreach in their demands, reflect a lack of understanding of our industry and Company, and have no clear benefits for investors. For ExxonMobil, all such proposals were rejected by a strong majority of our investors last year.

We are committed to addressing proposals and their proponents more transparently, including their stated motives, as well as the impacts their proposals would have on shareholder value if adopted. It is apparent that clearly coordinated efforts by some “serial proponents” are aimed at stopping the responsible production of the energy and products that make modern life possible. This would be detrimental to investors’ interests, our Company, energy security, quality of life, and the global economy.

2024 Proxy Statement	79

Reports, obstruction, and abuse of the system

The proposal process is being abused by those who treat shareholder democracy as a venue for activism and counter-activism, from self-styled “green” or “progressive” groups to the “anti-ESG” organizations that oppose them. In recent years, ExxonMobil has seen proposals that target Board members for their public statements, cherry pick key performance indicators to be alternately used or not used by the Company, redefine risk based on each proponent’s narrow view of the energy transition, and demand dozens of often contradictory actions – all driven more by ideology than shareholder value. When these proposals come to a vote, the low shareholder support they receive makes it clear that they do not add value, except perhaps to the proponents or their representatives in driving their marketing and fundraising efforts while they advance their individual agendas.

Over the past two years, proposals have been submitted to ExxonMobil seeking more than 19 new reports – including 13 such proposals that are or were on topics the Company already covers in its reporting. Many of these prescribe metrics and approaches that are inconsistent with the realities of the Company and the industry; advance unproven and poorly defined notions of materiality; or seek reports based on narrow, remote, or unlikely future scenarios to advance a specific agenda, not to enhance shareholder value.

“The recent surge in ESG-related proposals adds unnecessary pressure on corporate boards, wastes corporate resources, and hinders informed decision making by retail investors, who must spend valuable time reading and evaluating these proposals.”

ESG Working Group, House

Committee on Financial Services[3]

Many of the proponents and representatives work with each other or other activist organizations, and hijack the shareholder proposal process to advance their own agenda, which often conflicts with growing investors’ value. As an example, members of one professional stockholder organization, ICCR (Interfaith Center on Corporate Responsibility), are responsible for approximately 40% of all proposals we received for the 10-year period from 2014 to 2023. By ICCR’s own calculations, its members submit close to 500 shareholder proposals each year.4 That figure is more than half of the 961 total shareholder proposals that the SEC estimates were submitted to public companies last year.2

Additionally, Proxy Impact, representative for the proponent of Item 5 this year, works in close coordination with As You Sow, representative for the proponent of Item 6 this year. As You Sow claims to have “filed 21 resolutions at just Exxon in the last 10 years.”5 Of those filed, 10 went to a vote, and none passed. As You Sow’s President and Chief Counsel Danielle Fugere, in a panel discussion on the “Fossil Fuel Non-proliferation Treaty,” while highlighting the Glasgow Financial Alliance for Net Zero described As You Sow’s true goal: “And I do think it’s important that we’re starting to see the entire financial services sector recognize the need for change. Now we’ve got to actually move them in the right direction and stop the funding of fossil fuels.”6

On the Proxy Preview website, As You Sow and Proxy Impact openly state they have formed a “unique collaboration.”7 Jointly funded and prepared, the materials on that website make clear that this is a professional activist consortium with dozens of clients, affiliated networks, and collaborators, many of whom have filed, co-filed, or consulted on proposals filed against ExxonMobil. We believe these groups have priorities and incentives that differ greatly from that of our investors who rely on ExxonMobil’s long-term, economic success and shareholder returns.

In recent years, Proxy Impact and As You Sow have advanced their collaboration to include As You Vote, a proxy voting service that solicits proxies from investors and votes according to the As You Vote Guidelines. This goes beyond voting on shareholder proposals to include director nominees, and in 2022, As You Vote voted against 80% of board directors across all companies on which they provided voting services – a record of obstruction they tout in their marketing materials.8 This underlying agenda comes to the forefront with the recent launch of As You Know, the for-profit arm of As You Sow, which sells data, described as “key performance indicators,” on topics including plastics – the same topic addressed in the shareholder proposal As You Sow is representing this year.9

We are increasingly seeing a number of proposals each year, backed by the same activist organizations, submitted by different named shareholders. We believe that this is a misuse of the shareholder proposal process, which is designed to allow a shareholder to submit a single proposal each year.

Due to the ongoing abuse that businesses across all industries experience from the misuse of proxy proposals, in January, we sued Arjuna Capital and Follow This, two parties who masquerade as investors with legitimate economic interest in ExxonMobil’s success and sought to resubmit a proposal overwhelmingly rejected by investors last year. Follow This is not a real investor. Instead, it “crowd funds” shares from investors to submit proposals and charges

80	2024 Proxy Statement

these investors for the service. They proudly market their proposals as a “Trojan Horse” designed to force producers to stop investing in oil and natural gas production.10 They make clear on their website that they “explicitly [do] not aim to achieve returns on behalf of its members through shares acquired … in oil and gas companies.”11 Similarly, Arjuna Capital’s Natasha Lamb said, “Exxon is one where we’ve got a handful of clients that have legacy holdings in Exxon that are held at low cost. … Our clients want to be able to use those shares and actively engage on this critical issue of climate change.” She also states, “We need to shrink oil and gas companies.”12

The SEC has long acknowledged its guidance on the shareholder proposal process is not binding and that clear, binding applications of the rules are only obtainable through federal court, as both proponents and companies have sought in the past. The intent of our lawsuit is simple – we want clarity on what the rules actually require for a process that has become ripe for abuse. We believe the merits of our suit were validated when the two parties withdrew their nearly identical proposals from both ExxonMobil and a peer company that submitted a challenge to the SEC, rather than defend the proposal either in court or at the SEC. It was clear to us the proposal did not comply with the SEC’s adopted rules for the submission of a proposal dealing with a company’s ordinary business or for resubmission of a rejected proposal. As we continued the case, the defendants later clarified to the court that their withdrawal should be read to include a bar on any future proposals related to GHG emissions reductions, which we believe further validates our decision to seek judicial relief versus seeking “no action” relief from the SEC. In spite of the defendants’ withdrawal, we believe important issues remain for the court to decide, and the litigation is still pending as we go to print.

We ask our shareholders to send a strong message and vote AGAINST each of the shareholder proposals

ExxonMobil is committed to responsibly growing long-term investor value. The Company has a plan to deliver sustainable, long-term value as we help solve the “and” equation: supplying the energy and products that society critically needs and significantly reducing greenhouse gas emissions.

The ExxonMobil Board of Directors have thoughtfully considered and thoroughly assessed each proposal. We encourage you to read their evaluations and recommendations in the pages that follow, and vote AGAINST each of these proposals.

[1]	Final Rule: Procedural Requirements and Resubmission Thresholds under Exchange Act Rule 14a-8. https://www.sec.gov/files/rules/final/2020/34-89964.pdf
[2]

Remarks at the Society for Corporate Governance 2023 National Conference in June of last year, SEC Commissioner Mark Uyeda, June 2023. https://www.sec.gov/news/speech/uyeda-remarks-society-corporate-governance-conference-062123

[3]	Preliminary Report on ESG Climate Related Financial Services Concerns, June 2023. https://financialservices.house.gov/uploadedfiles/hfsc_esg_working_group_memo_final.pdf
[4]	https://www.iccr.org/shareholder-resolutions/
[5]	Shareholder Advocacy’s Role in Reimagining Capitalism https://www.youtube.com/watch?v=WM-HeIf9HPw
[6]	ESGX 49: Fossil Fuel Non-proliferation treaty + June 2021 Green Jobs Report https://www.youtube.com/live/vkWSZHpqoJw?si=tYzWjraC92k3y4vq&t=2805
[7]	https://www.proxypreview.org/
[8]	https://www.asyousow.org/as-you-vote
[9]	https://asyouknow.com
[10]	https://www.follow-this.org/for-investors/
[11]	https://www.follow-this.org/wp-content/uploads/2022/11/Articles-of-Association-English.pdf
[12]	Purpose Works EP. 1 — Natasha Lamb Redefining the Intersection of Investing, Activism, and Impact https://www.youtube.com/watch?v=-c892qDlBDY

2024 Proxy Statement	81

The Board recommends you vote AGAINST Items 4 through 7 for the reasons we give after each one.

Item 4 – Revisit Executive Pay Incentives for GHG Emission Reductions

This proposal was submitted by the National Legal and Policy Center, 107 Park Washington Court, Falls Church, Virginia 22046, the beneficial owner of 105 shares for at least three years.

“Whereas: The ‘scientific consensus’1 2 claims anthropogenically-driven climate change will result in catastrophic impacts to the environment, to the planet, and to humans. However, research increasingly shows worst-case scenarios are unlikely, and the potential consequences of carbon dioxide emissions (aka ‘plant food’) have been greatly overstated.3 For example:

•

Corporate climate policy is often guided by the Paris Agreement, which is heavily informed by the Intergovernmental Panel on Climate Change.[4] These targets are neither legally binding nor legitimized by scientific evidence.

•

The IPCC’s most extreme scenario unrealistically assumes a return to a previous era of unrestricted fossil fuel usage and heavy reliance on coal power.[5] This extreme scenario is unlikely now that most nations have climate policies in place.[6]

•

Regarding catastrophic scenarios that are highly unlikely but are treated as the expectation, ‘the media then often amplifies this message, sometimes without communicating the nuances. This results in further confusion regarding probable emissions outcomes, because many climate researchers are not familiar with the details of these scenarios in the energy-modeling literature.’[7]

•

These apocalyptic predictions have been repeatedly proven false.[8] Climate models used to predict future events ‘may be overly sensitive to carbon dioxide increases and therefore project future warming that is unrealistically high.’[9]

•	Renewable energy will not replace hydrocarbons in the near future, if ever.[10] ExxonMobil Corporation’s (‘ExxonMobil’ or the ‘Company’) competitors are betting big on hydrocarbons.[11]

Supporting Statement: Considering the clear evidence climate alarmism is overstated, ExxonMobil’s executive pay incentives are an inefficient deployment of company resources.

•	According to the company’s 2023 proxy statement, the annual bonus and performance share award make up a combined 80 to 90 percent of total compensation for Named Executive Officers.[12]

•	The Compensation Committee of the Board of Directors uses ‘Progress Toward Strategic Objectives’ as one of the criteria for awarding the annual bonus and performance shares.

•	One of the company’s four long-term strategic objectives is ‘Energy Transition.’ 2022 results included:

¡	‘Developed detailed roadmaps in support of 2030 GHG Emissions Reduction Plans4 and 2050 Net Zero Ambitions.’

¡	‘A founding signatory to the Aiming for Zero Methane Emissions initiative.’

¡	‘Investing ~$17 billion in lower-emission initiatives from 2022-2027, positioning for attractive returns from large potential addressable markets, and competitively advantaged products.’

¡	‘Capex flexibility to grow lower carbon initiatives spend as opportunity pipeline matures, technology advances, and markets and policies evolve.’

Energy transition metrics are unscientific and create a breach of fiduciary duty. ExxonMobil is an oil and gas company and should focus on what it does best. The company cannot afford to be left behind because of misguided executive pay incentives.

Resolved: Shareholders of ExxonMobil request the Compensation Committee of the Board of Directors to revisit its incentive guidelines for executive pay, to emphasize legitimate fiduciary goals and consider eliminating greenhouse gas reduction targets and other scientifically dubious goals from compensation inducements.

[1]	https://www.mdpi.com/2225-1154/11/11/215

82	2024 Proxy Statement

[2]	https://nypost.com/2023/08/09/climate-scientist-admits-the-overwhelming-consensus-is-manufactured/
[3]	https://judithcurry.com/2023/03/28/uns-climate-panic-is-more-politics-than-science/
[4]	https://www.ipcc.ch/sr15/faq/faq-chapter-1/
[5]	https://www.sciencedirect.com/science/article/pii/S0140988317301226
[6]	https://www.carbonbrief.org/explainer-the-high-emissions-rcp8-5-global-warming-scenario/
[7]	https://www.nature.com/articles/d41586-020-00177-3
[8]	https://www.aei.org/carpe-diem/18-spectacularly-wrong-predictions-were-made-around-the-time-of-the-first-earth-day -in-1970-expect-more-this-year/
[9]	https://www.sciencedaily.com/releases/2020/04/200430113003.htm
[10]	https://www.theguardian.com/environment/2023/nov/27/us-oil-gas-record-fossil-fuels-cop28-united-nations
[11]	https://www.wsj.com/articles/chevron-bets-on-peak-green-energy-99e72109
[12]	https://d1io3yog0oux5.cloudfront.net/_7127b400fb78e05736f323f5511bd2ae/exxonmobil/db /2301/22049/proxy_statement/2023-Proxy-Statement.pdf”

The Board carefully considered this proposal and recommends you vote AGAINST it.

Why you should vote AGAINST this proposal

•  In contrast to what is suggested by this proposal, our Compensation Committee and the entire Board take their fiduciary duty to grow long-term investor value seriously. ExxonMobil’s executive compensation program is tied to a wide range of strategic objectives designed to drive sustainable growth in shareholder value while positioning the Company for long-term success in an uncertain future – including one with significantly lower emissions.

•  As part of our Company’s strategy, we are focusing on what we do best: leveraging our core capabilities to meet the world’s growing need for energy and energy-related products and efficiently reducing emissions from our own operations while profitably doing the same for third-party partners. Our strategy has been developed to deliver successful outcomes across a wide range of potential future scenarios – from one that maintains today’s status quo to a rapid transition that quickly decarbonizes society.

•  Pay outcomes are tied to performance across all aspects of the strategy, including safety, operational, environmental, and financial performance, as well as optimizing our existing business portfolio and building new businesses to deliver leading results decades into the future, through the energy transition – if and when it occurs – and in whatever form or time it takes.

This is one of three proposals at this annual shareholder meeting brought by “serial proponents,” which are professional proponents or representatives focused on advancing their own agenda and ideology versus long-term investor value. Serial proponents submitted approximately 70 proposals to ExxonMobil from 2014 to 2023. That is approximately half of all proposal submissions during this span.

Our executive compensation program is designed to drive sustainable growth in shareholder value and long-term accountability, reward outstanding performance, and attract and retain talent

The strength of our program is its alignment with the business strategy to drive long-term shareholder returns and ensure leading results through the energy transition. Long investment lead times and a complex risk management landscape require a long-term view in our business, and our compensation program is designed to align decision making and reward performance consistent with this business model. Performance is evaluated in the context of the Company’s long-term strategy, and over 70% of total direct compensation is delivered in performance shares, with the longest restriction periods in any industry. Recognizing the complexity of the market in which we operate, including the risks and opportunities associated with current and future aspects of an energy transition, executive performance is evaluated across the Company’s long-term strategic objectives, centered around four key interdependent performance dimensions:

•	Operations performance: Deliver industry-leading performance in safety, emissions-intensity reductions, environmental performance, and reliability.

•	Financial performance: Deliver industry-leading earnings and cash flow growth.

•	Energy transition: Lead industry in hard-to-decarbonize greenhouse gas (GHG) emissions reductions.

•	Business portfolio: Optimize existing business portfolio, resilient to a transitioning energy system.

2024 Proxy Statement	83

Our strategic objectives are translated into annual plan goals, and performance is assessed against these goals, as demonstrated on page 58 of this proxy statement. Further, performance metrics, shared on page 59, tie to the Company’s strategic objectives, which was explained to the proponent during engagement.

As strategic priorities evolve, the program is adaptable. Our compensation program ensures careful consideration of current and future risks (such as those related to energy transition), driving long-term accountability as our executives make decisions to generate sustainable shareholder value across a wide range of scenarios. Given the strength of the Company’s executive compensation program design and comprehensive approach to establishing appropriate performance objectives, the Board recommends a vote against this proposal.

Item 5 – Additional Pay Report on Gender and Racial Basis

This proposal was submitted by Broz Family Investments, LLC, 1 California Street, Suite 1700, San Francisco, California 94111, the beneficial owner of shares with a market value of at least $2,000 for at least three years.

“Exxon Mobil: Racial and Gender Pay Gap Reporting, 2024

Whereas: Pay inequities persist across race and gender and pose substantial risks to companies and society. Black workers’ median annual earnings represent 77 percent of white wages. The median income for women working full time is 84 percent that of men. Intersecting race, Black women earn 76 percent and Latina women 63 percent.1 At the current rate, women will not reach pay equity until 2059, Black women in 2130, and Latina women in 2224.2

Citigroup estimates closing minority and gender wage gaps 20 years ago could have generated 12 trillion dollars in additional national income. PwC estimates closing the gender pay gap could boost Organization for Economic Cooperation and Development (OECD) countries’ economies by 2 trillion dollars annually.3

Actively managing pay equity is associated with improved representation. Diversity in leadership is linked to superior stock performance and return on equity.4 Minorities represent 64 percent of Exxon’s global workforce and 28 percent of executives. Women represent 34 percent of the global workforce and 27 percent of executives.5

Best practice pay equity reporting consists of two parts:

1.	unadjusted median pay gaps, assessing equal opportunity to high paying roles,

2.	statistically adjusted gaps, assessing whether minorities and non-minorities, men and women, are paid the same for similar roles.

Exxon Mobil does not report quantitative unadjusted or adjusted pay gaps. About 50 percent of the 100 largest U.S. employers currently report adjusted gaps, and an increasing number of companies disclose unadjusted gaps to address the structural bias women and minorities face regarding job opportunity and pay.6

Racial and gender unadjusted median pay gaps are accepted as the valid way of measuring pay inequity by the United States Census Bureau, Department of Labor, OECD, and International Labor Organization. The United Kingdom and Ireland mandate disclosure of median gender pay gaps.7 Exxon Mobil already provides this information for United Kingdom employees, and investors should be able to expect the same level of disclosure for all employers.

Resolved: Shareholders request Exxon Mobil report on both quantitative median and adjusted pay gaps across race and gender, including associated policy, reputational, competitive, and operational risks, and risks related to recruiting and retaining diverse talent. The report should be prepared at reasonable cost, omitting proprietary information, litigation strategy and legal compliance information.

Racial/gender pay gaps are defined as the difference between non-minority and minority/male and female median earnings expressed as a percentage of non-minority/male earnings (Wikipedia/OECD, respectively).

84	2024 Proxy Statement

Supporting Statement: An annual report adequate for investors to assess performance could, with board discretion, integrate base, bonus and equity compensation to calculate:

•	percentage median and adjusted gender pay gap, globally and/or by country, where appropriate

•	percentage median and adjusted racial/minority/ethnicity pay gap, US and/or by country, where appropriate

[1]	https://www.census.gov/data/tables/time-series/demo/income-poverty/cps-pinc/pinc-05.html_-_par_textimage_24
[2]	https://www.proxyimpact.com/_files/ugd/b07274_d88f00b8786f4bd8bcf27a0c4bb66e35.pdf
[3]	Ibid.
[4]	Ibid.
[5]	https://corporate.exxonmobil.com/-/media/global/files/sustainability/social/investing-in-people-old.pdf
[6]	https://diversiq.com/which-sp-500-companies-disclose-gender-pay-equity-data/
[7]	https://www.proxyimpact.com/_files/ugd/b07274_d88f00b8786f4bd8bcf27a0c4bb66e35.pdf”

The Board carefully considered this proposal and recommends you vote AGAINST it.

Why you should vote AGAINST this proposal

•  This proposal assumes that ExxonMobil has a problem where it does not. We engaged with the proponent to share our Company’s talent philosophy and the design of our programs and processes, including hiring and compensation, avoid the very issues raised by this proposal. Specifically:

¡   Compensation offered at time of hiring is highly formulaic, predicated on each candidate’s years of experience and education, fully addressing concerns about any form of bias showing up in initial pay.

¡   Future compensation increases also rely on a formulaic program based on performance that results in unbiased outcomes.

¡   Performance is assessed on an annual basis, including input from employees, with clear and actionable feedback provided. Checks and balances throughout the process guard against inadvertent bias.

•  The metrics proposed do not comprehend the variability in cultures, laws, and economies of the nearly 60 countries where we operate. As a result, this proposal does not meaningfully add to our existing disclosures.

•  We publish an annual Investing in People[1] report which goes well beyond disclosing our EEO-1 data. In this report we share the philosophy and approach to our employee development and compensation programs that achieve unbiased outcomes.

¡   As disclosed in our report, a recent third-party assessment validated that our development and compensation system is working as intended – compensation is at parity.

¡   Analysis across the U.S. population showed a pay gap of less than 0.4% between women and men, and minority and non-minority employees. Employees in the U.S. doing the same work, with the same level of experience and same performance are compensated the same, irrespective of gender or race.

•  The data shared in our Investing in People report makes this proposal unnecessary.

As mentioned on page 80, the proponent’s representative, Proxy Impact, has formed a professional activist consortium with other organizations, including As You Sow, with an agenda that we believe is detrimental to growing long-term investor value. Further, Proxy Impact’s public list of “Clients, Collaboration, and Networks”2 includes at least four filers or representatives of other proposals submitted to ExxonMobil this year, and at least two co-filers; this list also includes the ICCR. ICCR members are responsible for approximately 40% of all proposals received by ExxonMobil for the 10-year period from 2014 to 2023.

ExxonMobil operates in almost 60 countries, and its workforce represents more than 160 nationalities. It is not just good policy but absolutely vital to our business that we work constantly to keep bias out of our decision making.

2024 Proxy Statement	85

This is why we have well-established talent programs and processes that guard against the issues raised by the proponent. In our view, this effort goes well beyond the norm for companies of our size and is intended to preclude or meaningfully mitigate the kind of bias described by the proponent. This approach addresses the proponent’s concern. That is why this proposal should be rejected.

Beyond the fact that ExxonMobil complies with all regulatory reporting, and provides disclosures on its workforce, talent development, and diversity, including its approach to compensation, our entire compensation philosophy is anchored in a pay-for-performance approach. This provides employees, regardless of gender or race, the ability to advance based on their individual performance. The program compensates each individual at a level commensurate with their performance, experience, position, and pay grade. Our review of pay outcomes includes comparative analysis of compensation of women and men, and minority and non-minorities in the U.S. We have disclosed a recent third-party assessment in our Investing in People1 publication that concludes the design of our compensation program drives unbiased outcomes. All factors being equal, the system provides for the same levels of compensation, ensuring internal alignment, independent of race or gender.

Our Standards of Business Conduct3 underpins our culture, supporting our commitment to equal employment opportunity; it prohibits discrimination in the workplace and ensures unbiased outcomes in our policies and programs.

The strength of our culture has been the foundation of our success for decades. Our We are ExxonMobil culture framework clearly articulates our core values and expectations of leaders.

Among our core values is Integrity – a straightforward commitment to “do what is right.” Just as importantly, we have a core value of Care – inspiring our leaders and employees to “be respectful and inclusive.” Our talent policies, programs, and practices are administered in a nondiscriminatory manner in all aspects of the employment relationship consistent with applicable law, including recruitment, hiring, work assignment, promotion, transfer, termination, wage, salary, bonus and long-term incentive administration, and selection for training. These efforts are managed by processes and protocols that are designed to limit the potential impact of any bias or favor.

Our Standards of Business Conduct3 sets ethical conduct expectations for all employees and outlines our policies as an equal opportunity employer, and it includes open-door communications processes for employees to report concerns – up to the Board level and anonymously if preferred. At all times, personnel decisions are made based on the most qualified candidate for the role without regard to race, color, sex, religion, national origin, citizenship status, age, genetic information, physical or mental disability, veteran, sexual orientation, gender identity, or other legally protected status.

Our integrated talent management approach provides the opportunity for unrivaled personal and professional development

We recruit from a diverse range of colleges, working with local schools, community colleges, universities, and national organizations to grow and recruit the best available talent. We seek to identify talent early and develop employees throughout their careers.

Our hiring goal is to recruit, based on qualification and skills, from talent pools that reflect the communities in which we operate. This goal and the progress against it are reviewed by senior management and the Board on a regular basis. Compensation offered at time of hiring is predicated on each candidate’s years of experience and education, fully addressing concerns about any form of bias showing up in initial pay.

Future compensation increases are also largely based on a formulaic program that has the benefit of driving unbiased outcomes. As you would expect, employee performance plays an important role, providing employees, regardless of gender or race, the ability to advance based on their individual efforts.

The performance assessment process includes input from employees on progress relative to their work goals and ensures clear and actionable feedback is provided. Further, one in three employees rotate positions each year on average, which has the effect of reassuring the Company that employees are reviewed, generally, by different leaders on a fairly frequent basis. In addition, checks and balances are in place throughout the process to guard against inadvertent bias.

We assess how our talent programs and initiatives affect our diversity mix throughout our talent pipeline, from entry level to the most senior positions, considering availability in the talent market, and we report on the diversity of our

86	2024 Proxy Statement

workforce in our annual Investing in People publication. In this report, which is reviewed by management, we provide the overall mix of our global workforce, including how women and U.S. minorities are advancing through the organization.

The unadjusted metrics proposed do not comprehend the variability in cultures, laws, and economies across the approximately 60 countries where we operate. As a result, they do not meaningfully add to our efforts to keep bias out of our decision making.

For a global company like ExxonMobil, reporting on any median pay gaps across race and gender alone is neither practical nor useful given the different legal requirements under which we work.

Every country and community is unique – the racial, ethnic, and gender make-up of underrepresented communities varies widely around the world, presenting different barriers and opportunities for different people in different regions. Labor markets and competitive pay also vary across regions, as do employment regulations – including prohibitions on collecting some of the data this proposal requires. Other factors, from local currency and cost of living to workforce participation rates, further complicate the data. As a result, the disclosure the proponent requests would amount to a jumble of mismatched statistics of no use to investors or others. Rather in our Investing in People publication, we disclose meaningful analysis demonstrating our compensation program is operating as intended and achieves unbiased outcomes.

To summarize, the issues raised by the proponent assume ExxonMobil has a problem where it does not. We already disclose meaningful metrics on the outcomes of our programs. The proponent seeks additional disclosure using metrics that are neither useful for investors nor additive to existing public disclosures. For these reasons, the Board recommends you vote against this proposal.

[1]	corporate.exxonmobil.com/-/media/global/files/sustainability/social/investing-in-people-2023.pdf
[2]	proxyimpact.com/about
[3]	corporate.exxonmobil.com/-/media/global/files/who-we-are/standards-of-business-conduct.pdf

Item 6 – Report on Plastic Production Under SCS Scenario

This proposal was submitted by United Church Funds, 475 Riverside Drive, Suite 1020, New York, New York 10115, the beneficial owner of shares with a market value of at least $25,000 for at least one year.

“WHEREAS: Plastic, with a lifecycle social cost at least ten times its market price, threatens the world’s oceans, wildlife, and public health.1 Concern about the growing scale and impact of global plastic pollution has elevated the issue to crisis levels.2 Of particular concern are single-use plastics (SUPs), which make up the bulk of the 24-34 million metric tons of plastic ending up in waterways annually.3 Without drastic action, this amount could triple by 2040.4

A shift from virgin plastic production is critical to reducing plastic pollution.5 The Environmental Protection Agency’s draft strategy to prevent plastic pollution calls for voluntary reduction in production.6 A robust pathway addressing plastic pollution is presented in the widely respected Breaking the Plastic Wave report, which found that plastic leakage into the ocean can be reduced 80 percent under its System Change Scenario (SCS), but requires a significant absolute reduction of virgin SUPs.7

In response to the plastic pollution crisis and the necessity of reducing plastic production, countries and major packaging brands are beginning to drive reductions in plastic use.8 This will affect the plastic production supply chain. BP has recognized the potential disruption global SUP reductions could have on the oil industry, finding a global SUP ban by 2040 would reduce oil demand growth by 60 percent.9

The Company faces growing risk from continued investment in virgin plastic production infrastructure. Several implications of the SCS, including a one-third absolute demand reduction of mostly of virgin SUPs and immediate reductions in new investment in virgin production, are at odds with ExxonMobil’s planned investments. The Company has been identified as the largest global producer of SUP-bound polymers (11.5 million metric tons in 2021).10 It has committed to increased use of recycled polymers but uses pyrolysis oil to generate plastic feedstock, a controversial process cited as inefficient and greenhouse gas-intensive with toxic byproducts and emissions, which may increase financial and reputational risk.11

Exxon’s efforts to reduce plastic waste fail to address the potential for regulatory restrictions or a significant disruption in demand for virgin plastic, which could result in stranded assets.12

2024 Proxy Statement	87

RESOLVED: Shareholders request that ExxonMobil issue a report, at reasonable cost and omitting proprietary information, addressing whether and how a significant reduction in virgin plastic demand, as set forth in Breaking the Plastic Wave’s System Change Scenario, would affect the Company’s financial position and the assumptions underlying its financial statements.

SUPPORTING STATEMENT: Proponents recommend that, at Board discretion, the report include:

•	Quantification of its polymer production for SUP markets;

•	A summary of existing and planned investments that may be materially impacted by the SCS; and

•	Disclosure of key metrics for chemical recycling processes, including inputs, outputs/yield, energy use, carbon and waste emissions, and any related measures taken to ensure safe operations.

[1]	https://wwfint.awsassets.panda.org/downloads/wwf_pctsee_report_english.pdf, p.15
[2]	https://www.unep.org/resources/pollution-solution-global-assessment-marine-litter-and-plastic-pollution
[3]	https://eur-lex.europa.eu/legal-content/EN/TXT/PDF/?uri=CELEX:32019L0904&from=EN#page=8;
https://www.minderoo.org/plastic-waste-makers-index/
[4]	https://www.nationalgeographic.com/science/article/plastic-trash-in-seas-will-nearly-triple-by-2040-if-nothing-done
[5]	https://www.theguardian.com/environment/2021/jul/01/call-for-global-treaty-to-end-production-of-virgin-plastic-by-2040
[6]	https://www.epa.gov/system/files/documents/2023-04/Draft_National_Strategy_to_Prevent_Plastic_Pollution.pdf, p.17
[7]	https://www.pewtrusts.org/-/media/assets/2020/07/breakingtheplasticwave_report.pdf
[8]	https://www.pbs.org/newshour/science/bold-single-use-plastic-ban-kicks-europes-plastic-purge-into-high-gear; https://www.businessforplasticstreaty.org/
[9]	https://www.bp.com/content/dam/bp/business-sites/en/global/corporate/pdfs/energy-economics/energy-outlook/bp-energy-outlook-2019.pdf#page=18
[10]	https://cdn.minderoo.org/content/uploads/2023/02/04205527/Plastic-Waste-Makers-Index-2023.pdf
[11]	https://eandt.theiet.org/content/articles/2022/11/is-chemical-recycling-greenwashing;
https://theintercept.com/2023/09/28/braven-plastic-recycling-toxic-waste/
[12]	https://www.forbes.com/sites/scottcarpenter/2020/09/05/why-the-oil-industrys-400-billion-bet-on-plastics-could- backfire/?sh=6e099bd843fe”

The Board carefully considered this proposal and recommends you vote AGAINST it.

Why you should vote AGAINST this proposal

•  The problem is not plastics; it is mismanaged plastic waste. The proponent ignores the work we are doing to address the plastic waste challenge by investing in and advocating for certified-circular plastics (leveraging our advanced recycling technology and mass balance attribution) as well as the collection systems needed to enable circularity.

•  The proponent also overlooks the fact that plastics enable GHG emissions reductions. Plastic packaging has 54% lower life-cycle greenhouse gas emissions versus alternatives,[1] and with our ExceedTM and EnableTM performance plastics, customers can produce even lighter packaging, thereby reducing shipping weight and lowering emissions.[2]

•  This proposal, represented by As You Sow, is consistent with As You Sow’s well-documented anti-oil and gas agenda used to attack ExxonMobil and others by diminishing the widely acknowledged societal value of plastics, denying the obviously growing demand for these products, and asking us, for the third consecutive year, to waste investors’ resources on a narrow and prescriptive report tied to an unrealistic future scenario.

This is one of three proposals at this annual shareholder meeting brought by “serial proponents.” As mentioned on page 80, the proponent’s representative, As You Sow, claims to have filed 21 resolutions at our Company in the past decade; all were rejected by our investors. Additionally, As You Sow has formed a professional activist consortium with other organizations, including Proxy Impact, with an agenda that we believe is detrimental to growing long-term investor value. As a member of ICCR, they work with other proponents to advance their own agendas. ICCR members are responsible for approximately 40% of all proposals received by ExxonMobil for the 10-year period from 2014 to 2023.

ExxonMobil shares society’s concerns about mismanaged plastic waste in the environment, as was explained during engagement with the proponent. As You Sow continues to push “supply reduction” as the only path forward, whether the topic is oil or products made from petroleum. They back their belief with flawed, remote scenarios that ignore the critical role plastics play in the energy transition and modern life.

88	2024 Proxy Statement

We see the problem for what it is, however. Here are some key facts:

•

ExxonMobil’s chemical products business is focused on delivering high-value performance products to our customers for use in a variety of applications essential for modern life. These products offer attractive margins and grow faster than gross domestic product (GDP), meriting further investment.

•

Bans enacted in some locations around the world are primarily focused on items such as straws, cutlery, and takeaway containers. These types of bans are location-specific and not significant to global plastics demand – nor do they have a substantive impact on our business.

•

Even if we assume that all of the extremely unlikely regulations, restrictions, and bans on plastic production highlighted in the Pew Current Commitment Scenario come to pass by 2040, global plastic demand would fall by less than 5%.[3] This figure closely aligns with our estimate of the impact on our own chemicals business of current and proposed bans. If we take that a step further and assume that 5% reduction translates directly into our chemical business earnings over the last 5 years,[4] our corporate earnings would’ve decreased by less than 1%.[5,6] This illustrates As You Sow’s attempt to manufacture a significant financial risk where one does not exist at ExxonMobil under this scenario and does not justify a new, extensive disclosure.

•

The portfolio changes we have already made, the integrated nature of our facilities, and the global scale of our business make us resilient to fluctuations in demand for specific products (whether those changes are caused by regulation or shifting customer preference) and allow us to minimize risk of stranded assets.

Like most complex environmental challenges, broad collaboration is needed to address the issue of mismanaged plastic waste. This includes sound policy, responsible manufacturing, investment in waste-management infrastructure, and a broad set of solutions including advanced recycling. ExxonMobil is a founding member of the Alliance to End Plastic Waste, which is focused on accelerating investment in safe, scalable, and economically viable solutions to help address the challenge of plastic waste in the environment.

To this end, we are expanding the types of plastics that can be recycled through our advanced recycling process and investing in the underlying waste management supply chain for sorting of waste plastics.

In December 2023, Cyclyx, our joint venture with Agilyx Corp. and LyondellBasell, announced plans to build its first Cyclyx Circularity Center (CCC). The facility is designed to accept and process plastics that are currently going to U.S. landfills, reclaiming them for use in a range of recycling technologies. Together with LyondellBasell, ExxonMobil is investing $135 million into Cyclyx to fund operating activities and construction costs for the new facility, which has an expected startup in mid-2025. The facility will have the capacity to produce 300 million pounds of plastic feedstock per year for advanced and mechanical recycling, sourced from post-consumer, commercial, and industrial plastic waste of all kinds.7 These efforts have the potential to help further extend the lifecycle of plastics, diverting them from landfills to meet society’s needs.

Advanced recycling directly addresses one of the main impediments to the circularity of plastics

Globally, only about 9% of all plastics produced are recycled.8 To improve circularity we need: 1) more investment in municipal collecting and sorting and 2) the ability to recycle more products.

Much of the plastic in use today cannot be mechanically recycled through traditional means.9 With advanced recycling, difficult-to-recycle plastic waste is broken down at a molecular level and converted into valuable raw materials.10 Many of these are the same as the raw materials produced during the processing of fossil-based crudes and can be used to make a wide range of valuable products, including fuels, lubricants, and high-performance chemicals and plastics.

For every ton of plastic waste processed through advanced recycling, society reduces the need to process approximately one ton of fossil-derived feedstocks.11 And for every ton of certified-circular plastics sold, more than a ton of plastic waste is diverted from other end-of-life dispositions, such as landfill or incineration.

The proponent’s claims about inefficiency in the advanced recycling process are simply wrong. Our technology uses pyrolysis to convert about 90% of the processed plastic waste into usable raw materials – representing a significant gain for society over incineration or landfilling. This process is subject to the same rigorous safety and environmental standards, including emissions limits, as every other part of our integrated facilities. Moreover, according to a 2022 carbon footprint assessment by Sphera, every ton of waste plastic processed using our advanced recycling technology results in at least 19% lower greenhouse gas emissions compared to processing the same amount of crude-based feedstocks.12

2024 Proxy Statement	89

Deployed together, mechanical recycling and advanced recycling would enable a much greater volume and broader range of plastic waste to be recycled and therefore reduce how much plastic winds up in the environment.

Scaling up circularity solutions

Our Baytown advanced plastic waste recycling facility started up commercial-scale operations in December 2022. It is one of the largest advanced recycling facilities in North America, with capacity to recycle 80 million pounds of plastic waste per year. Worldwide, we are working to build about 1 billion pounds of annual advanced recycling capacity by year-end 2026, assuming supportive public policy. That could fill more than 3,500 Olympic-sized swimming pools with plastic shopping bags.

ExxonMobil is pursuing a range of options around the world to scale up our advanced recycling capacity, including a new facility next to our plant in France, agreements in Southeast Asia, additional units at our existing facilities in North America and Europe, collaborations on stand-alone pyrolysis facilities, and more.

Our advanced recycling process and facilities are certified through an independent, third-party system called International Sustainability and Carbon Certification (ISCC) PLUS. ISCC is governed by an association with more than 240 members, including research institutes and non-governmental organizations. This certification enables us to be transparent about our advanced recycling offerings in a standardized way by attributing the amount of usable raw materials made from the plastic waste we process to the amount of certified-circular plastic we sell. This process is called “mass balance” – an approach that has been used in other industries for many years.

Plastics are critical to society and too valuable to be wasted

Plastic products help defend against disease, preserve food, and are needed for medical equipment that saves lives. As the middle class continues to grow around the world, more families will rely on plastics every day to meet critical needs. Even in the IEA Net Zero Emissions by 2050 scenario, global demand for primary chemicals is projected to be 20% higher in 2050 than in 2022.13 This means that even aggressive energy transition scenarios anticipate growth in the demand for primary chemicals, driven to a significant degree by a growing demand for plastics.

Plastics also allow us to do more with less material, creating a smaller environmental footprint than alternatives – plastic packaging has an average of 54% lower life-cycle greenhouse gas emissions versus alternative materials as a group.1 Plastics also enable lighter vehicles, driving a 6% to 8% fuel efficiency improvement for every 10% reduction in vehicle weight.14 In fact, approximately 50% of the total volume of the average internal combustion engine car is plastics.15 The electric vehicle industry is similarly reliant on plastics to produce lightweight cars to extend battery mileage range.

The “lifecycle social cost” cited in the proposal fails to take into account the positive social impacts of plastics such as preventing illness, reducing hunger and food waste, and reducing GHG emissions that are directly – and uniquely – provided by plastics.

We include detailed information about plastic waste solutions and the benefits of plastics to society and our business in a variety of publications and disclosures, including our Sustainability Report,16 Advancing Climate Solutions Report,17 and in our disclosures on advanced recycling and the role of mass balance attribution,10 which are all available on our website.

Plastics are critical for modern society. And given our strong commitment to responsible operations, our efforts to expand advanced recycling and circularity, our well-established risk management processes, and our detailed public disclosures, the Board recommends a vote against this unnecessary proposal.

[1]

April 2018 report of Franklin Associates on Life Cycle Impacts of Plastic Packaging Compared to Substitutes (April 2018 Franklin Associates Report); U.S. packaging market; alternatives include steel, aluminum, glass, paper-based packaging, fiber -based textiles, and wood (Table 4-14). Source: https://www.americanchemistry.com/content/download/7885/file/LifeCycle -Impacts-of-Plastic-Packaging-Compared-to-Substitutesin-the-United-States-and-Canada.pdf

[2]	Based on performance of specific ExxonMobil Exceed™ XP grades versus conventional polyethylene in flexible packaging applications.
[3]	Based on ExxonMobil analysis of data included in Pew’s Breaking the Plastic Wave report available at https://www.pewtrusts.org/-/media/assets/2020/10/breakingtheplasticwave_mainreport.pdf
[4]	2019-2023

90	2024 Proxy Statement

[5]

Even this analysis makes a number of conversative assumptions: (1) that these potential 2040 regulations apply to our production now, (2) that demand for our products would decline pro rata with this change in market demand, (3) that no products outside of these banned products would increase in market demand, as is predicted in other models, and (4) that these banned products are just as profitable as the other products we make, including our performance chemical products.

[6]

https://d1io3yog0oux5.cloudfront.net/_b08ba80f6ada20b10fb53c4e74109fd6/exxonmobil/db/2289/22056/file_xlsx /EMPS+recast+databook.xlsx; https://d1io3yog0oux5.cloudfront.net/_b08ba80f6ada20b10fb53c4e74109fd6/exxonmobil /db/2288/22190/earnings_release/4Q23+Earnings+Press+Release+Website+%28with+updated+legends%29.pdf

[7]	https://www.exxonmobilchemical.com/en/resources/library/library-detail/110631/first_circularity_center_en
[8]	https://www.oecd.org/coronavirus/en/data-insights/plastic-waste-management-challenges
[9]

Mechanical Recycling refers to the processing of plastics waste into secondary raw material or products without significantly changing the material’s chemical structure. The steps are collection, washing, sorting, shredding, extrusion, which is the melting of the plastic by applying heat through shearing and cutting the plastic into small pellets.

[10]	https://www.exxonmobilchemical.com/en/exxonmobil-chemical/sustainability/advanced-recycling-technology/mass-balance-attribution
[11]	On a global, macroeconomic basis, assuming constant demand.
[12]	https://www.exxonmobilchemical.com/en/exxonmobil-chemical/sustainability/advanced-recycling-technology/carbon
[13]	https://iea.blob.core.windows.net/assets/9a698da4-4002-4e53-8ef3-631d8971bf84/NetZeroRoadmap_AGlobalPathwaytoKeepthe1.5CGoalinReach-2023Update.pdf
[14]	https://www.energy.gov/eere/vehicles/lightweight-materials-cars-and-trucks
[15]	https://www.americanchemistry.com/chemistry-in-america/news-trends/press-release/2023/report-more-plastics -used-in-automobiles-improving-fuel-efficiency-safety-and-performance
[16]	https://corporate.exxonmobil.com/sustainability-and-reports/sustainability
[17]	https://corporate.exxonmobil.com/sustainability-and-reports/advancing-climate-solutions

Item 7 – Additional Social Impact Report

This proposal was submitted by the United Steelworkers, Paper and Forestry, Rubber, Manufacturing, Energy, Allied Industrial and Service Workers International Union, 60 Boulevard of the Allies, Pittsburgh, Pennsylvania 15222, the beneficial owner of 116 shares for at least three years.

“RESOLVED: The shareholders of Exxon Mobil Corporation (the ‘Company’), hereby request that the Board of Directors create a report regarding the social impact on workers and communities from closure or energy transition of the Company’s facilities, and alternatives that can be developed to help mitigate the social impact of such closures or energy transitions. The report should be prepared at reasonable cost, omitting proprietary information, and be available on the Company’s website by the 2025 Annual Meeting of Shareholders.

SUPPORTING STATEMENT

As the nation and our Company prepare for and participate in a transitioning energy economy, our Company should play a role to in helping to provide security for impacted workers and communities where our Company operates.

Our Company’s Chairman and CEO Darren W. Woods has personally signed the Business Roundtable’s Statement on the Purpose of a Corporation which affirmed our Company’s commitment to serve all stakeholders, including ‘investing in our employees’ and ‘supporting the communities in which we work.’
(https://opportunity.businessroundtable.org/ourcommitment/)

UN PRI’s Statement of Investor Commitment to Support a Just Transition on Climate Change states that ‘the responsible management of workforce and community dimensions of climate change are increasingly material drivers for value creation.’ (https://www.unpri.org/download?ac=10382)

In the International Labour Organization’s (ILO) 2015 Guidelines for a Just Transition towards Environmentally Sustainable Economies and Societies for All, the ILO emphasizes that the transition to environmentally sustainable economies and societies involves ‘the pivotal role of employers’ and ‘anticipating impacts on employment, adequate and sustainable social protection for job losses and displacement, skills development and social dialogue, including the effective exercise of the right to organize and bargain collectively.’ (https://www.ilo.org/wcmsp5/groups/public/@ed_emp/@emp_ent/documents/publication/wcms_432859.pdf)

In its Advancing Climate Solutions 2023 Progress Report, the Company stated that it plans to invest more than $17 billion from 2022 to 2027 to reduce emissions through carbon capture and storage, hydrogen and biofuels. (https://corporate.exxonmobil.com/climate-solutions/advancing-climate-solutions-progress-report) This investment needs to be accompanied with disclosure of time-bound, measurable indicators for meaningful engagement with key stakeholders.

2024 Proxy Statement	91

For these reasons, it is imperative that the Board creates the proposed report as a first step towards understanding and mitigating the impact of future plant closings and energy transition on workers and communities where the Company operates.

We urge shareholders to vote ‘FOR’ this proposal.”

The Board carefully considered this proposal and recommends you vote AGAINST it.

Why you should vote AGAINST this proposal

•  Our commitment to our employees and the communities in which we work has been on display since the 19th century; there is no need for an additional report. We are proud of our efforts in this area and have engaged with the proponent on a number of occasions to share and discuss our approach.

•  ExxonMobil’s 140-year history is filled with examples of the Company and its employees adapting successfully to societal change, creating or expanding businesses that grew our Company and the livelihoods of our employees while simultaneously supporting communities and facilitating local economic growth.

•  The proponent does not understand what is required to transition today’s energy system, how we intend to use our Company’s core capabilities, or our strategy. Consequently, the proponent incorrectly assumes that our workforce will be displaced. The capabilities and skills our current workforce possesses are needed to participate in, and lead, a thoughtful energy transition, including growing a new Low Carbon Solutions business. Over time, as the transition progresses, our workforce will transition to new roles that require the same core capabilities. The more than $20 billion of low-emission investments anticipated in our current plans through 2027, and referenced by the proponent, clearly demonstrates this.

This is one of three proposals at this annual shareholder meeting brought by “serial proponents.” Such serial proponents submitted approximately half of all proposals filed with ExxonMobil from 2014 to 2023, including 10 from this proponent. This proposal has the same intent as a proposal submitted by this same proponent last year that was rejected by 83% of our voted shares. As a member of ICCR, they work with other proponents to advance agendas we believe are often detrimental to investor value. ICCR members are responsible for approximately 40% of all proposals received by ExxonMobil for the 10-year period from 2014 to 2023.

Our business has been in a continuous state of transition since it was founded, as we evolve to meet changing societal needs. Our approach to ensuring we continue to position our business for a thoughtful energy transition, and for our employees and communities to thrive under a wide range of scenarios, is already communicated in our expansive Sustainability Report,1 Investing in People 2 report, Advancing Climate Solutions Report,3 and the “Supporting a just transition” content on our website.4 Our approach and disclosures were shared with the proponent during engagement on this proposal.

As these publicly available documents reflect, the Company strives to:

•	Create value for ExxonMobil’s customers, business partners, and communities.

•	Provide employees unrivaled opportunities for personal and professional growth with impactful work.

•	Consider and minimize potential environmental and socioeconomic impacts of projects and operations throughout the asset life cycle.

•	Engage and listen to stakeholders, including employees and communities.

We are positioned to be able to lead in the energy transition

Adaptation has been key to our success, and without a workforce capable of entering, and ultimately leading, new businesses, we would not have prospered for more than 140 years. Maintaining flexibility is a priority for ExxonMobil to ensure our ongoing ability to meet society’s needs, irrespective of the pace or form of the energy transition. In our chemicals operations, for example, we expect demand to grow, given the countless benefits of plastics versus alternatives. Additionally, we have the flexibility to change our refinery product mix, increasing production of biofuels, high-value lubricants, and chemical basestocks, where demand for traditional fuels declines.

92	2024 Proxy Statement

We expect these actions will continue to strengthen the resiliency of our businesses and result in direct, ongoing employment opportunities, community investment programs, and indirect economic growth within the communities where we operate.

At the same time, we use our integrated environmental and socioeconomic management approach to mitigate risk and identify potential impacts and opportunities for all types of projects. This approach also helps us better understand potential impacts on our stakeholders through engagements with customers, vendors, employees, communities, and government officials, as well as Indigenous communities.

Further, we chair the Ipieca Just Transition task force, which is working to advance environmental and social performance in our industry across the energy transition. Through this collaboration, we share best practices with others to develop a lower-carbon future in a way that we believe is just and fair for workforces, communities, and consumers.

Many of the capabilities and skills of today’s workforce are the same critical skills needed to thoughtfully lead in the energy transition

ExxonMobil has a proven, long-term commitment to developing employees, facilitating local economic growth, and engaging with and supporting our communities. We are proud of this commitment and are determined to maintain it.

“Meaningful development” is one of our five strategic priorities.

Our employees are well-positioned to play meaningful roles in a traditional energy business that will be vital for decades to come and play an equally important role in the lower carbon emissions portfolio we are hard at work building.

We invest in people for the long term, training and developing our employees at every stage of what is expected to be a decades-long career. In fact, the average employee tenure at retirement is approximately 30 years. Our focus on development offers employees the opportunity to build new skills and stretch their capabilities and positions them well to play meaningful roles across our business – deepening and broadening their experience so they can be adaptable in an ever-changing business environment.

An example of this philosophy coming to life is seen in our Strathcona facility, where teams operating and supporting the refinery today will also operate a new biofuels unit being built at the facility. Looking beyond our employee base, we have involved Indigenous community leaders in discussions about potential business development opportunities, and the Company has contracted with local businesses for a variety of services. Each of these activities is intended to evolve our employee base and facilitate community commercial engagement to grow the local economy at the same time we grow our business.

As we continue to concentrate and upgrade our portfolio, we thoughtfully manage the impact on our workforce. For example, our affiliate in Melbourne, Australia, is working to convert a decades-old, uncompetitive refinery into one of the largest and most efficient fuel import and storage facilities in the country. Efforts to identify opportunities for affected employees began well before the refinery shutdown, with many assigned to support conversion activities and others asked to transition to different jobs within the Company. For those leaving the Company, a wide range of support services were offered, including additional training and certifications. See our Sustainability Report for other examples and case studies.

In this regard, ExxonMobil has always been engaged in what is now characterized as a “just transition” – proving to our employees and their friends, families, and neighbors that we care about them, value the work they do, and are committed to developing them for the duration of their careers.

Given the broad applicability of our workforce’s core capabilities, our demonstrated ability to adapt to changing markets, and the environmental and socioeconomic approach we share in our existing publications, the Board views the proposal as not just unnecessary, but wasteful of Company resources. As a result, the Board recommends voting against the proposal.

[1]	exxonmobil.com/sustainabilityreport
[2]	corporate.exxonmobil.com/who-we-are/corporate-giving/investing-in-people
[3]	exxonmobil.com/acsprogressreport
[4]	corporate.exxonmobil.com/sustainability-and-reports/sustainability/creating-sustainable-solutions/supporting-a-just-transition

2024 Proxy Statement	93

PAY VERSUS PERFORMANCE
Please refer to the Compensation Discussion and Analysis on pages 47 to 69 for a detailed description of the Company’s Executive Compensation program design and 2023 pay decisions, including how the Company links executive compensation to performance. This section is provided solely to comply with recently adopted SEC rules under the Dodd-Frank Act.

Pay Versus Performance Table
					Value of Initial Fixed $100 Investment Based On:
Year (a)	Summary Compensation Table Total for PEO 1 $ (b)	Compensation Actually Paid to PEO 1,4 $ (c)	Average Summary Compensation Table Total for Non-PEO NEOs 2 $ (d)	Average Compensation Actually Paid to Non-PEO NEOs 2,4 $ (e)	Total Shareholder Return $ (f)	Peer Group Total Shareholder Return 3 $ (g)	Net Income (in millions) $ (h)	CFOAS 5 (in millions) $ (i)

2023	36,919,898	23,567,917	20,748,653	13,866,194	176	139	36,010	59,447

2022	35,909,231	89,747,677	20,844,030	37,954,580	188	136	55,740	82,044

2021	23,572,488	40,080,212	11,277,117	18,671,104	101	94	23,040	51,305

2020	15,639,061	-7,691,707	8,331,316	-8,714,670	64	69	-22,440	15,667
See footnote text on page 95 for the Summary Compensation Table (SCT) to Compensation Actually Paid (CAP) calculation.

Following table and information are provided to supplement the Pay Versus Performance Table.

Year (a)	Total Direct Compensation PEO 1,6 $ (j)	Realized Pay PEO 1,6 $ (k)	Average Total Direct Compensation for Non-PEO NEOs 2,6 $ (l)	Average Realized Pay for Non-PEO NEOs 2,6 $ (m)

2023	29,861,750	15,627,195	16,381,837	6,985,831

2022	33,024,000	18,116,008	17,704,820	7,649,062

2021	18,262,225	9,068,366	7,594,806	4,188,130

2020	10,049,725	3,748,895	4,785,620	2,744,862

4-year average	22,779,425	11,640,116	11,616,771	5,391,971
Columns (b) and (d) represent Total Reported Pay for PEO and other NEOs as disclosed in the Summary Compensation Table on page 70. In its pay deliberations, the Compensation Committee considers Total Direct Compensation, columns (j) and (l), as it excludes the volatility that results from changes in pension value and all other compensation. See pages 60 to 63.
“Compensation Actually Paid” in columns (c) and (e) includes pension service cost and year-over-year change in value of unvested awards. We believe Realized Pay, shown in columns (k) and (m), is a more accurate representation of pay actually realized during the year. See pages 60 to 61 for details specific to PEO Realized Pay.
The main factor in year-over-year changes in “Compensation Actually Paid” is the change in value of unvested equity awards. Performance shares with uniquely long vesting periods represent over 70 percent of Total Direct Compensation, aligning the interests of our executives with the returns of long-term shareholders.

PEO “Compensation Actually Paid” 2023 versus 2022 ($ in millions)	Actual		Year-over-Year
As a result, over 90 percent of the year-
over-year change of PEO “Compensation
Actually Paid” reflects unvested equity, its
value influenced by the Company’s stock
price.

Year-end stock price of $99.98 in 2023 and
$110.30 in 2022, up from $61.19 in 2021
and $41.22 in 2020, resulted in significant
year-over-year change.

	2023	2022	Change	% of Change
Cash: Salary, Bonus, All Other Compensation	7.8	8.5	-0.7	1%
Stock Awards granted in current year, YE value	22.5	24.8	-2.3	3%
Outstanding equity, year-over-year change in value	-11.7	48.5	-60.3	89%
Vested awards, vested value minus prior YE value	-0.4	3.3	-3.7	6%
Dividends paid prior to vesting of underlying awards	4.5	3.7	0.7	1%
Pension Service Cost	1.0	0.9	0.1	0%
Total	23.6	89.7	-66.2	100%

94	2024 Proxy Statement

While the charts below suggest correlation, it is important to note that in its pay deliberations, the Compensation Committee evaluates the CEO’s performance based on progress against a broad range of plan goals and objectives and performance measures. See pages 51 to 53.

The table below indicates certain performance measures used by the Compensation Committee to link compensation to performance. ExxonMobil operates in a capital intensive industry where decisions and management of risk play out over time horizons decades in length through cyclical commodity price environments. As a result, and particularly in a down-cycle, near-term financial performance may not be reflective of strong business and operational performance. For this reason, performance is assessed across a broad range of financial
and
operating metrics, over near- and long- term time horizons and taking into account the broader business environment. See pages 51 to 53.

Supporting Financial & Operating Metrics

∎
  TSR

∎
  Earnings

∎
  Cash Flow from Operations and Asset Sales

∎
  Return on Capital Employed

∎
  Safety Performance

∎
  Environmental Performance

∎
  Corporate-wide operated asset GHG emissions intensity

Information on performance measures as well as a description of Executive Compensation Program, including information on Compensation Design, Determining Compensation, other
Compensation
Elements, Risk and Governance can be found in the Compensation and Discussion Analysis on pages 47 to 69.

FOOTNOTES

1	Principle Executive Officer (PEO): 2020-2023 D.W. Woods

2
Named Executive Officer (NEO): In 2022-2023, K.A. Mikells, N.A. Chapman, J.P. Williams, Jr., and K.T. McKee; in 2021, K.A. Mikells, A.P. Swiger, N.A. Chapman, J.P. Williams, Jr., and L.M. Mallon; in 2020, A.P. Swiger, N.A. Chapman, J.P. Williams, Jr., and N.W. Duffin

3	CD&A Performance Peer group: BP, Chevron, Shell, and TotalEnergies

4	Adjustments to determine “Compensation Actually Paid”:

		PEO 1				Average Non-PEO NEOs 2
	+/-	2023	2022	2021	2020	2023	2022	2021	2020

SCT grant value of current year long-term awards	–	23,199,750	24,939,000	13,505,225	8,434,725	12,079,337	12,594,195	5,892,181	3,594,016

Year-end value of current long-term awards	+	22,495,500	24,817,500	13,155,850	8,450,100	11,712,657	12,532,838	5,827,736	3,600,567

Year-over-year change in “fair value” of unvested awards	+	-11,749,836	48,547,691	16,765,814	-20,079,108	-4,655,739	17,672,847	7,865,983	-15,015,063

Value of vested awards received	+	-442,500	3,273,600	1,314,686	-1,274,817	-135,756	751,602	486,992	-1,009,384

SCT change in pension value	–	5,922,953	2,506,363	5,137,153	5,348,636	4,012,935	3,044,269	2,710,176	3,442,800

Pension Service cost	+	1,001,694	901,365	744,658	751,812	546,216	460,833	326,056	462,472

Dividends	+	4,465,864	3,743,653	3,169,095	2,604,606	1,742,434	1,330,895	1,489,577	1,952,237

5	Additional information on CFOAS is included in Exhibit A starting on page 99.

6	Definitions of “Total Direct Compensation” and “Realized Pay” are included on page 68.

2024 Proxy Statement	95

PAY RATIO

Annual total CEO compensation for 2023 was $36,964,886. The median annual total compensation of all employees of the Corporation, except the CEO, for 2023 was $185,376. The ratio of annual total CEO compensation to the median annual total compensation of all employees was 199:1.

The median employee was identified as of October 15, 2023, based on total taxable wages for the most recently completed prior fiscal year as shown in the Corporation’s records. No estimates or sampling methodologies were used for this purpose. No cost-of-living adjustments were made, and the taxable wages of employees employed for less than the full fiscal year were not annualized. “Employees” were defined based on applicable employment and tax laws.

For purposes of this disclosure, as permitted by SEC rules, the value of non-discriminatory benefits is included in annual total compensation of both the median employee and the CEO. These non-discriminatory benefits are long-term disability plan, basic life insurance and accidental death and dismemberment plan, medical plan, and dental plan.

Including these benefits provides a more accurate pay ratio. Since SEC rules do not require inclusion of these generally available benefits in the Summary Compensation Table, annual total CEO compensation shown above is slightly higher than the Total CEO Compensation shown in that table.

ExxonMobil is a global company with employees in many countries around the world. As permitted by the de minimis exemption under the SEC rules, for purposes of identifying the median employee in 2023, we excluded employees from 38 countries, which represent in aggregate less than 5% of the Corporation’s total employees. As required, where any employees from a jurisdiction were excluded, all employees from that jurisdiction were excluded. In total, as detailed in the table below, 2,678 employees out of a total number of 62,151 worldwide employees (as of October 15, 2023) were excluded under the de minimis exemption.

Countries Excluded / Number of Employees
1.	Angola	478	11.	Sweden	63	21.	Poland	23	31.	Ukraine	4
2.	Guyana	406	12.	Finland	62	22.	Colombia	22	32.	Micronesia	3
3.	Mexico	265	13.	Utd. Arab. Emir.	56	23.	N. Mariana Islands	17	33.	Azerbaijan	3
4.	Egypt	264	14.	Taiwan	51	24.	Saudi Arabia	17	34.	Peru	3
5.	Equatorial Guinea	219	15.	Mozambique	38	25.	South Korea	16	35.	Luxembourg	2
6.	Qatar	134	16.	Guam	31	26.	Greece	11	36.	Namibia	1
7.	Turkey	105	17.	Kazakhstan	30	27.	Vietnam	9	37.	Bahamas	1
8.	Norway	92	18.	Fiji	26	28.	Spain	8	38.	Iraq	1
9.	Japan	85	19.	New Caledonia	25	29.	Denmark	5
10.	New Zealand	74	20.	Cyprus	24	30.	South Africa	4

Total number of employees excluded: 2,678

96	2024 Proxy Statement

ADDITIONAL INFORMATION

Other Business

We are not currently aware of any other business to be acted on at the annual meeting. Under the laws of New Jersey, where ExxonMobil is incorporated, no business other than procedural matters may be raised at the meeting unless proper notice has been given to the shareholders. If other business is properly raised, your proxies have authority to vote as they think best, including to adjourn the meeting.

Outstanding Shares

Holders of record of our common stock at the close of business on April 3, 2024, are entitled to vote at the 2024 annual meeting of shareholders. On February 29, 2024, there were 3,958,260,571 shares of common stock outstanding and entitled to vote. Each common share entitles the holder to one vote.

How We Solicit Proxies

We bear the cost of solicitation of proxies by the Company. In addition to this mailing, ExxonMobil directors, officers, and employees in the ordinary course of their employment, without special compensation other than reimbursement of expenses, may solicit proxies personally, electronically, by telephone, or with additional mailings. We are paying Innisfree a fee of $40,000 plus expenses to help with the solicitation. We also reimburse brokerage firms, banks, and other intermediaries for their expenses in sending these materials to you and getting your voting instructions.

Shareholder Proposals and Director Nominations for Next Year

Any shareholder proposal for the annual meeting in 2025 must be sent to the Secretary at the address of ExxonMobil’s principal executive office or email address listed under Contact Information on page 8. The deadline for receipt of a proposal to be considered for inclusion in the 2025 proxy statement is 5:00 p.m. Central Time, on December 12, 2024. The deadline for notice of a proposal for which a shareholder will conduct his or her own solicitation is February 25, 2025. Upon request, the Secretary will provide instructions for submitting proposals.

Submissions of nominees for director under the proxy access provisions of our by-laws for the 2025 annual meeting must be submitted in compliance with those by-laws no later than December 12, 2024, and no earlier than November 12, 2024. Notice of a director nomination other than under proxy access must be submitted in compliance with the advance notice provisions of our by-laws no later than January 29, 2025, and no earlier than December 30, 2024.

For the 2024 annual meeting of shareholders, the ExxonMobil proxy card will be White. ExxonMobil intends to use the White proxy card for its annual meeting next year and for all future shareholder meetings.

Duplicate Annual Reports

Registered Shareholders with multiple accounts may authorize ExxonMobil to discontinue mailing annual reports for an account by calling ExxonMobil Shareholder Services at the toll-free telephone number listed on page 8 at any time during the year. Beneficial holders should contact their banks, brokerage firms, or other holders of record to discontinue duplicate mailings. At least one account must continue to receive an annual report. Eliminating these duplicate mailings will not affect receipt of future proxy statements and proxy cards.

Shareholders With the Same Address

If you share an address with one or more ExxonMobil shareholders, you may elect to “household” your proxy mailing. This means you will receive only one set of proxy materials at that address unless one or more shareholders at that address specifically elects to receive separate mailings. Shareholders who participate in householding will continue to receive separate proxy cards. Householding will not affect dividend check mailings. We will promptly send separate proxy materials to a shareholder at a shared address on request. Shareholders with a shared address may also request us to send separate proxy materials in the future, or to send a single copy in the future, if we are currently sending multiple copies to the same address.

Requests related to householding should be made by calling ExxonMobil Shareholder Services at the telephone number listed on page 8. Beneficial shareholders should request information about householding from their banks, brokers, or other holders of record.

2024 Proxy Statement	97

SEC Form 10-K

Shareholders may obtain a copy of the Corporation’s Annual Report on Form 10-K to the Securities and Exchange Commission without charge by writing to the Secretary at the address listed under Contact Information on page 8, or by visiting ExxonMobil’s website at investor.exxonmobil.com/sec-filings.

98	2024 Proxy Statement

EXHIBIT A: Forward-Looking Statements and Frequently Used Terms; Website References

Set forth below is important information concerning forward-looking statements, as well as definitions and additional information for certain key business and financial performance measures, made or referenced in this proxy statement.

Statements related to future events; projections; descriptions of strategic, operating, and financial plans and objectives; statements of future ambitions and plans; and other statements of future events or conditions are forward-looking statements. Similarly, discussion of roadmaps or future plans related to carbon capture, transportation and storage, biofuel, hydrogen, lithium and other future plans to reduce emissions and emission intensity of ExxonMobil, its affiliates, companies it is seeking to acquire, and third parties are dependent on future market factors, such as continued technological progress, policy support and timely rule-making and permitting, and represent forward-looking statements.

Actual future results, including financial and operating performance; potential earnings, cash flow, dividends or shareholder returns, including the timing and amounts of share repurchases; total capital expenditures and mix, including allocations of capital to low carbon investments; realization and maintenance of structural cost reductions and efficiency gains, including the ability to offset inflationary pressure; plans to reduce future emissions and emissions intensity, including ambitions to reach Scope 1 and Scope 2 net zero from operated assets by 2050, to reach Scope 1 and 2 net zero in Upstream Permian Basin unconventional operated assets by 2030 and in Pioneer Permian assets by 2035, to eliminate routine flaring in-line with World Bank Zero Routine Flaring, and to reach near-zero methane emissions from operated assets and other methane initiatives; meeting ExxonMobil’s divestment and start-up plans, and associated project plans as well as technology advances, including the timing and outcome of projects to capture, transport and store CO2, produce hydrogen, produce biofuels, produce lithium, and use plastic waste as feedstock for advanced recycling; timely granting of governmental permits and certifications; future debt levels and credit ratings; business and project plans, timing, costs, capacities and profitability; resource recoveries and production rates; and planned Denbury and Pioneer integrated benefits, could differ materially due to a number of factors.

These include global or regional changes in the supply and demand for oil, natural gas, petrochemicals, and feedstocks and other market factors, economic conditions and seasonal fluctuations that impact prices and differentials for our products; changes in law, regulations, taxes, trade sanctions, or policies, such as government policies supporting lower carbon investment opportunities such as the U.S. Inflation Reduction Act and the ability for projects to qualify for the financial incentives available thereunder, the punitive European taxes on the oil and gas sector and unequal support for different technological methods of emissions reduction or evolving, ambiguous and unharmonized standards imposed by various jurisdictions related to sustainability and GHG reporting; variable impacts of trading activities on our margins and results each quarter; actions of competitors and commercial counterparties; the outcome of commercial negotiations, including final agreed terms and conditions; the ability to access debt markets on favorable terms or at all; the occurrence, pace, rate of recovery and effects of public health crises, including the responses from governments; reservoir performance, including variability and timing factors applicable to unconventional resources; the level and outcome of exploration projects and decisions to invest in future reserves; timely completion of development and other construction projects; final management approval of future projects and any changes in the scope, terms, costs or assumptions of such projects as approved; the actions of government or other actors against our core business activities and acquisitions, divestitures or financing opportunities; war, civil unrest, attacks against the company or industry, and other geopolitical or security disturbances, including disruption of land or sea transportation routes; expropriations, seizure, or capacity, insurance, shipping or export limitations imposed by governments or laws; opportunities for potential acquisitions, investments or divestments and satisfaction of applicable conditions to closing, including timely regulatory approvals; the capture of efficiencies within and between business lines and the ability to maintain near-term cost reductions as ongoing efficiencies; unforeseen technical or operating difficulties and unplanned maintenance; the development and competitiveness of alternative energy and emission reduction technologies; the results of research programs and the ability to bring new technologies to commercial scale on a cost-competitive basis; and other factors discussed under “Item 1A. Risk Factors.”

Forward-looking and other statements regarding environmental and other sustainability efforts and aspirations are not an indication that these statements are material to investors or require disclosure in our filing with the SEC. In

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addition, historical, current, and forward-looking environmental and other sustainability-related statements may be based on standards for measuring progress that are still developing, internal controls and processes that continue to evolve, and assumptions that are subject to change in the future, including future rule-making.

Energy demand models are forward-looking by nature and aim to replicate system dynamics of the global energy system, requiring simplifications. The reference to any scenario in this report, including any potential net-zero scenarios, does not imply ExxonMobil views any particular scenario as likely to occur. In addition, energy demand scenarios require assumptions on a variety of parameters. As such, the outcome of any given scenario using an energy demand model comes with a high degree of uncertainty. Third-party scenarios discussed in this report reflect the modeling assumptions and outputs of their respective authors, not ExxonMobil, and their use by ExxonMobil is not an endorsement by ExxonMobil of their underlying assumptions, likelihood or probability. Investment decisions are made on the basis of ExxonMobil’s separate planning process. Any use of the modeling of a third-party organization within this report does not constitute or imply an endorsement by ExxonMobil of any or all of the positions or activities of such organization.

Actions needed to advance ExxonMobil’s 2030 greenhouse gas emission-reductions plans are incorporated into its medium-term business plans, which are updated annually. The reference case for planning beyond 2030 is based on the Company’s Global Outlook research and publication. The Outlook is reflective of the existing global policy environment and an assumption of increasing policy stringency and technology improvement to 2050. However, the Global Outlook does not attempt to project the degree of required future policy and technology advancement and deployment for the world, or ExxonMobil, to meet net zero by 2050. As future policies and technology advancements emerge, they will be incorporated into the Outlook, and the Company’s business plans will be updated accordingly. References to projects or opportunities may not reflect investment decisions made by the Corporation or its affiliates. Individual projects or opportunities may advance based on a number of factors, including availability of supportive policy, permitting, technological advancement for cost-effective abatement, insights from the company planning process, and alignment with our partners and other stakeholders. Capital investment guidance in lower-emission investments is based on our corporate plan; however, actual investment levels will be subject to the availability of the opportunity set, public policy support, and focused on returns.

The term “project” as used in this report can refer to a variety of different activities and does not necessarily have the same meaning as in any government payment transparency reports.

Earnings exclude identified items and are adjusted to 2022 $60/bbl real Brent and 10-year average Energy, Chemical, and Specialty Product margins, which refer to the average of annual margins from 2010-2019. Earnings also exclude any impacts of Pioneer and include Denbury as of November 2, 2023.

This proxy statement references the internet addresses of a variety of publications and other materials available on ExxonMobil’s website. These references are provided solely for the information of interested shareholders and are not incorporated by reference in this proxy statement. The Company takes no responsibility for information, including information on the internet, provided or cited by proponents in their shareholder proposals or supporting statements included in this proxy statement.

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Cash Flow From Operations and Asset Sales (Non-GAAP)

Cash flow from operations and asset sales is the sum of the net cash provided by operating activities and proceeds associated with sales of subsidiaries, property, plant and equipment, and sales and returns of investments from the Consolidated Statement of Cash Flows. This cash flow reflects the total sources of cash both from operating the Corporation’s assets and from the divesting of assets. The Corporation employs a long-standing and regular disciplined review process to ensure that assets are contributing to the Corporation’s strategic objectives. Assets are divested when they are no longer meeting these objectives or are worth considerably more to others. Because of the regular nature of this activity, we believe it is useful for investors to consider proceeds associated with asset sales together with cash provided by operating activities when evaluating cash available for investment in the business and financing activities, including shareholder distributions.

Cash Flow From Operations and Asset Sales	2023	2022	2021
(millions of dollars)
Net cash provided by operating activities	55,369	76,797	48,129
Proceeds associated with sales of subsidiaries, property, plant and equipment, and sales and returns of investments	4,078	5,247	3,176
Cash flow from operations and asset sales (Non-GAAP)	59,447	82,044	51,305

Capital Employed (Non-GAAP)

Capital employed is a measure of net investment. When viewed from the perspective of how the capital is used by the businesses, it includes ExxonMobil’s net share of property, plant and equipment and other assets less liabilities, excluding both short-term and long-term debt. When viewed from the perspective of the sources of capital employed in total for the Corporation, it includes ExxonMobil’s share of total debt and equity. Both of these views include ExxonMobil’s share of amounts applicable to equity companies, which the Corporation believes should be included to provide a more comprehensive measure of capital employed.

Capital Employed	2023	2022	2021
(millions of dollars)
Business uses: asset and liability perspective
Total assets	376,317	369,067	338,923
Less liabilities and noncontrolling interests share of assets and liabilities
Total current liabilities excluding notes and loans payable	(61,226)	(68,411)	(52,367)
Total long-term liabilities excluding long-term debt	(60,980)	(56,990)	(63,169)
Noncontrolling interests share of assets and liabilities	(8,878)	(9,205)	(8,746)
Add ExxonMobil share of debt-financed equity company net assets	3,481	3,705	4,001
Total capital employed (Non-GAAP)	248,714	238,166	218,642

Total corporate sources: debt and equity perspective
Notes and loans payable	4,090	634	4,276
Long-term debt	37,483	40,559	43,428
ExxonMobil share of equity	204,802	195,049	168,577
Less noncontrolling interests share of total debt	(1,142)	(1,781)	(1,640)
Add ExxonMobil share of equity company debt	3,481	3,705	4,001
Total capital employed (Non-GAAP)	248,714	238,166	218,642

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Return on Average Capital Employed (Non-GAAP)

Return on average capital employed (ROCE) is a performance measure ratio. From the perspective of the business segments, ROCE is annual business segment earnings divided by average business segment capital employed (average of beginning and end-of-year amounts). These segment earnings include ExxonMobil’s share of segment earnings of equity companies, consistent with our capital employed definition, and exclude the cost of financing. The Corporation’s total ROCE is net income attributable to ExxonMobil excluding the after-tax cost of financing, divided by total corporate average capital employed. The Corporation has consistently applied its ROCE definition for many years and views it as one of the best measures of historical capital productivity in our capital-intensive, long-term industry. Additional measures, which are more cash flow based, are used to make investment decisions.

Return on Average Capital Employed	2023	2022	2021
(millions of dollars)
Net income (loss) attributable to ExxonMobil	36,010	55,740	23,040
Financing costs (after-tax)
Gross third-party debt	(1,175)	(1,213)	(1,196)
ExxonMobil share of equity companies	(307)	(198)	(170)
All other financing costs – net	931	276	11
Total financing costs	(551)	(1,135)	(1,355)
Earnings (loss) excluding financing costs (Non-GAAP)	36,561	56,875	24,395

Average capital employed (Non-GAAP)	243,440	228,404	222,890
Return on average capital employed – corporate total (Non-GAAP)	15.0%	24.9%	10.9%

Structural Cost Savings

Structural cost savings describe decreases in cash opex excluding energy and production taxes as a result of operational efficiencies, workforce reductions, and other cost saving measures that are expected to be sustainable compared to 2019 levels. Relative to 2019, estimated cumulative structural cost savings totaled $9.7 billion. The total change between periods in expenses below will reflect both structural cost savings and other changes in spend, including market factors, such as inflation and foreign exchange impacts, as well as changes in activity levels and costs associated with new operations. Estimates of cumulative annual structural savings may be revised depending on whether cost reductions realized in prior periods are determined to be sustainable compared to 2019 levels. Structural cost savings are stewarded internally to support management’s oversight of spending over time. This measure is useful for investors to understand the Corporation’s efforts to optimize spending through disciplined expense management.

Calculation of Structural Cost Savings	2019				2023
(billions of dollars)
Components of Operating Costs
From ExxonMobil’s Consolidated Statement of Income (U.S. GAAP)
Production and manufacturing expenses	36.8				36.9
Selling, general and administrative expenses	11.4				9.9
Depreciation and depletion (includes impairments)	19.0				20.6
Exploration expenses, including dry holes	1.3				0.8
Non-service pension and postretirement benefit expense	1.2				0.7
Subtotal	69.7				68.9
ExxonMobil’s share of equity company expenses (Non-GAAP)	9.1				10.5
Total Adjusted Operating Costs (Non-GAAP)	78.8				79.4

Less:
Depreciation and depletion (includes impairments)	19.0				20.6
Non-service pension and postretirement benefit expense	1.2				0.7
Other adjustments (includes equity company depreciation and depletion)	3.6				3.7
Total Cash Operating Expenses (Cash Opex) (Non-GAAP)	55.0				54.4

Energy and production taxes (Non-GAAP)	11.0				14.9

		Market	Activity / Other	Structural Savings
Total Cash Operating Expenses (Cash Opex) excluding Energy and Production Taxes (Non-GAAP)	44.0	+3.6	+1.6	-9.7	39.5

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Earnings (loss) excluding Identified Items (Non-GAAP)

Earnings (loss) excluding Identified Items, are earnings (loss) excluding individually significant non-operational events with, typically, an absolute corporate total earnings impact of at least $250 million in a given quarter. The earnings (loss) impact of an Identified Item for an individual segment in a given quarter may be less than $250 million when the item impacts several segments or several periods. Management uses these figures to improve comparability of the underlying business across multiple periods by isolating and removing significant non-operational events from business results. The Corporation believes this view provides investors increased transparency into business results and trends and provides investors with a view of the business as seen through the eyes of management. Earnings (loss) excluding Identified Items is not meant to be viewed in isolation or as a substitute for net income (loss) attributable to ExxonMobil as prepared in accordance with U.S. GAAP.

Upstream		2023			2022			2021
(millions of dollars)	U.S.	Non-U.S.	Total	U.S.	Non-U.S.	Total	U.S.	Non-U.S.	Total
Earnings (loss) (U.S. GAAP)	4,202	17,106	21,308	11,728	24,751	36,479	3,663	12,112	15,775
Impairments	(1,978)	(686)	(2,664)	—	(3,790)	(3,790)	(263)	(489)	(752)
Gain/(loss) on sale of assets	305	—	305	299	587	886	—	459	459
Tax-related items	184	(126)	58	—	(1,415)	(1,415)	—	—	—
Contractual provisions	—	—	—	—	—	—	—	(250)	(250)
Other	—	—	—	—	1,380	1,380	—	—	—
Identified Items	(1,489)	(812)	(2,301)	299	(3,238)	(2,939)	(263)	(280)	(543)
Earnings (loss) excluding Identified Items (Non-GAAP)	5,691	17,918	23,609	11,429	27,989	39,418	3,926	12,392	16,318

Energy Products		2023			2022			2021
(millions of dollars)	U.S.	Non-U.S.	Total	U.S.	Non-U.S.	Total	U.S.	Non-U.S.	Total
Earnings (loss) (U.S. GAAP)	6,123	6,019	12,142	8,340	6,626	14,966	668	(1,014)	(347)
Impairments	—	—	—	(58)	(216)	(274)	—	—	—
Tax-related items	192	(48)	144	—	(410)	(410)	—	—	—
Identified Items	192	(48)	144	(58)	(626)	(684)	—	—	—
Earnings (loss) excluding Identified Items (Non-GAAP)	5,931	6,067	11,998	8,398	7,252	15,650	668	(1,014)	(347)

Chemical Products		2023			2022			2021
(millions of dollars)	U.S.	Non-U.S.	Total	U.S.	Non-U.S.	Total	U.S.	Non-U.S.	Total
Earnings (loss) (U.S. GAAP)	1,626	11	1,637	2,328	1,215	3,543	3,697	3,292	6,989
Impairments	(21)	(273)	(294)	—	—	—	—	—	—
Tax-related items	53	—	53	—	—	—	—	—	—
Other	—	(147)	(147)	—	—	—	—	—	—
Identified Items	32	(420)	(388)	—	—	—	—	—	—
Earnings (loss) excluding Identified Items (Non-GAAP)	1,594	431	2,025	2,328	1,215	3,543	3,697	3,292	6,989

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Specialty Products		2023			2022			2021
(millions of dollars)	U.S.	Non-U.S.	Total	U.S.	Non-U.S.	Total	U.S.	Non-U.S.	Total
Earnings (loss) (U.S. GAAP)	1,536	1,178	2,714	1,190	1,225	2,415	1,452	1,807	3,259
Impairments	—	(82)	(82)	—	(40)	(40)	—	—	—
Gain/(loss) on sale of assets	—	—	—	—	—	—	498	136	634
Tax-related items	12	5	17	—	—	—	—	—	—
Other	—	(28)	(28)	—	—	—	—	—	—
Identified Items	12	(105)	(93)	—	(40)	(40)	498	136	634
Earnings (loss) excluding Identified Items (Non-GAAP)	1,524	1,283	2,807	1,190	1,265	2,455	954	1,672	2,625

Corporate and Financing	2023	2022	2021
(millions of dollars)
Earnings (loss) (U.S. GAAP)	(1,791)	(1,663)	(2,636)
Impairments	—	(98)	—
Gain/(loss) on sale of assets	—	—	(12)
Tax-related items	76	324	—
Severance charges	—	—	(52)
Other	—	76	—
Identified Items	76	302	(64)
Earnings (loss) excluding Identified Items (Non-GAAP)	(1,867)	(1,965)	(2,572)

Corporate Total	2023	2022	2021
(millions of dollars)
Net income (loss) attributable to ExxonMobil (U.S. GAAP)	36,010	55,740	23,040
Impairments	(3,040)	(4,202)	(752)
Gain/(loss) on sale of assets	305	886	1,081
Tax-related items	348	(1,501)	—
Severance charges	—	—	(52)
Contractual provisions	—	—	(250)
Other	(175)	1,456	—
Identified Items	(2,562)	(3,361)	27
Earnings (loss) excluding Identified Items (Non-GAAP)	38,572	59,101	23,013

References in this discussion to Corporate earnings (loss) mean net income (loss) attributable to ExxonMobil (U.S. GAAP) from the Consolidated Statement of Income. Unless otherwise indicated, references to earnings (loss), Upstream, Energy Products, Chemical Products, Specialty Products, and Corporate and Financing earnings (loss), and earnings (loss) per share are ExxonMobil’s share after excluding amounts attributable to noncontrolling interests.

Due to rounding, numbers presented may not add up precisely to the totals indicated.

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Printed entirely on recycled paper	002CSNE66C

EXXONMOBIL VOTE ADAM SAMPLE 1000000 DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 C123456789 YOUR VOTE IS IMPORTANT The meeting will be held on May 29, 2024, at 9:30 a.m. (Central Time). All votes must be received by closing of the polls at the meeting. 2024 ANNUAL MEETING – PROXY CARD Attend the meeting on May 29, 2024, at 9:30 a.m. (Central Time), virtually atwww.virtualshareholdermeeting.com/XOM2024. Go toenvisionreports.com/XOM for instructions. IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST PROPOSALS 4 THROUGH 7: THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL THE NOMINEES LISTED:2. Ratification of Independent Auditors3. Advisory Vote to Approve Executive Compensation For Against Abstain For Against Abstain THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 2 AND 3:4. Revisit Executive Pay Incentives for GHG Emission Reductions5. Additional Pay Report on Gender and Racial BasisForAgainstAbstainForAgainstAbstain01 - Michael J. Angelakis02 - Angela F. Braly1. Election of Directors: For Against Abstain For Against Abstain 03 - Gregory J. GoffForAgainstAbstain04 - John D. Harris II05 - Kaisa H. Hietala06 - Joseph L. Hooley07 - Steven A. Kandarian08 - Alexander A. Karsner09 - Lawrence W. Kellner10 - Dina Powell McCormick11 - Jeffrey W. Ubben12 - Darren W. Woods 6. Report on Plastic Production Under SCS Scenario7. Additional Social Impact Report C1234567890 1PCF JNI 03XH4M+ 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext000000000.000000 ext 000000000.000000 ext 000000000.000000 ext

ATTEND the meeting on May 29, 2024, at 9:30 a.m. (Central Time).Go to envisionreports.com/XOM for instructions. YOUR VOTE MATTERS ‰Have a voice ‰Stay informed ‰Keep your account active THANK YOU Exxon Mobil will make a $1 donation to Khan Academy® for every retail shareholder account that votes. SAVE PAPERAND TIME...Choose to receive future proxy materials electronically when you enroll at envisionreports.com/XOM. IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. 2024 ANNUAL MEETING – PROXY CARDPROXY SOLICITED BY BOARD OF DIRECTORS FOR ANNUAL MEETING — WEDNESDAY, MAY 29, 2024,AT 9:30 A.M. CENTRAL TIME The undersigned hereby appoints and instructs the appropriate account trustee(s), if any, to appoint Michael J. Angelakis, Gregory J. Goff, Joseph L. Hooley, Steven A. Kandarian, and Darren W. Woods, or each or any of them, with power of substitution, proxies to act and vote shares of common stock of the undersigned at the 2024 annual meeting of shareholders of Exxon Mobil Corporation and at any adjournments thereof, as indicated, upon all matters referred to on the reverse side and described in the proxy statement for the meeting and, at their discretion, upon any other matters that may properly come before the meeting. This proxy covers shares of ExxonMobil common stock registered in the name of the undersigned (whether certificated or book entry) and shares held in the name of the undersigned in the Computershare Investment Plan. This card also provides voting instructions to the applicable trustees for any shares held in the name of the undersigned in the ExxonMobil Savings Plan. Voting instructions for shares held in the ExxonMobil Savings Plan must be received by May 23, 2024, at 4:00 p.m. (Central Time). If no other indication is made on the reverse side of this form, the proxies/trustees shall vote: (a) for the election of the director nominees; and (b) in accordance with there commendations of the Board of Directors on the other matters referred to on the reverse side. NON-VOTING ITEMS Change of Address — Please print new address below. Comments — Please print your comments below. AUTHORIZED SIGNATURES — THIS SECTION MUST BE COMPLETED FOR YOUR VOTE TO COUNT; PLEASE DATE AND SIGN BELOW. Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box.